NAI-1542339560v14 CERTAIN INFORMATION CONTAINED IN THIS STOCK PURCHASE AGREEMENT HAS, PURSUANT TO ITEM 601(B)(2) OF REGULATION S-K, BEEN OMITTED BY MEANS OF REDACTING A PORTION OF THE TEXT AND REPLACING IT WITH [***] BECAUSE SUCH INFORMATION IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. Execution Version Highly Confidential STOCK PURCHASE AGREEMENT by and among OEP WHEELER INTERMEDIATE, LLC, VSE CORPORATION, and WHEELER FLEET SOLUTIONS, CO. dated February 17, 2025 Exhibit 2.1

TABLE OF CONTENTS Page -i- Article I CLOSING ........................................................................................................................ 1 Section 1.1 Purchase and Sale. ............................................................................... 1 Section 1.2 Closing ................................................................................................. 2 Section 1.3 Deliveries at the Closing and the Real Estate Closing. ........................ 2 Section 1.4 Purchase Price Adjustment. ................................................................. 4 Section 1.5 Earnout. ................................................................................................ 7 Section 1.6 Withholding ......................................................................................... 8 Article II REPRESENTATIONS AND WARRANTIES OF SELLER ........................................ 8 Section 2.1 Organization and Corporate Power. ..................................................... 8 Section 2.2 Authorization; Validity of Agreement ................................................. 9 Section 2.3 Consents and Approvals; No Violations. ............................................. 9 Section 2.4 Capitalization. ...................................................................................... 9 Section 2.5 Financial Statements. ......................................................................... 10 Section 2.6 Absence of Certain Changes .............................................................. 11 Section 2.7 No Undisclosed Material Liabilities .................................................. 11 Section 2.8 Compliance with Laws and Orders .................................................... 11 Section 2.9 Material Contracts. ............................................................................. 12 Section 2.10 Litigation ............................................................................................ 13 Section 2.11 Sufficiency of Assets. ........................................................................ 14 Section 2.12 Employee Compensation and Benefit Plans; ERISA. ....................... 14 Section 2.13 Labor & Employment ........................................................................ 16 Section 2.14 Properties. .......................................................................................... 17 Section 2.15 Intellectual Property. .......................................................................... 18 Section 2.16 Data Protection................................................................................... 20 Section 2.17 Environmental Laws .......................................................................... 21 Section 2.18 Taxes .................................................................................................. 21 Section 2.19 Brokers or Finders.............................................................................. 23 Section 2.20 Insurance ............................................................................................ 23 Section 2.21 Material Customers ............................................................................ 23 Section 2.22 Material Vendors ............................................................................... 23

TABLE OF CONTENTS (continued) Page -ii- Section 2.23 Related Party Transactions ................................................................ 24 Section 2.24 No Other Representations or Warranties ........................................... 24 Article III REPRESENTATIONS AND WARRANTIES OF BUYER ...................................... 25 Section 3.1 Organization ....................................................................................... 25 Section 3.2 Authorization; Validity of Agreement ............................................... 25 Section 3.3 Consents and Approvals; No Violations. ........................................... 25 Section 3.4 Litigation ............................................................................................ 26 Section 3.5 Brokers or Finders.............................................................................. 26 Section 3.6 Solvency ............................................................................................. 26 Section 3.7 Investment Purposes .......................................................................... 26 Section 3.8 Foreign Person. .................................................................................. 26 Section 3.9 Financing............................................................................................ 26 Section 3.10 No Other Representations or Warranties; Non-Reliance; Investigation. ...................................................................................... 28 Article IV COVENANTS ............................................................................................................ 29 Section 4.1 Interim Operations of the Company and Seller. ................................ 29 Section 4.2 Reasonable Best Efforts; Regulatory Approval Matters. ................... 32 Section 4.3 Access. ............................................................................................... 35 Section 4.4 Publicity ............................................................................................. 36 Section 4.5 Indemnification; Directors’ and Officers’ Insurance. ........................ 36 Section 4.6 Employee Matters. ............................................................................. 37 Section 4.7 Certain Tax Matters. .......................................................................... 39 Section 4.8 Representation and Warranty Insurance ............................................ 44 Section 4.9 Termination of Related Party Transactions and Tax Sharing Agreements ........................................................................................ 44 Section 4.10 Buyer Financing. ................................................................................ 45 Section 4.11 Financing Cooperation. ...................................................................... 47 Section 4.12 Guarantees; Letters of Credit; Other Obligations. ............................. 48 Section 4.13 Release from Existing Seller Debt Documents. ................................. 49 Section 4.14 Exclusivity. ........................................................................................ 50 Section 4.15 Day 1 Actions Plan. ........................................................................... 50

TABLE OF CONTENTS (continued) Page -iii- Section 4.16 Shared Contracts. ............................................................................... 50 Section 4.17 Insurance ............................................................................................ 51 Section 4.18 Non-Competition; Non-Solicitation. ................................................. 51 Section 4.19 Contracts ............................................................................................ 53 Article V CONDITIONS ............................................................................................................. 53 Section 5.1 Conditions to Obligations of all Parties ............................................. 53 Section 5.2 Conditions to Obligations of Buyer ................................................... 53 Section 5.3 Conditions to Obligations of Seller ................................................... 54 Article VI Survival; Indemnification ........................................................................................... 55 Section 6.1 Survival .............................................................................................. 55 Section 6.2 Indemnification .................................................................................. 55 Section 6.3 Third Party Claim Procedures ............................................................ 56 Section 6.4 Direct Claim Procedures .................................................................... 57 Section 6.5 Exclusions, Limitations and Adjustments to Losses.......................... 58 Section 6.6 Additional Indemnification Provisions .............................................. 59 Section 6.7 Exclusive Remedies ........................................................................... 60 Article VII TERMINATION ....................................................................................................... 60 Section 7.1 Termination ........................................................................................ 60 Section 7.2 [***] .....................................................................................................61 Section 7.3 Effect of Termination ......................................................................... 61 Article VIII Owned Real Property ............................................................................................... 62 Section 8.1 Title Documents ................................................................................. 62 Section 8.2 Risk of Loss ....................................................................................... 62 Section 8.3 Eminent Domain ................................................................................ 62 Article IX MISCELLANEOUS ................................................................................................... 63 Section 9.1 Amendment and Waivers ................................................................... 63 Section 9.2 [Intentionally Omitted] ...................................................................... 63 Section 9.3 Expenses ............................................................................................ 63 Section 9.4 Notices ............................................................................................... 63 Section 9.5 Counterparts ....................................................................................... 64

TABLE OF CONTENTS
(continued)

Page

Section 9.6	Entire Agreement; No Third-Party Beneficiaries	65
Section 9.7	Severability	65
Section 9.8	Governing Law; Consent to Jurisdiction.	65
Section 9.9	Assignment	66
Section 9.10	Specific Performance	66
Section 9.11	WAIVER OF JURY TRIAL	67
Section 9.12	Mutual Release	67
Section 9.13	Non-Recourse to Debt Financing Sources	68
Article X DEFINITIONS; INTERPRETATION		69
Section 10.1	Cross References	69
Section 10.2	Certain Terms Defined	71
Section 10.3	Other Definitional and Interpretive Matters	85

LIST OF EXHIBITS[1]

Exhibit A – Accounting Principles
Exhibit B – Escrow Agreement
Exhibit C – Sample Net Working Capital Calculation
Exhibit D – Form of Seller Note
Exhibit E – Transition Services Agreement
Exhibit F – Day 1 Actions Plan
Exhibit G – Deeds
Exhibit H – Owner's Affidavit
Exhibit I – [***]

[1] Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

-iv-

STOCK PURCHASE AGREEMENT STOCK PURCHASE AGREEMENT (this “Agreement”), dated February 17, 2025, by and among OEP WHEELER INTERMEDIATE, LLC, a Delaware limited liability company (“Buyer”), VSE CORPORATION, a Delaware corporation (“Seller”), and the WHEELER FLEET SOLUTIONS, CO., a Pennsylvania corporation (the “Company”). Seller, Buyer, and the Company are collectively referred to as the “Parties” or individually as a “Party.” RECITALS 1. Seller is the sole owner of all of the (a) issued and outstanding shares of common stock (the “Shares”) of the Company and (b) the Owned Real Property (as defined herein). 2. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Shares and the Owned Real Property on the terms and subject to the conditions set forth in this Agreement. 3. Concurrently with the execution and delivery of this Agreement and, as a condition and material inducement to Seller’s and the Company’s execution and delivery of this Agreement, the Equity Financing Sources (as defined below) are executing and delivering to the Company a guarantee (the “Limited Guarantee”) pursuant to which, and subject to the terms and conditions thereof, the Equity Financing Sources have guaranteed certain payment obligations of Buyer hereunder. The Parties desire to make certain representations, warranties, covenants and agreements in connection with the Transactions and also to prescribe various conditions to such Transactions. In consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows: ARTICLE I CLOSING Section 1.1 Purchase and Sale. (a) On the terms and subject to the conditions set forth in this Agreement, (i) at the Closing, Buyer will purchase from Seller, and Seller will transfer to Buyer, in exchange for the Estimated Purchase Price, the Shares, free and clear of all Liens (other than Permitted Liens) and (ii) at the Real Estate Closing, the Company will purchase from Seller, and Seller will transfer to the Company, in exchange for the Owned Real Property Purchase Price, the Owned Real Property, free and clear of all Liens (other than Permitted Liens). (b) The aggregate purchase price for the Shares is equal to: (i) $165,000,000, plus (ii) the Closing Company Cash, plus (iii) the Earnout (if any), minus (iv) the Closing Company Indebtedness, minus (v) any Transaction Expenses unpaid as of the Closing, plus (vi) the Net Working Capital Excess (if any), minus (vii) the Net Working Capital Shortfall (if any), minus

-2- (viii) the Owned Real Property Purchase Price, plus (ix) to the extent applicable, the Owned Real Property Prorations Excess (if any), and minus (x) to the extent applicable, the Owned Real Property Prorations Shortfall (if any) (collectively, the “Purchase Price”). (c) The aggregate purchase price for the Owned Real Property is equal to: $15,000,000 (collectively, the “Owned Real Property Purchase Price”). Closing. (a) The closing of the purchase and sale of the Shares (the “Closing”) will take place remotely on the second Business Day after the conditions set forth in Article V (excluding those conditions intended to be satisfied at the Closing but subject to their satisfaction or, to the extent permitted by applicable Law, waiver at such time by the Party entitled to the benefit thereof) are satisfied (or, to the extent permitted by applicable Law, waived by the Party entitled to the benefit thereof); provided, that unless each Party agrees in writing, the Closing shall occur no earlier than sixty (60) days after the date hereof. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” The Closing will be deemed to occur and be effective at 12:01 a.m. eastern time on the Closing Date. (b) The closing of the purchase and sale of the Owned Real Property (the “Real Estate Closing”) will take place on the Closing Date immediately after the Closing. The Real Estate Closing will be consummated and effective immediately following the Closing upon delivery of the items in Section 1.3(c)-(d). Section 1.3 Deliveries at the Closing and the Real Estate Closing. (a) Deliveries by Seller at the Closing. At the Closing, Seller will deliver or cause to be delivered to Buyer: (i) the Escrow Agreement, duly executed by Seller; (ii) the Transition Services Agreement, duly executed by Seller; (iii) the resignation of each person who serves as a director (or in a comparable capacity) of the Company in his or her capacity as such, as requested by Buyer in writing at least ten (10) Business Days prior to the Closing Date; (iv) the closing certificate contemplated by Section 5.2(c); (v) customary releases in form and substance reasonably satisfactory to Buyer with respect to all guarantee obligations and other Indebtedness of the Company under Seller’s credit facilities and all UCC-3 termination statements and other releases, if any, relating to the Company’s assets, properties or rights secured by such Indebtedness, as well as customary payoff letters in connection with the repayment of Closing Company Indebtedness to be repaid at the Closing in form and substance reasonably satisfactory to Buyer; (vi) a completed IRS Form W-9 for Seller; and

-3- (vii) stock certificates evidencing the Shares, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with all required stock transfer tax stamps affixed thereto. (b) Deliveries by Buyer at the Closing. At the Closing, Buyer will: (i) pay to Seller, by wire transfer of immediately available funds to the account specified in writing by Seller to Buyer no later than two (2) Business Days prior to the Closing Date, an amount equal to the Closing Date Cash Payment; (ii) deposit (or cause to be deposited) with the Escrow Agent, by wire transfer of immediately available funds to the account specified by the Escrow Agent (the “Escrow Account”) to Buyer and Seller prior to the Closing Date, the Adjustment Escrow Deposit; (iii) deliver to Seller the Escrow Agreement, duly executed by Buyer; (iv) pay on behalf of the Company, (A) the Closing Company Indebtedness reflected in the payoff letters delivered pursuant to Section 1.3(a)(v) to the accounts designated therein, (B) the Transaction Expenses unpaid as of the Closing to be paid to employees of the Company via the applicable payroll, and (C) all other Transaction Expenses unpaid as of the Closing in accordance with wire instructions provided by Seller on behalf of each payee; (v) deliver to Seller the closing certificate contemplated by Section 5.3(c); (vi) deliver to Seller the Seller Note, duly executed by Buyer; (vii) deliver to Seller the Transition Services Agreement, duly executed by Buyer; and (viii) contribute to the Company the Owned Real Property Purchase Price. (c) Deliveries by Seller at the Real Estate Closing. At the Real Estate Closing, Seller will deliver to the Company: (i) with respect to each Owned Real Property, an executed deed in the form attached hereto as Exhibit G, conveying to the Company all of Seller’s right, title and interest in and to the Owned Real Property, (each a “Deed” and collectively, the “Deeds”); (ii) with respect to each Owned Real Property, an owner’s title affidavit in the form attached hereto as Exhibit H (each an “Owner’s Affidavit” and collectively, the “Owner’s Affidavits”), for the benefit of Chicago Title Insurance Company (the “Title Company”); (iii) a certificate of good standing issued by the (A) Secretary of State of the State of Delaware with respect to Seller and (B) Secretary of State of the State of

-4- Pennsylvania with respect to the Company, in each case, as of a date not earlier than thirty (30) days prior to the Closing Date; (iv) such evidence of Seller’s authority and authorization to consummate the sale of the Owned Real Property, and such evidence of the authority of the individual(s) executing the Deeds, as may be reasonably required by the Title Company to record the Deeds and issue each title policy; and (v) with respect to each Owned Real Property such transfer tax returns as are customarily executed by a seller of real property in the city, county and state of each Owned Real Property, duly executed by Seller, including, without limitation and if legally required, a REV-183 Realty Transfer Tax Statement of Value to be presented with each Deed. (d) Deliveries by Buyer at the Real Estate Closing. At the Real Estate Closing, the Company will deliver to Seller: (i) the Owned Real Property Purchase Price; (ii) with respect to each Owned Real Property, such transfer tax returns as are customarily executed by a purchaser of real property in the city, county and state of each Owned Real Property, duly executed by Seller, including, without limitation and if legally required, a REV-183 Realty Transfer Tax Statement of Value to be presented with each Deed; and (iii) such evidence of the Company’s authority and authorization to consummate the acquisition of each Owned Real Property, as may be reasonably required by the Title Company to record the Deeds and issue each title policy. Section 1.4 Purchase Price Adjustment. (a) Estimated Purchase Price. No later than three (3) Business Days prior to the Closing Date, Seller will deliver to Buyer a statement (the “Estimated Closing Statement”) setting forth its good faith estimate of the Purchase Price calculated in accordance with Section 1.1(b), excluding any amount attributable to the Earnout (the “Estimated Purchase Price”). The Closing Net Working Capital set forth in the Estimated Closing Statement will be prepared in accordance with the Accounting Principles and the Sample Net Working Capital Calculation. The Estimated Closing Statement will include reasonable detail showing Seller’s calculation of (i) Closing Net Working Capital (and any Net Working Capital Shortfall or Net Working Capital Excess), (ii) Closing Company Cash, (iii) Transaction Expenses unpaid as of the Closing, (iv) Closing Company Indebtedness and (v) Owned Real Property Prorations (and, to the extent applicable, any Owned Real Property Prorations Shortfall or Owned Real Property Prorations Excess). Following the delivery of the Estimated Closing Statement, Seller and the Company shall (x) be reasonably available to Buyer and its Representatives to discuss the Estimated Closing Statement in good faith, including by answering Buyer’s and its Representatives’ reasonable questions related thereto, (y) consider Buyer’s and its Representatives’ reasonable comments thereto in good faith and (z) make available and provide (or cause to be made available and provided), such supporting information including work papers, books and records (subject to the

-5- execution of any customary work paper access letter to the extent applicable) used in the preparation of the Estimated Closing Statement, in each case to the extent reasonably requested by Buyer and its Representatives; provided, that, if there is a dispute over the Estimated Closing Statement (or any component thereof), the Estimated Closing Statement delivered by Seller shall govern in all respects, and the obligation of Seller to consider such reasonable comments of Buyer regarding the Estimated Closing Statement shall in no event require Seller to revise its calculation set forth in the Estimated Closing Statement or that the Closing be postponed or otherwise delayed. (b) Determination of Final Purchase Price. As soon as reasonably practicable, but no later than ninety (90) days after the Closing Date, Buyer will either confirm Seller’s calculation set forth in the Estimated Closing Statement or cause to be prepared and delivered to Seller a closing statement (the “Closing Statement”) setting forth Buyer’s calculation of the Purchase Price, calculated in accordance with Section 1.1(b). The Closing Net Working Capital set forth in the Closing Statement will be prepared in accordance with the Accounting Principles and the Sample Net Working Capital Calculation. The Closing Statement will include reasonable detail showing Buyer’s calculations of Closing Net Working Capital, Closing Company Cash, Transaction Expenses, Closing Company Indebtedness and Owned Real Property Prorations. During the 45-day period from and after Buyer’s delivery of the Closing Statement to Seller (the “Review Period”), Seller and its Representatives will be permitted to review the work papers of Buyer and the Company, and their respective independent accountants and will have access to their respective Representatives in connection with the preparation of the Closing Statement and Buyer’s calculation of the Final Purchase Price, as well as their relevant books and records. If Buyer fails to deliver the Closing Statement within ninety (90) days following the Closing Date, then the Estimated Purchase Price will be deemed the Final Purchase Price and not subject to further adjustment and will be binding for all purposes. Notwithstanding anything in this Agreement to the contrary, in no event will any amount be included in the calculation of more than one of the components of Estimated Purchase Price or Final Purchase Price. (c) Closing Statement Disputes. If Seller disagrees with Buyer’s calculation of the Final Purchase Price as set forth in the Closing Statement, Seller may, during the Review Period, deliver a notice (the “Notice of Disagreement”) to Buyer describing in reasonable detail the basis for any disagreement. Seller may deliver only one Notice of Disagreement. If no Notice of Disagreement is delivered to Buyer on or prior to the expiration of the Review Period, then the Closing Statement and the Final Purchase Price set forth therein will be deemed to have been accepted by Seller and will be deemed final and binding for all purposes. (d) Independent Accountant’s Determination. If a Notice of Disagreement is timely delivered pursuant to Section 1.4(c), each of Seller and Buyer will, during the thirty (30) days following such delivery, use their respective commercially reasonable efforts to reach an agreement on the disputed items or amounts in order to determine the Final Purchase Price. If, during such period, Seller and Buyer are unable to reach such an agreement, they will promptly thereafter cause BDO USA, P.C., or if BDO USA, P.C. is not willing to be retained for such purpose or is determined not to be independent of Seller or Buyer, a reputable, nationally recognized independent accounting firm that is mutually agreed by Buyer and Seller (the “Independent Accountant”) to review the relevant portions of this Agreement and the disputed items or amounts for the purpose of calculating the Final Purchase Price (it being understood that, in making such calculation, the Independent Accountant will be functioning as an expert and not

-6- as an arbitrator). The Independent Accountant’s role in completing such review will be limited to resolving such disputes and determining the correct calculations to be used with respect to the disputed portions of the Closing Statement and the resulting calculation of the Final Purchase Price. Such calculation will be made by the Independent Accountant in accordance with this Agreement, the Accounting Principles and the Sample Net Working Capital Calculation. For purposes of its review, Buyer and Seller will furnish to the Independent Accountant such working papers and other relevant documents and information relating to the disputed items, and will provide other information as the Independent Accountant may reasonably request in connection with its determination of such disputed items. The Independent Accountant will deliver to Seller and Buyer, as promptly as practicable (and Buyer and Seller will use their respective commercially reasonable efforts to cause the Independent Accountant to deliver no later than thirty (30) days from the date of engagement of the Independent Accountant), a report setting forth its determinations of the items in dispute, its calculation of purchase price (which will be deemed the Final Purchase Price), and a summary of the Independent Accountant’s reasons for its determination of each issue; provided, that the Independent Accountant may not assign a value to any item greater than the greatest value for such item or less than the smallest value for such item in each case claimed by either of Seller or Buyer. Such report will, absent manifest error or fraud, be final and binding on the Parties. The cost of any such review and report by the Independent Accountant will be paid on a proportionate basis by Buyer, on the one hand, and Seller, on the other hand, based on the percentage which the portion of the contested amount not awarded to such Party bears to the amount contested, as finally determined by the Independent Accountant. (e) Disputes. For the sake of clarity, (x) any dispute between or among the Parties hereto or any of their respective Affiliates concerning or affecting the calculation of the Final Purchase Price (or any of the components thereof) (including whether any such items are being calculated in accordance with the defined terms thereof or the Accounting Principles and the meaning of any such terms or principles relevant to any such calculations) shall be subject to the process contemplated by this Section 1.4(e) and the exclusive jurisdiction of the Independent Accountant (and shall not be subject to the jurisdiction of any of the courts as contemplated by Section 9.8 hereof), (y) nor may any Party assert or claim that the interpretation of any other provision of this Agreement must be interpreted by a court in accordance with Section 9.8 hereof before the Independent Accountant can finally determine any dispute regarding the calculation of the Final Purchase Price (or any component thereof) in accordance with this Section 1.4(e) regarding any such calculation, and (z) if any Party or any of its Affiliates files a claim in any court in violation of this Section 1.4(e), the other Party shall be entitled to specific performance to enforce this Section 1.4(e) and require any such dispute by the Parties to be resolved in accordance with the remainder of this Section 1.4. Notwithstanding the foregoing, for the sake of clarity, (i) in the event the Parties reach final agreement on the matters contemplated by this Section 1.4 or the Independent Accountant reaches a final determination on such matters, nothing in this Section 1.4(e) shall prevent any party from seeking an order from a court in accordance with Section 9.8 to enforce such agreement or determination, and (ii) nothing in this Section 1.4(e) shall prevent any party from filing one or more claims in any court in accordance with Section 9.8 (A) seeking to enforce such Party’s rights or any other party’s obligations under Section 1.4 or (B) seeking to enforce the procedural requirements (e.g., timing requirements or limits) set forth in this Section 1.4. (f) Adjustment.

-7- (i) If the Net Adjustment Amount is positive or zero, (A) Buyer will promptly pay to Seller a dollar amount equal to the lesser of (x) the Net Adjustment Amount (if any) and (y) an amount equal to the Adjustment Escrow Deposit, and (B) Buyer and Seller will jointly instruct the Escrow Agent to promptly (and in any event, within three (3) Business Days after the determination of the Final Purchase Price pursuant to Section 1.4), deliver the Adjustment Escrow Funds to Seller, in each case, to the account specified in writing by Seller to the Escrow Agent. (ii) If the Net Adjustment Amount is negative, Buyer and Seller will jointly instruct the Escrow Agent to promptly (and in any event, within three (3) Business Days after the determination of the Final Purchase Price pursuant to Section 1.4) deliver (A) to Buyer from the Adjustment Escrow Funds the absolute value of the Net Adjustment Amount, capped at the Adjustment Escrow Funds, to the account specified in writing by Buyer to the Escrow Agent and (B) to Seller, if any portion of the Adjustment Escrow Funds thereafter remains, such remaining Adjustment Escrow Funds, to the account specified in writing by Seller to the Escrow Agent. (iii) Buyer acknowledges that its sole source of recovery and exclusive remedy with respect to any claims arising out of or relating to the Net Adjustment Amount will be, and will not exceed in the aggregate, the Adjustment Escrow Funds (including in the event that the Net Adjustment Amount exceeds the Adjustment Escrow Funds) and none of Buyer or its Affiliates (including, after the Closing, the Company) will have any claim against Seller in respect thereof. (iv) The Parties will treat any payment made pursuant to this Section 1.4(f) as an adjustment to the purchase price for federal, state and local income (and other applicable) Tax purposes, unless, and only to the extent, otherwise required by applicable Law or as otherwise required to be treated as interest under Section 483 or Section 1274 of the Code. Section 1.5 Earnout. (a) Buyer or the Company shall pay to Seller, as a component of the Purchase Price, an Earnout in accordance with the terms and conditions set forth in this Section 1.5 (the “Earnout Payment”) equal to: (i) [***] (ii) The Earnout Payment shall not exceed $65,000,000 (the “Earnout Maximum Amount”). (iii) [***] (b) [***] (c) [***] (d) [***]

-8- (e) [***] (f) [***] (g) [***] (h) [***] (i) [***] Withholding. Notwithstanding any provision contained herein to the contrary, Buyer, any Affiliate of Buyer (including, after the Closing, the Company) and the Escrow Agent shall be entitled to deduct and withhold from any amounts otherwise payable to any Person pursuant to this Agreement or any other Transaction Document such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of applicable Law. Not less than three (3) Business Days prior to the Closing Date, Buyer shall use commercially reasonable efforts to notify Seller of any amount it has determined it is so required to deduct and withhold from any amount payable to Seller (other than U.S. backup withholding) and shall use commercially reasonable efforts to afford Seller the opportunity to provide any information or certification or other documentation sufficient to reduce or eliminate any such requirement prior to such payment. Any amounts deducted and withheld under any provision of applicable Law by Buyer, any of Buyer’s Affiliates or the Escrow Agent, as the case may be, shall be treated for all purposes of this Agreement or any other Transaction Document as having been paid to such Person in respect of which such deduction or withholding was made. ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER Except as set forth in the letter from Seller, dated as of the date hereof, addressed to Buyer (the “Disclosure Schedule”), Seller represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as follows: Section 2.1 Organization and Corporate Power. (a) Seller is duly organized and validly existing under the Laws of its jurisdiction of incorporation. The Company is duly organized and validly existing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so incorporated or to have such power or authority would not, individually or in the aggregate, reasonably be expected to be material to the Company. (b) The Company is duly qualified or licensed to do business and is in good standing (to the extent such qualification is required under applicable law) in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to be material to the Company.

-9- (c) Seller has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents, to carry out its obligations hereunder and thereunder, or to cause the Company to perform any necessary actions set forth herein or therein, and to consummate the Transactions. Authorization; Validity of Agreement. The execution, delivery and performance by Seller of this Agreement, and the consummation by Seller of the Transactions, has been duly and validly authorized by the applicable governing body of Seller, and no other corporate action on the part of Seller is necessary to authorize the execution, delivery and performance by Seller of this Agreement and the consummation by Seller or the Company of the Transactions. This Agreement has been duly executed and delivered by Seller and, assuming due and valid authorization, execution and delivery of this Agreement by Buyer, is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the “General Enforceability Exceptions”). Section 2.3 Consents and Approvals; No Violations. (a) The execution, delivery and performance of this Agreement by Seller does not and will not (i) conflict with or violate Seller’s organizational documents or the organizational documents of the Company, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) and (ii) of subsection (b) of this Section 2.3 have been obtained, and all filings described in such clauses have been made, conflict with or violate any Law or Order applicable to Seller or the Company, or (iii) result in any breach or violation of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which the Company is a party or by which the Company or its properties are bound, except, in the case of clauses (ii) and (iii), for any such breach, violation, default, loss, right, termination, cancellation, amendment, acceleration or other occurrence that would not reasonably be expected, individually or in the aggregate, to (A) prevent, materially delay or materially impair the ability of Seller to consummate the Transactions or (B) be material to the Company. (b) The execution, delivery and performance of this Agreement by Seller and the consummation of the Transactions do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) the applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and (ii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected, individually or in the aggregate, to (A) prevent, materially delay or materially impair the ability of Seller to consummate the Transactions or (B) have a Material Adverse Effect. Section 2.4 Capitalization.

-10- (a) Except as set forth in Section 2.4 of the Disclosure Schedule, the Shares constitute all of the issued and outstanding equity interests of the Company and are owned of record and beneficially by Seller, free and clear of all Liens. The Shares have been duly authorized and validly issued and are fully paid and non-assessable (where such concepts are applicable in the applicable jurisdictions), and were not issued in violation of any Contract to which the Company is a party or subject to or in violation of any preemptive or similar rights. (b) There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments (collectively, “Rights”) under which the Company is or may become obligated to issue or sell, or giving any Person a right to subscribe for or acquire, or dispose of, any equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any equity interests, of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. (c) There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any equity interest or other securities of the Company, and such equity interests are not subject to any voting trust agreement or similar arrangement relating to the voting or disposition of such equity interests. (d) There are no voting trusts or Contracts to which the Company is a party with respect to the Shares of the Company. (e) The Company does not own, or have any interest in, any shares or have an ownership interest in any other Person. Section 2.5 Financial Statements. (a) Copies of the (i) unaudited financial statements consisting of the balance sheet of the Company as of December 31, 2023 and the related income statement for the 12-month period then ended (collectively, the “Unaudited Financial Statements”) and (ii) unaudited financial statements consisting of the unaudited balance sheet of the Company as of December 31, 2024 and (collectively, the “Latest Balance Sheet” and such date, the “Latest Balance Sheet Date”) and the related unaudited income statement for the twelve-month period then ended (collectively, the “Interim Financial Statements” and, together with the Unaudited Financial Statements, the “Financial Statements”) have previously been made available to Buyer. The Financial Statements have been prepared from, and are consistent with, the books and records of the Company and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year- end adjustments (none of which would be material, individually or in the aggregate) and the absence of notes, and, on that basis, present fairly, in all material respects, the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. (b) All accounts receivable of the Company that are reflected in the calculation of Net Working Capital represent or will represent at Closing valid obligations arising from sales actually made and/or services actually performed by the Company in the Ordinary Course of

-11- Business. The reserves shown on the Financial Statements are calculated in accordance with GAAP and consistent with the past practice of the Company. The reserves at Closing are adequate in all material respects. Except as would not be material to the Company, the Company has not pre-billed any customers and has not received notice of, and to the Knowledge of Seller, there is no contest, claim or right of set-off, other than returns in the Ordinary Course of Business, in any Contract with any maker of an account receivable relating to the amount or validity of such account receivable. (c) Inventory of the Company is stated at the lower of cost or market determined by the First-In, First-Out (FIFO) method of accounting. All inventory of the Company consists of items of a usable quality and, with respect to finished goods, saleable, in the Ordinary Course of Business, except for slow-moving or obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements. The quantities of inventory of the Company (whether raw materials, intermediary goods, work-in-process, finished goods or in-transit inventory) are not excessive and are sufficient for the operations of the Company in the Ordinary Course of Business. All inventory consisting of raw materials, work-in-process, finished goods in-transit inventory and parts and replacement items are free of any defect or deficiencies in all material respects. The Company is not in possession of any inventory, included in the calculation of Net Working Capital, not owned by the Company, including goods already sold. The historical values at which the inventory of the Company has been presented to the Buyer have been determined in accordance with the customary valuation policies of the Company and in accordance with GAAP, as consistently applied by the Company. Except as would not be material to the Company, the Company has continued to replenish its inventory and to dispose of slow-moving and obsolete items of inventory in the Ordinary Course of Business, consistent with the historical practices of the Company. Absence of Certain Changes. Since the Latest Balance Sheet Date through the date of this Agreement, (a) except as otherwise required or contemplated by this Agreement, the Company has conducted its business in the Ordinary Course of Business in all material respects, (b) there has not been a Material Adverse Effect, and (c) the Company has not taken any action that, if taken without Buyer’s consent after the date hereof and before the Closing, would constitute a breach of Section 4.1(b). No Undisclosed Material Liabilities. Except as set forth on Section 2.7 of the Disclosure Schedule, there are no liabilities or obligations of the Company, whether accrued, absolute, determined or contingent, except for (a) liabilities or obligations disclosed and provided for in the Latest Balance Sheet, (b) liabilities or obligations incurred in connection with the Transactions, (c) liabilities or obligations incurred in the Ordinary Course of Business since the Latest Balance Sheet Date (none of which is a liability for breach of contract, breach of warranty, tort, infringement, misappropriation or violation of law), and (d) liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Compliance with Laws and Orders. The Company is and, since December 31, 2021 has been, in compliance in all respects with all applicable Laws and Orders, except for failures to comply or violations that would not, individually or in the aggregate, reasonably be expected to be material to the Company. The Company holds all governmental licenses,

-12- authorizations, permits, consents and approvals necessary for the operation of the business of the Company as presently conducted (the “Company Permits”), except where such failure would not, individually or in the aggregate, reasonably be expected to be material to the Company. The Company is in compliance with the terms of the Company Permits, except for failures to comply that would not, individually or in the aggregate, reasonably be expected to be material to the Company. Section 2.9 Material Contracts. (a) Section 2.9 of the Disclosure Schedule lists, as of the date hereof, each Contract (excluding any Contract that is or relates to an Employee Benefit Plan) to which the Company is a party (each such Contract listed on Section 2.9(a) of the Disclosure Schedule and also any Employee Benefit Plans that are described below, but not required to be listed on Section 2.9(a) of the Disclosure Schedule, a “Material Contract”): (i) evidencing or providing for Indebtedness of the Company in excess of $1,500,000; (ii) containing obligations (including “earnout” or other contingent payment obligations) that would reasonably be expected to result in the making by the Company of future payments in excess of $5,000,000 annually or $10,000,000 during the remaining life of the Contract (other than purchase orders in the Ordinary Course of Business); (iii) providing for the sale of any material assets of the Company (other than sales of inventory, product or obsolete equipment in the Ordinary Course of Business); (iv) purporting to prevent, limit or otherwise restrict the ability of the Company to declare, set aside or pay any dividend or other distribution, whether payable in cash, stock or other property, with respect to the Shares or any Equity Interests of the Company; (v) pursuant to which (A) the Company grants a license, sublicense, or covenant not to sue any Person under any Intellectual Property Rights, other than non- exclusive licenses of, or covenants with respect to, Intellectual Property Rights entered into in the Ordinary Course of Business or (B) any Person grants a license, sublicense or covenant not to sue to the Company any material Intellectual Property Rights of any third party, other than, in each case (A) and (B), (1) Contracts for commercially available software, off-the-shelf software, “click-wrap” or “shrink-wrap” licenses or cloud-based services or platforms and (2) Contracts to which the licensing of such Intellectual Property Rights are incidental, and not material to, such Contracts. (vi) which is a Collective Bargaining Agreement; (vii) with any Service Provider providing for retention, change in control or transaction bonuses or severance benefits;

-13- (viii) providing for the lease of personal property by the Company involving annual payments in excess of $1,000,000; (ix) which is a settlement agreement or similar agreement with a Governmental Entity involving future performance by the Company that is material to the Company; (x) containing covenants binding the Company that materially restrict the ability of the Company to compete in any business that is material to the Company, or with any Person or in any geographic area; (xi) containing covenants prohibiting the Company from soliciting any customer or employee; (xii) containing any exclusivity, “most favored nation” or similar restrictive covenant; (xiii) for the capital expenditures or the acquisition of fixed assets with an outstanding amount of unpaid obligations or commitments thereunder in excess of $1,000,000; (xiv) granting any rights of first refusal, rights of first offer or similar rights to any Person with respect to any material asset of the Company; (xv) that is a Shared Contract; (xvi) with respect to a joint venture or partnership agreement; or (xvii) with any Governmental Entity. (b) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, (i) the Company is not (and, to the Knowledge of Seller, no other party is) in default under any Material Contract, (ii) each of the Material Contracts is in full force and effect, and is a valid, binding and enforceable obligation of the Company, and to the Knowledge of Seller, of the other parties thereto, subject to the General Enforceability Exceptions, (iii) the Company has performed all material obligations required to be performed by it to date under the Material Contracts, and (iv) the Company has not received any written notice of termination with respect to, and, to the Knowledge of Seller, no party has threatened in writing to terminate, any Material Contract. For purposes of this Section 2.9(b), “Material Contract” shall include each Contract entered into after the date hereof that would constitute a Material Contract if entered into prior to the date hereof. The Company has made available to Buyer true, correct and complete copies of each Material Contract, including any exhibits, annexes, appendices or attachments thereto, and any amendments, modifications, supplements, extensions or renewals thereto. Litigation(a) . As of the date of this Agreement, there are no, and since December 31, 2021, there have been no, Actions pending or, to the Knowledge of Seller, threatened in writing against the Company that would, individually or in the aggregate, reasonably

-14- be expected to (a) be material to the Company, or (b) prevent, materially delay or materially impair the consummation of the Transactions. As of the date of this Agreement, the Company is not a party or subject to, or in default under, any Order that would, individually or in the aggregate, reasonably be expected to (i) be material to the Company, or (ii) prevent, materially delay or materially impair the consummation of the Transactions. Section 2.11 Sufficiency of Assets. (a) Except as set forth in Section 2.11(a) of the Disclosure Schedule, the Company has good and marketable title to, or in the case of leased property and assets, valid leasehold interests in, all of their respective material properties and assets (whether real, personal, tangible or intangible, but excluding Intellectual Property Rights) used in the conduct of the Company’s business as currently conducted, including those material properties and assets reflected in the Latest Balance Sheet or acquired after the date of the Latest Balance Sheet, except for property and assets sold since the date of the Latest Balance Sheet in the Ordinary Course of Business. Except as set forth in Section 2.11(a) of the Disclosure Schedule, such assets are held free and clear of any Liens, except for Permitted Liens. Except as set forth in Section 2.11(a) of the Disclosure Schedule, all machinery, equipment and other tangible personal property have no material defects, are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (given due account to the age and length of use of same, ordinary wear and tear excepted), and are adequate and suitable for their present and intended uses in all material respects. (b) On the Closing Date, taking into account and subject the consummation of the transactions envisaged pursuant to the Day 1 Actions Plan and the services to be provided under the Transition Services Agreement, (i) the personnel employed by, and the assets, properties and rights owned, licensed or leased by the Company constitute in all material respects, all of the personnel, assets, properties and rights used (or held for use) in the conduct of the Company’s business as conducted as of the date of this Agreement and such personnel, assets, properties and rights (together with the leasehold interests described in Section 2.14(a)) are sufficient to conduct the Company’s business as currently conducted as of the date of this Agreement, and (ii) the Company has the right to use all of the assets, properties and rights that are necessary or useful to conduct the Company’s business as conducted as of the date of this Agreement, in each case (i)- (ii) excluding Intellectual Property Rights. Section 2.12 Employee Compensation and Benefit Plans; ERISA. (a) Section 2.12(a) of the Disclosure Schedule lists each material Employee Benefit Plan (and separately indicates each such Employee Benefit Plan that is entered into, sponsored, maintained or contributed to by the Company (each such Employee Benefit Plan, a “Company Plan”)). Seller has made available to Buyer, with respect to each material Employee Benefit Plan (in each case to the extent applicable): (i) a copy of the current plan document, including all currently effective amendments thereto (or, in the case of an unwritten Employee Benefit Plan, a written description of the material terms thereof), (ii) the most recent summary plan description and all currently effective summaries of material modifications, (iii) the most recently received IRS determination or opinion letter, (iv) the current trust agreement, insurance Contract or other document relating to the funding or payment of benefits under such Employee Benefit

-15- Plan, and (v) all material non-routine correspondence relating to such Employee Benefit Plan between the Company or its Representatives and any Governmental Entity. (b) Each Employee Benefit Plan has been maintained, operated and administered in compliance with its terms and all applicable Laws in all material respects. There have been no non-exempt prohibited transactions or breaches of any of the duties imposed on “fiduciaries” (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Employee Benefit Plans by the Company or, to the Knowledge of Seller, by any third party that could result in any material liability or excise Tax under ERISA or the Code being imposed on the Company. (c) Each Employee Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS or may rely on a favorable opinion letter from the IRS as to its qualified status and no event has occurred since the date of such determination or opinion that would reasonably be expected to adversely affect such determination or opinion. (d) Neither the Company nor any of its ERISA Affiliates maintains, sponsors, contributes to, participates in or has any obligation to contribute to, or during the past six years has maintained, sponsored, contributed to, (i) a “defined benefit plan” (as such term is defined in Section 3(35) of ERISA) or any other plan that is or was subject to Section 412 of the Code or Title IV of ERISA, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA or Section 414(f) of the Code), (iii) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or (iv) a “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA). (e) No Actions are pending or, to the Knowledge of Seller, threatened with respect to any Employee Benefit Plan (other than routine claims for benefits). (f) No Employee Benefit Plan provides for, and the Company has no liability in respect of, post-termination or post-retirement health, medical or life insurance benefits, except as required by applicable Law. (g) Except as provided in Section 2.12(g) of the Disclosure Schedule, neither the execution of this Agreement nor the consummation of the Transactions would reasonably be expected to result in any amount, economic benefit or other entitlement that will be received (whether in cash or property or the vesting of property) (other than any such amount, economic benefit or entitlement that is solely an obligation of Buyer or one of its Subsidiaries or Affiliates and that is unrelated to any pre-existing obligation of the Company) by any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) with respect to the Company under any employment, severance or termination agreement, other compensation arrangement or Employee Benefit Plan in effect as of the Closing Date that would be characterized as an “excess parachute payments” (as such term is defined in Section 280G(b)(1) of the Code). (h) Except as provided in Section 2.12(h) of the Disclosure Schedule, neither the execution of this Agreement nor the consummation of the Transactions would reasonably be expected to (either alone or in combination with any other event) (i) entitle any Service Provider

-16- to any payment or benefit, including any bonus, retention or severance payment or benefit, (ii) result in the acceleration or creation of any rights of any Service Provider to payments or benefits or increase in or funding of any payments or benefits or any loan forgiveness or (iii) restrict the right of the Company or, after the Closing, Buyer, to merge, amend or terminate any Company Plan. (i) The Company has no obligation to reimburse, “gross-up” or otherwise indemnify any Person for any Taxes, including under Sections 4999 or 409A of the Code. Labor & Employment: (a) Section 2.13(a) of the Disclosure Schedule sets forth a complete and accurate list of all current Service Providers that are employees of the Company as of two (2) Business Days prior to the date hereof, showing for each such individual (as applicable), hire date, job title or description, wage and hour classification, hourly rate, salary level or fee rate, bonus opportunity, commission opportunity, and each individual’s status as active or inactive. (b) The Company is not a party to, bound by or currently negotiating to enter into any Collective Bargaining Agreement. None of the Service Providers are represented by any labor union, trade union or labor organization with respect to their employment with or engagement by the Company. No labor union, trade union, labor organization or group of Service Providers has made a pending demand for recognition or certification, and to the Knowledge of Seller, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending with the National Labor Relations Board or any other Governmental Entity. To the Knowledge of Seller, there are no organizing activities with respect to the current Service Providers. There has been no actual or, to the Knowledge of Seller, threatened, arbitrations, grievances, labor disputes, strikes, lockouts, slowdowns or work stoppages against or affecting the Company. (c) Except as set forth on Section 2.13(c) of the Disclosure Schedule, to the Knowledge of Seller, no Service Provider with annual base compensation of $125,000 or more intends to resign or retire as a result of the transactions contemplated by this Agreement. (d) The Company has not received since December 31, 2021 any written notice of intent by any Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation relating to the Company and, to the Knowledge of Seller, no such investigation is in progress. (e) Since December 31, 2021, the Company has not violated the WARN Act or any similar state or local law by effectuating a “plant closing” or “mass layoff” (each as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”)) without providing the requisite notice. (f) Since December 31, 2021, the Company has conducted its business in compliance in all material respects with all applicable employment and labor Laws, including those relating to labor management relations, wages, hours, overtime, employee classification, discrimination, sexual harassment, civil rights, work authorization, immigration, safety and health, information privacy and security, workers compensation, pensions, continuation coverage under

-17- group health plans and wage payment (collectively, the “Employment Laws”). No Actions are pending or, to the Knowledge of Seller, threatened with respect to the Employment Laws as it relates to the Company. (g) Since December 31, 2021, there have not been any actual or, to the Knowledge of Seller, threatened allegations of sexual harassment or sexual misconduct (for which written notice has been received) against any supervisory Service Provider. Since December 31, 2021, neither Seller nor any of its Affiliates (including the Company) have entered into any settlement agreement related to actual or threatened allegations of sexual harassment or sexual misconduct by any supervisory Service Provider. Section 2.14 Properties. (a) Section 2.14(a) of the Disclosure Schedule sets forth a true, correct and complete list of the Owned Real Property. As of the date of this Agreement, Seller has valid fee simple title to all Owned Real Property, free and clear of all Liens, other than Permitted Liens. As of the Real Estate Closing, the Company will hold good and valid fee simple title to all Owned Real Property, free and clear of all Liens, other than Permitted Liens. The Company will have exclusive possession of each Owned Real Property at the Real Estate Closing. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company or the Owned Real Property, the Owned Real Property and any buildings or equipment thereon are in good condition and repair and sufficient for the operation of the business of the Company. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company or the Owned Real Property, there are no legal proceedings against the Company that, individually or in the aggregate, materially impair, or would reasonably be expected to materially impair, the present or intended use, occupancy and/or operation of the Owned Real Property. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company or the Owned Real Property, Seller is not in delinquency of any material payment or material violation of any document of record affecting title to the Owned Real Property which delinquency or violation has not been fully cured. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company or the Owned Real Property, neither Seller nor the Company has received written notice from a governmental authority of a material violation of laws at the Owned Real Property that remains uncured. Neither Seller nor the Company have granted or assumed any rights of first offer to purchase, rights of first refusal to purchase, purchase options or similar rights with respect to the Owned Real Property, that currently remain in effect. There are no outstanding obligations, options, warrants, convertible securities, or rights, agreements, arrangements or commitments of any kind relating to the Owned Real Property or obligating Seller to issue or sell any equity interest in any Owned Real Property. (b) The Company has made available to the Buyer true and correct copies of each of the written leases, subleases, licenses, concessions, and other agreements, including all amendments, extensions, supplements, modifications, guarantees and renewals thereto, with respect to each Leased Real Property entered into by the Seller or the Company (each, a “Lease”). Section 2.14(b) of the Disclosure Schedule sets forth a true, correct and complete list of the Leased Real Property and each Lease. With respect to each Lease, (i) neither the Company nor, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, any other party is in default thereunder beyond all applicable notice and cure periods, (ii) each

-18- Lease is in full force and effect, and is the valid, binding and enforceable obligation of the Company, and, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, to the Knowledge of Seller, of the other parties thereto, subject to the General Enforceability Exceptions, (iii) the Company has a valid leasehold interest in each parcel of Leased Real Property leased pursuant to a Lease, free and clear of any Lien except Permitted Liens, (iv) the Company has not subleased, mortgaged, deeded in trust, granted a right of occupancy or otherwise transferred or encumbered any Lease or Leased Real Property or any interest therein, (v) the Company has performed all obligations required to be performed by it to date under each Lease and is not (with or without the lapse of time or the giving of notice, or both) in material breach thereunder, and (vi) the Company has not received any written notice of termination with respect to, and, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, no party has threatened in writing to terminate, any Lease, (vii) except as set forth in Section 2.14(b) of the Disclosure Schedules, there are no written or oral subleases, licenses, concessions or other contracts pursuant to which Seller or the Company has granted to any other Person other than the Company’s right to use or occupy any Leased Real Property or portion thereof, (viii) except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, the Leased Real Property subject to such Lease and any buildings or equipment thereon owned or leased by the Company is in good condition and repair and sufficient for the operation of the business of the Company, and (ix) there are no legal proceedings against the Company that, individually or in the aggregate, materially impair, or would reasonably be expected to materially impair, the present or intended use, occupancy and/or operation of such Leased Real Property. (c) There are no pending or, to the Knowledge of Seller, threatened in writing condemnation or eminent domain proceedings that affect any Owned Real Property or Leased Real Property. Section 2.15 Intellectual Property. (a) Section 2.15(a) of the Disclosure Schedule sets forth a true and complete list (i) indicating, as applicable, all countries, registration numbers, application numbers, record owners and the date of application or registration, of the following Intellectual Property Rights owned by the Company: all (A) patents; (B) registered trademarks; (C) registered copyrights; (D) Internet domain names; and (E) applications for any of the foregoing (collectively, the “Company Registered IP”) and (ii) of all material Software owned by the Company. To the Knowledge of Seller, each item of Company Registered IP (except for any application thereof) and any patents, registered trademarks, registered copyrights or domain names (except for any application thereof) included in the Licensed Intellectual Property Rights that are material to the Company are valid, subsisting and enforceable. The Company is the sole owner of all Owned Intellectual Property Rights. The consummation of the Transactions will not result in the alteration or the creation of any encumbrance, impairment or extinguishment of any Owned Intellectual Property Rights or, to the Knowledge of Seller, the Company’s right to use any Licensed Intellectual Property Rights. Except for Software that is licensed or made available pursuant to the Transition Services Agreement, neither Seller nor any of its Affiliates (other than the Company) owns any of the Owned Intellectual Property Rights or controls other Intellectual Property Rights used or held for use in, necessary for, or otherwise related to, the conduct of the business of the Company as currently conducted and as currently planned to be conducted.

-19- (b) Except for Software licensed or made available pursuant to the Transition Services Agreement, the Company owns all right, title and interest in, or otherwise has a valid, enforceable and sufficient right to use, pursuant to a license or otherwise, all Intellectual Property Rights required to operate, or used or held for use in, the Company’s business as presently conducted, free and clear of all Liens, except Permitted Liens. There are no pending Actions, and the Company has not received any written notice of any threatened Actions, (i) alleging a violation, misappropriation or infringement of the Intellectual Property Rights of any other Person by the Company or (ii) based upon, or challenging or seeking to deny or restrict, the rights of the Company in any of the Owned Intellectual Property Rights or Licensed Intellectual Property Rights. The operation of the Company’s business, has not since December 31, 2018, and as currently conducted does not violate, misappropriate or infringe the Intellectual Property Rights of any other Person. To the Knowledge of Seller, no other Person has violated, misappropriated or infringed or is violating, misappropriating or infringing any Owned Intellectual Property Rights or any Licensed Intellectual Property Rights that are material to the Company. (c) Each current and former Service Provider and independent contractor, or other Person engaged in the creation of any Intellectual Property Rights for the Company, has entered into valid, binding, enforceable and written Contracts assigning to the Company, or the Company otherwise owns as a matter of Law, any and all right, title and interest in and to the Intellectual Property Rights created or developed by such Service Providers, independent contractors or other Persons within the scope of the services provided to the Company by such Service Providers, independent contractors or other Persons. No such Contract has been materially breached or materially violated. (d) The Company has implemented commercially reasonable policies and procedures and has taken commercially reasonable steps to maintain, protect and enforce (as applicable) its rights in the Owned Intellectual Property Rights, including payment of all applicable maintenance fees and commercially reasonable steps to protect and preserve the confidentiality of all material trade secrets and other material confidential information included in the Owned Intellectual Property Rights. The trade secrets and other confidential information of the Company have not been disclosed by the Company other than to Company Employees, representatives and agents of the Company, all of whom are bound by valid, written and enforceable agreements with appropriate confidentiality provisions. To the Knowledge of the Seller, no such confidentiality provisions have been breached or violated. (e) There are no problems or defects in the material Software included in the Owned Intellectual Property Rights or otherwise distributed by the Company that prevent such Software from operating substantially as described in its related user documentation (excluding internal development documentation) and to the Knowledge of Seller there are no viruses, worms, Trojan horses, timers, bombs or similar malicious programs in any such Software. The Company does not use or distribute any material Software included in the Owned Intellectual Property Rights that is licensed or distributed under an open source license in a manner that (i) would require that any such Software be (A) made available or distributed in source code form, (B) freely licensed at no cost for the purpose of making modifications or derivative works, (C) licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind or (D) redistributable at no charge or (ii) grants or would require the grant of a royalty-free license to any Person of such Software. The Company is not subject to any agreement with any Person under which the

-20- Company has deposited, or would be required to deposit, into escrow the source code of such Software and no such source code has been released to any Person, or is entitled to be released to any Person, by any escrow agent. The consummation of the Transactions will not trigger the release of any source code of any such Software. (f) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, all Information Systems are fully functional and operate and perform in accordance with their documentation and functional specifications and are otherwise sufficient for the conduct of the business of the Company as currently conducted. The Company has taken commercially reasonable actions consistent with current industry standards to protect the confidentiality, security and integrity of the Information Systems (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption. Section 2.16 Data Protection. (a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, since December 31, 2021, the Company has posted and maintained a Privacy Policy on its website, and all current Privacy Policies of the Company have been made available to Buyer. The Company maintained data privacy and security practices with respect to its collection, use, sharing, transfer and storage of Personal Information from Service Providers, consumers or other individuals that materially comply, and the Company has materially complied, with all applicable Data Protection Requirements. The execution, delivery and performance of this Agreement will not cause, constitute or result in a breach or violation in any material respect of any such Data Protection Requirements. (b) The Company maintains commercially reasonable physical, organizational and technical security measures to protect the Personal Information it collects, uses, shares, transfers or stores from Service Providers, consumers or other individuals in a manner appropriate to the risks involved in the processing of the Personal Information for the rights and freedoms of the individuals concerned, and designed to be compliant in all material respects, with any contractual obligations to which the Company is subject, and with applicable Data Protection Requirements to which the Company is subject. The Company has in place commercially reasonable data backup, incident response, business continuity, disaster avoidance and recovery plans and encryption and other security procedures, protocols and technologies. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, the Company has not suffered any breach or unauthorized use, access, interruption, modification, corruption or other compromise of any of the Information Systems (or any information or transactions stored or contained therein or transmitted thereby), including any Personal Information Breach. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, the Company has not been subject to any requirement under applicable Data Protection Laws to notify any Governmental Entity or the individuals whose Personal Information was concerned, of any Personal Information Breach. The Company has not received any written notice from any Governmental Entity regarding any actual, alleged or potential violation of, or failure to comply with, any applicable Data Protection Laws, nor has any Person initiated or pursued any Action relating to actual or alleged non-compliance by the Company with respect to applicable Data Protection Laws.

-21- Environmental Laws. (a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, and except as disclosed on Section 2.17 of the Disclosure Schedule, (i) since December 31, 2021, the Company has complied with all Environmental Laws, and have possessed and complied with all Environmental Permits required under such Laws to operate the business of the Company as currently operated, (ii) no Materials of Environmental Concern have been Released at, on, in, under, to or from any Owned Real Property, Leased Real Property or any other location, property or facility now or previously owned, leased or operated by, or any location, property or facility to which any Materials of Environmental Concern have been transported by or on behalf of the Company, and the Company has not received any written notification from any Governmental Entity or Person alleging that it is liable pursuant to any Environmental Law for any Release or threatened Release of any Materials of Environmental Concern that has not been fully resolved with the appropriate Governmental Entity or Person, and (iii) there are no Actions or complaints arising under any Environmental Laws, Environmental Permits or Materials of Environmental Concern that are pending or, to the Knowledge of Seller, threatened in writing against the Company. (b) Seller and its Representatives and Affiliates, to the extent in their possession or control, have made available to Buyer copies of any material environmental assessment reports (including Phase I and Phase II reports), investigations, or studies that relate to compliance with Environmental Laws by the Company or to the environmental condition of any real property or facility currently or formerly owned, leased or operated by the Company, including the Leased Real Property and Owned Real Property. (c) The Company does not own, lease or operate any property or facility in New Jersey or Connecticut. Taxes. (a) The Company has timely filed all income and other material Tax Returns that the Company was required to file and has timely paid all Taxes shown thereon as due and owing. All such Tax Returns were correct and complete (insofar as they relate to the Taxes shown thereon as due and owing) in all material respects. (b) The Company has withheld and paid to the appropriate Taxing Authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to an employee, independent contractor, creditor, customer, stockholder or other party, and has complied with all information reporting and backup withholding provisions of applicable Law. (c) No audit, claim, action, suit, examination or other proceeding with respect to any income or other material Taxes due from the Company, or any income or other material Tax Return of the Company, is pending or, to the Knowledge of Seller, threatened in writing by any Governmental Entity. Each assessed deficiency resulting from any audit or examination relating to Taxes by any Governmental Entity has been timely paid. (d) The Company has not agreed to any extension or waiver of the statute of limitations applicable to any income or other material Tax Return, or agreed to any extension of

-22- time with respect to a Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired. (e) There are no Liens for material unpaid Taxes on the assets of the Company, except Permitted Liens. (f) No private letter rulings, technical advice memoranda, voluntary disclosure agreements or other similar agreement with a Taxing Authority have been requested, entered into or issued by any Taxing Authority with respect to the Company, in each case that remain binding on the Company. (g) No written claim has been made by any Taxing Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction. (h) The Company has not been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes, other than a Combined Tax Group. The Company does not have any liability for Taxes of any Person (other than another member of a Combined Tax Group) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law) or as transferee or successor. (i) There are no Liens for Taxes (other than Permitted Liens) upon the assets of the Company. (j) The Company is not a party to any “listed transaction” as defined in Section 6707A(c)(2) of the Code and Treasury Regulation Section 1.6011-4(b)(2) or any similar provision of state, local or foreign Law. (k) During the past two years, the Company was not a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code. (l) The Company will not be required to include for a taxable period ending after the Closing Date any material item of income in, or exclude any material item of deduction from, taxable income for such period as a result of: (i) a change in method of accounting relating to an item reported in a Pre-Closing Tax Period, (ii) any closing agreement executed under Section 7121 of the Code (or any comparable provision of state, local or foreign Law) or any other agreement executed in connection with the settlement of an audit by a Taxing Authority or of any other Tax proceeding, in each case prior to the Closing, (iii) any prepaid amount received on or prior to the Closing Date or (iv) any installment sale or open transaction disposition prior to the Closing. (m) The Company is not a party to or bound by any Tax Sharing Agreement. (n) The Company does not have any material liability under any escheat, unclaimed property or similar Law.

-23- (o) The Company is a member of a selling consolidated group (within the meaning of Treasury Regulations Section 1.338(h)(10)-1(b)(2)) that includes Seller on the Closing Date. Brokers or Finders. Except for Jefferies Group, LLC, no agent, broker, investment banker, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee or payment in connection with the Transactions based on arrangements made by and on behalf of, and to be paid by, the Company. Insurance. Except as would not, individually or in the aggregate, reasonably be expected to be material to (a) the Company, (i) all insurance policies of the Company are in full force and effect and provide insurance in such amounts and against such risks as the Company reasonably determined to be prudent, taking into account the industries in which the Company operates, and as is sufficient to comply with applicable Law, (ii) the Company is not in breach or default, and the Company has not taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies, and (iii) no written notice of cancellation or termination, other than pursuant to the expiration of any such insurance policy in accordance with the terms thereof, has been received with respect to any such policy, and (b) the Owned Real Property, (i) all insurance policies of Seller are in full force and effect and provide insurance in such amounts and against such risks as Seller reasonably determined to be prudent, taking into account the use of the Owned Real Properties, and as is sufficient to comply with applicable Law, (ii) Seller is not in breach or default, and Seller has not taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies, and (iii) to the Knowledge of Seller, no written notice of cancellation or termination, other than pursuant to the expiration of any such insurance policy in accordance with the terms thereof, has been received with respect to any such policy. Material Customers. Section 2.21 of the Disclosure Schedule sets forth the ten largest customers (measured by dollar amount of revenues) of the Company and the dollar amount of the Company’s revenues from each such customer for the year ended December 31, 2024 (collectively, the “Material Customers”). Except as set forth in Section 2.21 of the Disclosure Schedule: (a) all Material Customers continue to be customers of the Company and none of such Customers has reduced materially its business with the Company from the levels achieved during the year ended December 31, 2024, and, to the Knowledge of Seller, no such reduction will occur; (b) no Material Customer has modified or notified the Company or Seller of an intention to modify the terms or pricing of such Material Customer’s agreement or business with the Company and no Material Customer has terminated its relationship with the Company or has threatened to do so; (c) the Company is not involved in any claim, dispute or controversy with any Material Customer; (d) the Company is not involved in any claim, dispute or controversy with any of their respective other customers that, individually or in the aggregate could reasonably be anticipated to have a Material Adverse Effect; and (e) there have been no material changes to the pricing practices and policies applicable to any Material Customer since December 31, 2021. Material Vendors. Section 2.22 of the Disclosure Schedule sets forth the ten largest vendors (measured by dollar amount of purchases) of the Company and the dollar amount

-24- of the Company’s purchases from each such vendor for the year ended December 31, 2024 (collectively, the “Material Vendors”). Except as set forth in Section 2.22 of the Disclosure Schedule: (a) all Material Vendors continue to be vendors of the Company and none of such Material Vendors has reduced materially its business with the Company from the levels achieved during the year ended December 31, 2024, and to the Knowledge of Seller, no such reduction will occur; (b) no Material Vendor has modified or notified the Company or Seller of an intention to modify the terms or pricing of such Material Vendor’s agreement or business with the Company and no Material Vendor has terminated its relationship with the Company or has threatened to do so; (c) the Company is not involved in any claim, dispute or controversy with any Material Vendor; (d) the Company is not involved in any claim, dispute or controversy with any of its other vendors that, individually or in the aggregate could reasonably be anticipated to have a Material Adverse Effect; (e) no Material Vendor has materially increased or requested in writing or, to the Knowledge of Seller, orally to materially increase, in either case, in the aggregate, the pricing of any good or service it sells to the Company; and (f) neither the Company nor Seller has received any notice that any Material Vendor intends to change its business practices or policies in a manner that could be materially adverse to the Company. Related Party Transactions. None of the Company or its Affiliates, nor any officer, director, employee or equity holder of the Company, or any Affiliate thereof (other than the Company) or, to the Knowledge of Seller, any member of any such Person’s immediately family: (a) has any material interest in any asset, real or personal, owned or leased by the Company or used in connection with the business of the Company; (b) provides any material service, property, asset or loan to the Company; (c) owes to the Company any payable or is owed by the Company any receivable (excluding (i) any compensation owed to any officer, director or employee of the Company or any Affiliate thereof, solely in such Person’s capacity as an officer, director or employee thereof or (ii) any intercompany balance eliminations); (d) is a party to any Contract with the Company (other than any Employee Benefit Plans or any payments made to, and other compensation provided to, employees, officers and directors (or equivalent) in the Ordinary Course of Business); or (e) is otherwise engaged in any material business arrangement or other relationship with the Company, except in such Person’s capacity as an officer, director or employee, as applicable (any such arrangements, collectively, “Related Party Transactions”). No Other Representations or Warranties. Except for the representations and warranties made by Seller in Article II, neither Seller, the Company nor any Person acting on any of their behalf makes, or will be deemed to have made, any other representations or warranties, whether express or implied, at law or in equity, and all other representations and warranties are specifically disclaimed, including with respect to the accuracy or completeness of any information, documents, projections, forecasts or other material made available to Buyer or its Representatives in certain “data rooms” or management presentations or otherwise related to the Transactions, the Company, Seller or their Affiliates. Neither Seller, the Company nor any Person acting on their behalf will have or be subject to any liability or indemnification obligation to Buyer or any other Person resulting from the distribution to Buyer, or Buyer’s use of, any such materials.

-25- ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER Buyer represents and warrants to Seller, as of the date hereof and as of the Closing Date, as follows: Organization. Buyer is duly organized and validly existing under the applicable Laws of the jurisdiction in which it is organized and has all necessary corporate power and authority to carry on its business as currently conducted and to own and operate its properties and assets. Buyer is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have a material adverse effect on Buyer’s ability to consummate the Transactions or to perform its obligations hereunder. Buyer has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents, to carry out its obligations hereunder and thereunder and to consummate the Transactions. Authorization; Validity of Agreement. The execution, delivery and performance by Buyer of this Agreement, and the consummation by Buyer of the Transactions, has been duly and validly authorized by the governing body of Buyer, and no other corporate action on the part of Buyer is necessary to authorize the execution, delivery and performance by Buyer of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by Buyer and, assuming due and valid authorization, execution and delivery of this Agreement by Seller, is a valid and binding obligation of Buyer enforceable against each of them in accordance with its terms, subject to the General Enforceability Exceptions. No vote or approval of the stockholders of Buyer is required in connection with the execution, delivery or performance by Buyer of its obligations hereunder or for the consummation of the Transactions. Section 3.3 Consents and Approvals; No Violations. (a) The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the Transactions do not and will not (i) conflict with or violate the certificate of incorporation or bylaws (or similar organizational documents) of Buyer, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) and (ii) of subsection (b) of this Section 3.3 have been obtained, and all filings described in such clauses have been made, conflict with or violate any Law or Order applicable to Buyer or by which Buyer or its properties are bound, or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would constitute a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which Buyer is a party or by which Buyer or its properties are bound, except, in the case of clauses (ii) and (iii), for any such breach, violation, default, loss, right, termination, cancellation, amendment, acceleration or other occurrence that would not prevent, materially delay or materially impair the ability of Buyer to consummate the Transactions. (b) The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the Transactions do not and will not require any consent, approval,

-26- authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) the applicable requirements, if any, of the HSR Act, and (ii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not prevent, materially delay or materially impair the ability of Buyer to consummate the Transactions. Litigation. As of the date of this Agreement, there are no Actions pending or, to the Knowledge of Buyer, threatened against Buyer that would prevent, materially delay or materially impair the consummation of the Transactions. Buyer is not a party or subject to or in default under any Order that would prevent, materially delay or materially impair the consummation of the Transactions. Brokers or Finders. No agent, broker, investment banker, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee or payment in connection with the Transactions based on arrangements made by and on behalf of Buyer or any Subsidiary or Affiliate thereof. Solvency. Buyer and its Subsidiaries, taken as a whole, are as of the date of this Agreement and, immediately after giving effect to the Transactions and the incurrence of the Debt Financing on the Closing Date, and assuming (x) the satisfaction of the conditions to Buyer’s obligation to consummate the Closing and (y) the accuracy in all material respects of the representations and warranties of the Company contained in Article II (without giving effect to any qualification as to “materiality” or Material Adverse Effect contained therein), will be solvent and (i) be able to pay their debts as they become due, (ii) own property that has a fair saleable value greater than the amounts required to pay their debts (including a reasonable estimate of the amount of all contingent liabilities), and (iii) have adequate capital to carry on its business. Buyer is not making any transfer of property in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of Buyer or the Company. Investment Purposes. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Buyer is able to bear the economic risk of holding the Shares for an indefinite period (including total loss of its investment) and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment. Foreign Person. Buyer is not (a) a foreign national, foreign government or foreign entity as defined under the DPA, or (b) an entity over which control, as defined in 31 C.F.R. § 800.208, is exercised or exercisable by a foreign national, foreign government or foreign entity. No foreign national, foreign government, or foreign entity holds or is expected to hold beneficial ownership of 5% or more of Buyer post-closing. Section 3.9 Financing.

-27- (a) As of the date of this Agreement, Buyer has received (i) a true, accurate and complete copy of an executed equity commitment letter dated as of the date of this Agreement (the “Equity Commitment Letter”) from the equity financing sources party thereto (the “Equity Financing Sources”) pursuant to which the Equity Financing Sources have committed to provide an amount of cash equity financing in the amount set forth therein, subject only to the terms and conditions set forth therein (the “Equity Financing”) and (ii) a true, accurate and complete copy of an executed debt commitment letter and executed fee letter associated therewith, each dated as of the date of this Agreement (such commitment letter and all attached exhibits, schedules and annexes that are delivered on date of this Agreement and amendments thereto permitted by the terms hereof and any fee letter delivered on date of this Agreement, which fee letter may be redacted as described below, collectively, the “Debt Commitment Letter”) from the lenders party thereto (collectively, the “Lenders”), pursuant to which the Lenders have committed, subject only to the terms and conditions set forth in the Debt Commitment Letter, to provide to Buyer the amount of financing set forth in the Debt Commitment Letter (the “Debt Financing” and, together with the Equity Financing, the “Financing”) for the Financing Purposes. (b) The Equity Commitment Letter provides, and will continue to provide, that Seller is a express third-party beneficiary thereto, solely for the purpose of seeking, and being entitled to seek, specific performance of Buyer’s right to cause the Equity Commitment (as defined in the Equity Commitment Letter) to be funded thereunder, upon the terms and subject to the conditions set forth therein and in this Agreement, and, in connection therewith, Seller has the right to seek an injunction, or other appropriate form of specific performance or equitable relief, to cause the Equity Financing Sources to fund, directly or indirectly, the Equity Commitment as, and to the extent permitted by, this Agreement and the Equity Commitment Letter, in each case, when all of the conditions to funding the Equity Commitment set forth in this Agreement and the Equity Commitment Letter have been satisfied. (c) A true, accurate and complete copy of each fully executed Commitment Letter, as in effect on the date of this Agreement, has been provided to Seller; provided, however, that the fees and other commercially sensitive information in any fee letter (including provisions in such fee letter related solely to fees, “flex terms” and economic terms) may have been redacted; provided, however, that no redacted term provides that the aggregate amount or net cash proceeds of the Debt Financing set forth in the unredacted portion of the Debt Commitment Letter could be reduced or adds any conditions or contingencies to, or otherwise negatively affects the availability of, all or any portion of the Debt Financing or the enforceability of the Debt Commitment Letter, or could reasonably be expected to delay the Closing. (d) Buyer has fully paid all commitment and other fees, if any, required by such Commitment Letters to be paid on or before the date of this Agreement. As of the date of this Agreement, each Commitment Letter is a legal, valid and binding obligation of Buyer and, to the Knowledge of Buyer, each other party thereto, subject to the General Enforceability Exceptions, and in full force and effect, has not been amended, modified, withdrawn, terminated or rescinded in any material respect (except for any increases in the amount of funds available thereunder or the addition of lenders or other relevant entities who did not execute the Debt Commitment Letter as of the date of this Agreement) and no such amendment, modification, withdrawal, termination or rescission is contemplated except as permitted by this Agreement. As of the date of this Agreement, no event has occurred that (with or without notice, lapse of time or both) would

-28- reasonably be expected to constitute a breach thereunder on the part of Buyer. As of the date of this Agreement, there are no side letters, Contracts or other agreements or arrangements in respect of or modifying the terms of the Commitment Letters or Financing with respect to the interests of Seller therein not set forth in the Commitment Letters or fee letters that could (v) impair the enforceability of the Commitment Letters, (w) reduce the aggregate amount of any portion of the Financing such that the aggregate amount of the Financing would be less than the amounts required to be paid by Buyer in accordance with Section 1.3(b), (x) impose new or additional conditions precedent to the Financing, (y) otherwise adversely modify any of the conditions precedent to the Financing or (z) reasonably be expected to prevent, impair or delay Financing. Except as expressly set forth in the applicable Commitment Letter, as of the date hereof, there are no conditions precedent to the obligation of the Equity Financing Sources or the Lenders, as applicable, to provide the Financing or any contingencies that would permit the Equity Financing Sources or the Lenders, as applicable, to reduce the total amount of Financing. As of the date of this Agreement, to the Knowledge of Buyer, if the conditions precedent set forth in Section 5.1 and Section 5.2 are satisfied, the conditions to the Financing applicable to it set forth in the Debt Commitment Letter will be satisfied on a timely basis, none of the assumptions or statements set forth in the Commitment Letters are inaccurate and the Financing will be available to Buyer on the date on which the Closing should occur pursuant to Section 1.2. As of the date of this Agreement, no event has occurred that, with or without notice, lapse of time or both, would reasonably be expected to constitute a default or breach on the part of Buyer or, to the Knowledge of Buyer, any other parties thereto under any term or condition of the Commitment Letters or a failure of any condition to the Financing, or otherwise result in any portion of the Financing being unavailable on the Closing Date. Assuming the Financing is funded on the Closing Date in accordance with the Commitment Letters, the proceeds from the Financing are sufficient to pay the amounts required to be paid by Buyer at the Closing pursuant to Section 1.3(b) and Section 1.3(d) and to allow Buyer pay all of its fees and expenses in connection with the Transactions and the Financing (the “Financing Purposes”). In no event will the receipt by, or the availability of any funds or financing to, Buyer or any of its Affiliates, or any other financing, be a condition to Buyer’s obligation to consummate the Transactions. (e) As of the date of this Agreement, Buyer has delivered to the Seller and the Company a true, accurate and complete copy of the Limited Guarantee. The Limited Guarantee is in full force and effect, has not been amended, modified, withdrawn or rescinded in any manner, and constitutes a legal, valid and binding obligation of the Equity Financing Sources, enforceable against the Equity Financing Sources in accordance with its terms. There is no default under the Limited Guarantee by the Equity Financing Sources and no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default, breach or failure of a condition on the part of the Equity Financing Sources under any term or condition of the Limited Guarantee or adversely affect any Equity Financing Source’s obligations under the Limited Guarantee. Section 3.10 No Other Representations or Warranties; Non-Reliance; Investigation. (a) Except for the representations and warranties made by Seller in Article II or in the other Transaction Documents, Buyer acknowledges that neither Seller, the Company nor any Person acting on any of their behalf makes, or will be deemed to have made, any other

-29- representations or warranties, whether express or implied, at law or in equity. Buyer specifically disclaims that it is relying on or has relied on any other representations and warranties, including in respect to the accuracy or completeness of any information, documents, projections, forecasts or other material made available to Buyer or its Representatives in “data rooms” or management presentations or otherwise related to the Transactions, and acknowledges and agrees that the Company, Seller and their respective Affiliates have specifically disclaimed any such other representations or warranties. (b) Without limiting the representations and warranties of Seller contained herein or in the other Transaction Documents, Buyer acknowledges and affirms that (i) it has conducted and completed its own investigation, analysis and evaluation of the Company, (ii) it has made all such reviews and inspections of the financial condition, business, results of operations, properties, assets and prospects of the Company as it has deemed necessary or appropriate, and (iii) it has had the opportunity to request all information it has deemed relevant to the foregoing from Seller and the Company and it has received responses it deems adequate and sufficient to conduct and complete its own investigation, analysis and evaluation of the Company. ARTICLE IV COVENANTS Section 4.1 Interim Operations of the Company and Seller. (a) From the date of this Agreement until the Closing or the earlier termination of this Agreement in accordance with Article VII, except (i) as expressly required by this Agreement, (ii) as set forth on Section 4.1 of the Disclosure Schedule, (iii) as required by any Material Contract or under applicable Law or (iv) as consented to by Buyer, which consent will not be unreasonably withheld, conditioned or delayed, Seller will, and will cause the Company to, (A) conduct the Company’s business in the Ordinary Course of Business in all material respects, (B) use commercially reasonable efforts to maintain the existing relations of the Company with customers, suppliers, creditors, employees and other service providers, (C) manage its working capital (including the timing of collection of accounts receivable and of the payment of accounts payable and the management of, and accounting for, inventory) in the Ordinary Course of Business, (D) continue to make capital expenditures in the Ordinary Course of Business and (E) use commercially reasonable efforts to conduct the Seller’s business of owning the Owned Real Property in the Ordinary Course of Business in all material respects in substantially the same manner as Seller has conducted its business of owning the Owned Real Property prior to the date hereof. (b) Without limiting the generality of Section 4.1(a), from the date of this Agreement until the Closing or the earlier termination of this Agreement in accordance with Article VII, except (i) as expressly required by this Agreement (including Section 4.1(a)) or any other Transaction Document, (ii) as set forth on Section 4.1 of the Disclosure Schedule, (iii) as required by any Material Contract or under applicable Law or (iv) as consented to by Buyer, which consent will not be unreasonably withheld, conditioned or delayed, Seller will not solely with respect to the Company, and will cause the Company not to:

-30- (i) amend or otherwise change the organizational documents of the Company; (ii) (A) other than dividends or distributions, declare, set aside or pay any dividend or other distribution with respect to its capital stock, or declare, set aside, authorize or pay any dividends whatsoever out of Casualty Cash, (B) issue, sell, transfer, pledge, dispose of or encumber or agree to issue, sell, transfer, pledge, dispose of or encumber any additional shares of capital stock of the Company, (C) split, combine or reclassify the Shares or any other outstanding capital stock of the Company or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution therefor, or (D) redeem, purchase or otherwise acquire, directly or indirectly, any capital stock of the Company, except, in the case of each of clauses (A) through (D), as required by any Employee Benefit Plan; (iii) spend any Casualty Cash or factor, finance or otherwise transfer or sell any Casualty Receivable (whether in whole or in part); (iv) except as required under the terms of any Employee Benefit Plan or applicable Law, (A) hire or terminate (other than for cause) any Service Provider with annual base compensation of $125,000 or greater; (B) grant or increase compensation or benefits for any Service Provider (other than (i) annual base salary increases of up to 3 % for employees with annual base compensation of less than $125,000 in the Ordinary Course of Business or (ii) in connection with changes to broad-based Employee Benefit Plans that cover employees of Seller and its subsidiaries generally and are not targeted at Service Providers); (C) pay or grant any equity-based compensation, bonus, retention, severance, termination or similar payments and benefits to any Service Provider; (D) take any action to accelerate the vesting, funding or timing of payment of any compensation or benefit payable to any Service Provider; or (E) enter into, amend, modify or terminate any Collective Bargaining Agreement or Employee Benefit Plan (other than assigning the UPMC Health Plan from Seller to the Company); (v) incur any Indebtedness or guarantee any Indebtedness in excess of $2,500,000, except for debt, bonds and sureties required to fund the Company’s operations incurred in the Ordinary Course of Business; (vi) make or incur any capital expenditures that, individually or in the aggregate, are in excess of $2,500,000; (vii) discharge, settle or satisfy any Actions, other than settlements (A) that do not involve non-monetary relief and (B) for amounts, individually or in the aggregate, not to exceed $1,000,000 (in excess of third-party insurance); (viii) make any loans or advances to, or any investments in or capital contributions to, or forgive or discharge in whole or in part any outstanding loans or advances to, any Person (including any current or former directors, officers or employees of the Company) other than loans, advances or capital contributions by the Company to (A) any employee in connection with travel, entertainment or related business expenses or other

-31- customary out-of-pocket expenses or (B) advances in the Ordinary Course of Business to any customer, distributor, licensor, supplier or other Person with which the Company has significant business relations in each case that are less than $100,000; (ix) change (A) any of the accounting methods, principles or practices used by the Company, including its cash management practices, or (B) its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits, in each case, unless required by GAAP or applicable Law; (x) (A) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, business combination, restructuring, recapitalization or other reorganization (other than this Agreement or otherwise in connection with the Transactions), (B) acquire, by merging or consolidating with, by purchasing an equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (C) acquire, transfer, lease, sublease, assign license, sell, mortgage, pledge, dispose of convey, or encumber (other than Permitted Liens) any equipment, inventory or assets (other than Intellectual Property Rights), other than, in the case of this clause (C), acquisitions of raw materials and inventory, sales of inventory and the transfer of the Owned Real Property from Seller to the Company, in each case, in the Ordinary Course of Business; (xi) sell, assign, lease, sublease, license, sublicense or otherwise transfer, modify or dispose of, abandon or permit to lapse, fail to take any action necessary to maintain, enforce or protect, or create or incur any Lien on, any Owned Intellectual Property Rights or the Company’s rights in the Licensed Intellectual Property Rights (to the extent Company has any contractual right to sell, assign, lease, sublease, license, sublicense or otherwise transfer, modify or dispose of, abandon or permit to lapse, fail to take any action necessary to maintain, enforce or protect, or create or incur any Lien on any such Licensed Intellectual Property Rights), in all cases, other than: (A) non-exclusive licenses of Intellectual Property Rights granted in the Ordinary Course of Business, and (B) with respect to Company Registered IP expiring at the end of its statutory term; (xii) (A) rescind, make or change any material Tax election or settle or compromise any material Tax liability, (B) change its taxable year, (C) adopt or change any material method of accounting for Tax purposes, (D) amend any material Tax Returns, (E) enter into any closing agreement within the meaning of Section 7121 of the Code, or any similar agreement under state, local, or foreign Law, with respect to Taxes, (F) settle any material Tax claim, audit or assessment, (G) surrender any right to claim a material Tax refund, offset or other reduction in Tax liability or (H) consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, except, in each case, to the extent relating to a Combined Tax Group or as required by applicable Law;

-32- (xiii) enter into, terminate, materially amend or cancel any Material Contract (including entering into any Contract that would constitute a Material Contract if entered into prior to the date hereof), except in each case for amendments in the Ordinary Course of Business or for any termination or cancellation resulting from the expiration of a Contract in accordance with its terms; (xiv) enter into, materially amend or modify, transfer, terminate, waive, any rights under, or discharge any other party of any obligation under any Lease except in the Ordinary Course of Business; (xv) except in the Ordinary Course of Business, or as otherwise required pursuant to the conditions set forth herein with respect to the Real Estate Closing, acquire any fee interest in real property; or (xvi) agree to take or make any commitment to take any of the actions described in the foregoing clauses (i)-(xv). Nothing contained in this Agreement will give Buyer, directly or indirectly, the right to control or direct the Company’s operations prior to the Closing. Prior to the Closing, the Company is entitled to exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their operations. (c) Without limiting the generality of Section 4.1(a), from the date of this Agreement until the Closing or the earlier termination of this Agreement in accordance with Article VII, except (i) as expressly required or contemplated by this Agreement (including Section 4.1(a)) or any other Transaction Document, (ii) as set forth on Section 4.1 of the Disclosure Schedule, (iii) as required by any Material Contract or under applicable Law or (iv) as consented to by Buyer, which consent will not be unreasonably withheld, conditioned or delayed, Seller will not solely with respect to the Owned Real Property: (i) sell, lease, transfer, convey, encumber or otherwise dispose of the Owned Real Property or any portion thereof or interest therein; (ii) change or submit, or consent to, any application to change the current zoning or legal use of the Owned Real Property; (iii) cause or allow a mortgage, deed of trust, security agreement, financing statement, or any other instrument which evidences or secures Indebtedness to encumber the Owned Real Property; (iv) agree to take or make any commitment to take any of the actions described in the foregoing clauses (i)-(xv). Section 4.2 Reasonable Best Efforts; Regulatory Approval Matters. (a) The Parties will use their respective reasonable best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, required or advisable to cause each of the conditions in Article V to be satisfied and to consummate and make effective the

-33- Transactions as promptly as practicable (and in any event prior to the Outside Date), including (i) making all Filings necessary in connection with the Transactions, (ii) obtaining all Approvals necessary in connection with the Transactions, and (iii) defending or contesting any Action brought by a Governmental Entity or any other Person that could prohibit, prevent, restrict, adversely affect or delay the consummation of the Transactions. (b) Without limiting the generality of the Parties’ undertakings pursuant to Section 4.2(a), each of Seller and Buyer will use reasonable best efforts to (i) file as promptly as reasonably practicable, but in any event no later than ten (10) Business Days after the date of this Agreement, notifications under the HSR Act, requesting early termination of any waiting period in connection with any Filing or the Transactions, (ii) respond as promptly as practicable to any inquiries and requests received from the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (“Antitrust Division”) or other Governmental Entity for documentation or information or any request for additional information in connection with any Filing or the Transactions, (iii) cooperate with each other in connection with any Filing (including furnishing to each other all information required for any Filing and providing copies of all such draft Filings to the non-filing Party prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation, other inquiry, challenge or Action of any of the FTC, the Antitrust Division or other Governmental Entity or other Person challenging the Transactions, under any applicable Antitrust Laws in connection with any Filing or the Transactions, and (iv) promptly notify the other Party of the commencement or threatened commencement of any Action relating to the consummation of, or any challenges to, the Transactions. Each Party will use reasonable best efforts to promptly inform the other Party of any oral communication with, and provide copies of written communications with, any Governmental Entity, or Person relating to the Transactions, regarding any Filing, investigation, other inquiry, challenge or Action in connection with the Transactions. No Party will independently participate in any meeting with any Governmental Entity, or Person challenging the Transactions, with respect to any Filing, investigation, other inquiry, challenge or Action in connection with the Transactions without giving the other Party reasonable prior notice of the meeting and, to the extent permitted by such Governmental Entity or applicable Law, the opportunity to attend and/or participate. Subject to applicable Law, the Parties will consult and cooperate with one another, including considering all reasonable additions, deletions or changes suggested in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party relating to any Filing, investigation, other inquiry, challenge or Action under applicable Antitrust Laws. Seller and Buyer will jointly devise the strategy for obtaining all necessary Approvals or resolving any Actions under applicable Antitrust Laws, including any Filings, notifications, submissions, and communications with any Governmental Entity or Person challenging the Transactions. (c) Notwithstanding Section 4.2(a), Buyer will take the actions specified in this Section 4.2(c), and Buyer’s obligations under this Section 4.2(c) will be unconditional and will not be qualified by best efforts or any other qualifying standard (regardless of whether fulfillment of such obligations would have a material adverse effect on Buyer or the Company from and after the Closing). (i) Buyer will, at Buyer’s sole cost and expense, take or cause to be taken all actions and do or cause to be done all things necessary, required or advisable

-34- under the Antitrust Laws to consummate and make effective the Transactions in accordance with this Agreement as promptly as practicable (and in any event prior to the Outside Date), including (A) obtaining all Approvals under the Antitrust Laws, (B) resolving any objection asserted with respect to the Transactions under the Antitrust Laws raised by any Governmental Entity or other Person, (C) avoiding the entry of or causing the vacation, dissolution, lifting or reversal of any Order under the Antitrust Laws, whether temporary, preliminary or permanent, that prohibits, prevents, restricts, adversely affects or delays the consummation of the Transactions, and (D) defending or contesting any Actions brought by any Governmental Entity or any other Person under the Antitrust Laws challenging the Transactions. (ii) In furtherance of and without limiting the obligations of Buyer under Section 4.2(c)(i), Buyer will, through Order, consent decree, settlement or otherwise, (A) license, sell, divest, hold separate or otherwise dispose of, directly or indirectly, any of Buyer’s, the Company’s or the Company’s Affiliates’ operations, divisions, subsidiaries, assets, products, product lines or businesses (whether now owned or hereafter acquired), (B) terminate or modify any existing relationships or contracts of Buyer, the Company or the Company’s Affiliates, or enter into new relationships or contracts, (C) amend or terminate any licenses or other intellectual property agreements of Buyer, the Company or the Company’s Affiliates, and enter into new licenses or other intellectual property agreements, and (D) make behavioral commitments that may limit or modify Buyer’s, the Company’s or the Company’s Affiliates’ rights of ownership in, or freedom of action with respect to, one or more of their respective operations, divisions, subsidiaries, assets, products, product lines or businesses, in the case of each of clauses (A) through (D), to enable the Closing of the Transactions as promptly as practicable (and in any event no later than the Outside Date). Nothing in this Agreement will require Buyer to enter into any contract or other binding obligation to implement any such sale, divestiture, contract, license or similar remedial action under this Section 4.2(c) (a “Remedial Action”) unless such contract or obligation is conditioned on the occurrence of the Closing or is only effective after the Closing. (d) Each of Seller and Buyer may, as each deems advisable or necessary, reasonably designate any competitively sensitive material provided to the other as “Outside Counsel Only Material” or some similar notation agreed by the Parties. Such materials and the information contained therein will be given only to the outside counsel (and, in the case of information related to Filings under Antitrust Laws, outside antitrust counsel) of the recipient and will not be disclosed by such counsel to employees, officers or directors of the recipient or its Affiliates unless express permission is obtained in advance from the source of the materials (Seller, the Company or their respective Affiliates, as the case may be) or its legal counsel. Notwithstanding anything to the contrary in this Section 4.2, and without limiting the restrictions on access and disclosure set forth in this Section 4.2(d), materials provided to any other Party or its counsel pursuant to this Agreement may be redacted (i) as necessary to comply with contractual requirements and (ii) as necessary to address attorney-client or other privilege or protection or confidentiality concerns. (e) None of Buyer, Seller or Seller’s Affiliates will, or will agree to, directly or indirectly, make or enter into any acquisition, disposition, merger, business combination or any

-35- similar transaction, however structured, or take any other action, including entering into, or agreeing to enter into, any license, joint venture or other agreement, transaction or arrangement, that could reasonably be expected to, in each case or in the aggregate, (i) cause any delay in the obtaining of, or increase the risk of not obtaining, any Approval pursuant to Antitrust Laws, (ii) increase the risk of any Governmental Antitrust Entity, entering an Order prohibiting, restricting or delaying the consummation of the Transactions or the risk of not being able to vacate, dissolve or reverse any such Order, (iii) prohibit, prevent, adversely affect, restrict, delay, impair, impede or hinder the consummation of the Transactions in accordance with this Agreement, (iv) cause any of the conditions set forth in Article V to fail to be satisfied, or (v) prohibit, prevent, adversely affect, restrict, delay, impair, impede or hinder the ability of any Party and its Affiliates to perform their obligations under this Agreement. (f) Notwithstanding anything to the contrary contained herein, Buyer will not consent to any voluntary extension of any statutory deadline or waiting period, or consent to any voluntary delay of the consummation of the Transactions, or withdraw its notification and report form pursuant to Antitrust Laws, unless, in each case, Seller has given their prior written consent to such extension, delay or withdrawal. (g) Buyer will be responsible for the payment of all filing and other fees in connection with the Filings to be made, and Approvals to be obtained, pursuant to this Section 4.2. Section 4.3 Access. (a) Subject to the Confidentiality Agreement and applicable Law relating to the sharing of information, Seller agrees to cause the Company to provide Buyer and its Representatives, from time to time prior to the earlier of the Closing and the termination of this Agreement in accordance with Article VII, reasonable access during normal business hours and on reasonable prior written notice to Seller for the purpose of consummating the Transactions to (i) the Owned Real Properties, (ii) the Company’s properties, books, Contracts, personnel and records and (iii) such other information as Buyer may reasonably request with respect to the Company and its business, financial condition and operations. (b) Notwithstanding the foregoing, (i) any such access will be conducted in such a manner as not to interfere with the operation of the Company, (ii) the Company will not be required to permit access to its properties to the extent it in good faith determines such limitation is necessary in light of COVID-19, (iii) none of Buyer or any of its Representatives will contact or have any discussions with any of the officers, employees, landlords/sub-landlords, tenants/subtenants, customers or vendors of the Company without the prior written consent of Seller, (iv) Buyer will be responsible for any damage to any real property owned or leased by the Company or any other assets or property of the Company caused by Buyer or any of its Representatives, (v) the Company will not be required to disclose any information related to the sale of the Company or any activities in connection therewith, including the solicitation of proposals from third parties in connection with the sale of the Company or its Representatives’ evaluation thereof, including projections, financial or other information related thereto, (vi) Buyer and its Representatives may not conduct any environmental sampling or testing of any environmental media (including soil, sediment, groundwater, soil vapor, ambient air and building material) in connection with the access contemplated by this Section 4.3, (vii) without limiting

-36- Section 4.11, none of the Company, Seller or their respective Representatives will be required to provide financial and operating data to the extent not maintained or prepared in the Ordinary Course of Business, and (viii) the Company will not be required to confer, afford such access or furnish such copies or other information (A) to the extent that doing so would result in the breach of any confidentiality or similar agreement to which the Company is a party, (B) that is competitively sensitive, or (C) the disclosure of which would reasonably be expected to result in the loss or impairment of attorney-client privilege; provided, that the Company will use commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in, in the case of clause (A), a breach of such agreement or, in the case of clause (C), a loss of attorney-client privilege. Publicity. The initial press release with respect to the Transactions will be in a form mutually agreed by the Parties. Except as set forth in the preceding sentence, no public announcement or disclosure may be made by any Party with respect to the subject matter of this Agreement or the Transactions without the prior written consent of (a) in the case of any such public announcement or disclosure by Buyer or, after the Closing, the Company or (b) in the case of any such public announcement or disclosure by Seller or, prior to the Closing, the Company, Buyer; provided, that the provisions of this Section 4.4 will not prohibit (i) any disclosure required by applicable Law (in which case the disclosing Party will, to the extent legally permissible, provide the other Parties with the opportunity to review and comment in advance of such disclosure and will disclose only that portion of such information that the disclosing Party is advised by its counsel is legally required to be disclosed; provided, that such disclosing Party will use commercially reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information), (ii) any disclosure required to comply with the rules and regulations of any security exchange to which a Party or its Affiliates is subject (in which case the disclosing Party will, to the extent legally permissible, provide the other Parties with the opportunity to review and comment in advance of such disclosure), (iii) any disclosure made in connection with the enforcement of any right or remedy pursuant to the Transaction Documents or the Transactions, or (iv) any disclosure by Buyer or Seller as part of its respective normal investor relations program. Section 4.5 Indemnification; Directors’ and Officers’ Insurance. (a) During the period ending six years after the Closing Date, Buyer will ensure that the Company fulfills its obligations to the present and former members of the governing body of the Company and present and former officers of the Company (the “Indemnified D&Os”) pursuant to the terms of the Company’s organizational documents as in effect on the date hereof. (b) In connection with the Closing, Seller will obtain on behalf of the Company prepaid directors’ and officers’ liability insurance policy or policies which provide such Indemnified D&Os with coverage for an aggregate period of not less than six years following the Closing Date with coverage in amount and scope at least as favorable as the Company’s existing coverage, with respect to claims arising from facts or events that occurred on or before the Closing Date, including with respect to the Transactions (the “D&O Tail Policy”). The premiums for such prepaid policy will be paid in full by Seller at or prior to the Closing and such prepaid policies will be non-cancelable. Buyer will, and will cause the Company to, maintain such policy in full force

-37- and effect, and continue to honor the obligations thereunder, during the period for which it has been prepaid. (c) For a period of six years after the Closing Date, Buyer will cause the organizational documents of the Company to contain provisions no less favorable to the Indemnified D&Os with respect to limitation of liabilities of directors and officers and indemnification and advancement of expenses than are set forth immediately prior to the Closing in their respective organizational documents and/or available under applicable Law, which provisions will not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnified D&Os. (d) In the event Buyer or the Company, or any of their respective successors or assigns (i) consolidates with or merges into any other Person and will not be the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Buyer shall use commercially reasonable efforts to ensure that proper provision will be made so that such continuing or surviving entity or transferee of such assets, as the case may be, will assume all of the obligations set forth in this Section 4.5. (e) The terms and provisions of this Section 4.5 are intended to be in addition to the rights otherwise available to the Indemnified D&Os by applicable Law, the Company’s organizational documents or other Contract, as applicable, and will operate for the benefit of, and will be enforceable by, the Indemnified D&Os and their respective heirs and Representatives, each of whom is an intended third-party beneficiary of this Section 4.5. Section 4.6 Employee Matters. (a) For a period of no less than one year following the Closing (or, if sooner, the date of termination of employment of the relevant Continuing Company Employee (as defined below)), Buyer will provide, or will cause to be provided, to each employee of the Company who continues to be employed by Buyer (or an Affiliate thereof) after the Closing (each, a “Continuing Company Employee”) with (i) a base salary or base wage rate, as applicable, and target annual cash incentive compensation opportunities, in each case, that are no less favorable than the base salary or wage rate, as applicable, and target annual cash incentive compensation opportunities that were provided to such Continuing Company Employee immediately before the Closing and (ii) other employee benefits (excluding any change in control, transaction or retention payments or benefits, equity-based or other long-term incentive compensation or benefits, defined benefits, retiree medical or nonqualified deferred compensation) that are substantially comparable in the aggregate to the employee benefits provided to each such Continuing Company Employee immediately before the Closing; provided, however, for the avoidance of doubt, Buyer will, or will cause its Affiliates to, honor the terms of the retention agreements set forth on Section 4.6(a) of the Disclosure Schedule. Buyer will, or will cause its Affiliates to, credit each Continuing Company Employee with the accrued and unused vacation, personal and sickness days to which such Continuing Company Employee is entitled through the Closing. (b) Buyer will use commercially reasonable efforts to, or to cause one if its Affiliates to, credit each Continuing Company Employee with his or her years of service with the

-38- Company (or any predecessors of the Company) for all purposes (other than benefit accrual under a defined benefit pension or retiree health and welfare plan) under each employee benefit plan or program of Buyer (or its Affiliates) (each, a “Buyer Plan”) in which such Continuing Company Employee becomes eligible to participate on or after the Closing to at least the same extent such Continuing Company Employee was entitled, before Closing, to credit for such service under any similar Employee Benefit Plan in which such Continuing Company Employee participated or was eligible to participate immediately prior to the Closing; provided, that the foregoing will not apply to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, Buyer will use commercially reasonable efforts to, or to cause one of its Affiliates to, (i) cause all pre-existing condition limitations or exclusions, eligibility waiting periods, evidence of insurability requirements, and actively-at-work requirements of each Buyer Plan to be waived for each Continuing Company Employee (and his or her spouse and covered dependents) and (ii) credit each Continuing Company Employee (and his or her spouse and covered dependents) with all deductible, coinsurance, co-payment and other out-of-pocket payments paid by such Continuing Company Employee (or his or her spouse or covered dependents) under any Employee Benefit Plan prior to the Closing during the year in which the Closing occurs for purposes of satisfying all deductible, coinsurance and maximum out- of-pocket requirements applicable to such Continuing Company Employee (and his or her spouse and covered dependents) pursuant to a Buyer Plan. (c) With respect to each Continuing Company Employee whose employment is terminated during the period commencing on the Closing Date and ending on the one-year anniversary of the Closing Date, Buyer shall provide the severance benefits to which such Continuing Company Employee would have been entitled had such termination occurred immediately prior to the Closing pursuant to Sellers’ Severance Guidelines (as described in Section 4.6(c) of the Disclosure Schedules) or the individual agreements set forth on Section 4.6(c) of the Disclosure Schedules, as applicable, and, if applicable, the amount of such severance benefits shall be calculated taking into account the Continuing Company Employee’s period of employment with Seller and its Affiliates (and their predecessors) prior to the Closing and with Buyer or its Affiliates on and after the Closing. (d) Prior to the Closing, Seller shall (or shall cause one of its Affiliates to) use commercially reasonable efforts to adopt a defined contribution plan intended to qualify under Sections 401(a) and 401(k) of the Code (a “Company 401(k) Plan”) that is sponsored by the Company and that includes terms that are substantially comparable to the terms of the defined contribution plan that is intended to be qualified under Sections 401(a) and 401(k) of the Code and that is sponsored by Seller (the “Seller 401(k) Plan”). In the event that such Company 401(k) Plan is adopted, Seller may, following the Closing in its discretion, cause a trust-to-trust transfer of Company Employees’ (and their beneficiaries’) account balances, including any outstanding loans, in the Seller 401(k) Plan to the Company 401(k) Plan, and in such case, Buyer (or an Affiliate of Buyer) shall cause the Company 401(k) Plan to accept such transfer, in accordance with Sections 411(d)(6) and 414(1) of the Code. Effective as of the date of any such transfer, Seller, its Affiliates, the Seller 401(k) Plan and the trust thereunder shall be relieved of all liabilities and obligations with respect to such Company Employees (and their beneficiaries). (e) Seller shall honor the terms of any vested equity-based awards in respect of Seller stock held by Continuing Company Employees.

-39- (f) Notwithstanding any other provision of this Agreement, and without limiting the generality of Section 9.6, nothing contained in this Section 4.6 shall (i) be deemed to be the adoption of, an amendment to or other modification of any Employee Benefit Plan or other employee benefit plan, agreement or other arrangement, (ii) limit the right of Buyer or any of its affiliates to amend, modify or terminate any Company Plan or other employee benefit plan, program or arrangement following the Closing Date in accordance with their terms or (iii) give any Continuing Company Employee (or dependent or beneficiary thereof), Service Provider, or any other Person who is not a party to this Agreement any right to continued employment or service, any rights to compensation or benefits, or any third-party beneficiary or other right of any kind or nature hereunder whatsoever. Section 4.7 Certain Tax Matters. (a) Cooperation on Tax Matters. The Parties will cooperate (and cause their respective Affiliates to cooperate) with each other to provide each other with such assistance as may be reasonably requested by them in connection with the preparation of any Tax Returns or amended Tax Returns, any Tax audit or other examination in connection with an administrative or judicial proceeding involving a Governmental Entity relating to Taxes, or any other Tax matters. Such cooperation will include, upon a Party’s request, providing records and information that are reasonably relevant to any such matters and making employees available on a mutually convenient basis to provide additional information. Notwithstanding anything in this Agreement to the contrary, none of Buyer or any of its Affiliates (including the Company after the Closing) shall have any right to copies of any Combined Tax Return, other than any portion of such Tax Return that relates solely to the Company, or any right in respect of any audit, examination or proceeding with respect to any such Combined Tax Return. (b) Transfer Taxes. All federal, state, county and other direct or indirect transfer, documentary, conveyance, sales, use, stamp, registration, value added, real property and other similar Taxes or charges (“Transfer Taxes”) incurred in connection with the Transactions shall be borne 50% by Seller and 50% by Buyer when due; provided, that with respect to Transfer Taxes incurred in accordance with transfers of the Owned Real Properties, only the first $500,000 of such Transfer Taxes shall be borne 50% by the Seller and 50% by Buyer, with any amount in excess of $500,000 being borne solely by Seller. The Party required by applicable Law to prepare any Tax Return or other document with respect to such Taxes shall at its own expense, prepare and timely file such Tax Return or other document and pay any Transfer Taxes required to be paid in connection therewith. The Parties shall cooperate each other in good faith to establish any available exemption or reduction in applicable Transfer Taxes. Seller shall promptly reimburse Buyer for Seller’s share of any Transfer Taxes paid by Buyer, except, in the case of Seller, to the extent that such Transfer Taxes were taken into account in Transaction Expenses in determining the Final Purchase Price. (c) Tax Covenants. From and after the Closing, except as otherwise provided by this Agreement or any other Transaction Document, Buyer will not, and will cause the Company not to, make any Tax election, amend any Tax Return or waive or extend any statute of limitations for the assessment or collection of Taxes, or initiate any voluntary disclosure with respect to Taxes, in each case with respect to any taxable period (or portion thereof) ending on or prior to, or including, the Closing Date, if in each case such election, amendment, waiver, or

-40- extension could reasonably be expected to result in any material increased Tax liabilities to Seller, without Seller’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. Buyer will not, and will not permit any of its Affiliates (including the Company) to, take any action outside of the Ordinary Course of Business on the Closing Date after the Closing, except as otherwise provided by this Agreement or any other Transaction Document. (d) Section 338(h)(10) Election. Upon written notice from Buyer to Seller that Buyer has elected to require Seller to join Buyer in making an election under Section 338(h)(10) of the Code and any corresponding elections under state or local tax law (the “Section 338(h)(10) Election” and such notice, the “Section 338(h)(10) Election Notice”) with respect to the purchase and sale of the Shares pursuant to this Agreement, Seller and Buyer shall jointly and make a timely Section 338(h)(10) Election. If a Section 338(h)(10) Election is made: (i) Buyer and Seller agree to report the Transactions consistently with making of the Section 338(h)(10) Election and shall take no action or position contrary thereto on any Tax Return or in any audit, examination or other proceeding relating to Taxes, unless, and then only to the extent, otherwise required to do so by applicable Tax Law, as the case may be. (ii) In connection with the Section 338(h)(10) Election, Seller shall timely prepare IRS Form 8023 (and all state and local election forms) (collectively, the “Section 338(h)(10) Election Forms”) in accordance with Section 338 of the Code (and applicable state or local Tax Law) and the terms of this Agreement, in a manner reasonably acceptable to Buyer, and will provide copies of the executed Section 338(h)(10) Election Forms to the Buyer at least sixty (60) days prior to the due date for the filing of such Section 338(h)(10) Election Forms. (iii) The Purchase Price and other relevant items shall be allocated among the assets of the Company in accordance with Sections 338 and 1060 of the Code and the Treasury Regulations thereunder. Seller shall prepare an initial draft of such allocation consistent with the principles set forth in Section 4.7(d) of the Disclosure Schedules (the “Section 338(h)(10) Allocation Schedule”) and shall deliver the Section 338(h)(10) Allocation Schedule to Buyer no later than ninety (90) days following the later of (x) the Closing Date or (y) the receipt by Seller of the Section 338(h)(10) Election Notice. Thereafter, Seller shall provide Buyer as necessary from time to time with an initial draft of a revised Section 338(h)(10) Allocation Schedule (each, a “Revised Section 338(h)(10) Allocation Schedule”), so as to adjust the Section 338(h)(10) Allocation Schedule as a result of any post-Closing payments that are treated as an adjustment to the Purchase Price for U.S. federal, state and local income tax purposes. Any such Revised Section 338(h)(10) Allocation Schedule shall be prepared by Seller in a manner consistent with the first sentence of this Section 4.7(d)(iii). (iv) Buyer shall have the right to review and raise any good faith objections in writing to the initial draft of the Section 338(h)(10) Allocation Schedule or any Revised Section 338(h)(10) Allocation Schedule as prepared by Seller for thirty (30) days after the receipt thereof. If Buyer fails to deliver a notice of objection within such 30- day period, then Buyer shall be deemed to have accepted the Section 338(h)(10) Allocation

-41- Schedule or Revised Section 338(h)(10) Allocation Schedule as prepared by Seller and such Section 338(h)(10) Allocation Schedule or Revised Section 338(h)(10) Allocation Schedule shall be conclusive and binding on the Parties (each, a “Final Section 338(h)(10) Allocation Schedule”); provided, however, if Buyer delivers a written notice of objection to Seller within such 30-day period, then Seller and buyer shall negotiate in good faith to resolve all objections raised in such notice of objection. If the Parties are able to resolve all such objections within twenty (20) days after Seller’s receipt of such notice of objection, then the Parties shall revise the initial draft of the Section 338(h)(10) Allocation Schedule or applicable Revised Section 338(h)(10) Allocation Schedule, as applicable, to reflect such resolution. If the Parties are not able to resolve all such objections, then the Parties shall (A) revise the Section 338(h)(10) Allocation Schedule to reflect any and all such objections resolved by the Parties and (B) submit the remaining objections to the Independent Accountant for resolution. The cost of any such review and report by the Independent Accountant will be paid on a proportionate basis by Buyer, on the one hand, and Seller, on the other hand, based on the percentage which the portion of the contested amount not awarded to such Party bears to the amount contested, as finally determined by the Independent Accountant. The Independent Accountant will deliver to Seller and Buyer, as promptly as practicable (and Buyer and Seller will use their respective commercially reasonable efforts to cause the Independent Accountant to deliver no later than thirty (30) days from the date of engagement of the Independent Accountant), a report setting forth its determinations of the items in dispute, its Section 338(h)(10) Allocation Schedule (which will be deemed the Final Section 338(h)(10) Allocation Schedule), and a summary of the Independent Accountant’s reasons for its determination of each issue. The Final Section 338(h)(10) Allocation Schedule, as so revised to reflect the final determination of the Independent Accountant shall be final and binding on the Parties. (v) Seller, on the one hand, and Buyer, on the other hand, shall, and shall cause their Affiliates to, (A) prepare and file all Tax Returns (including IRS Form 8883) in a manner consistent with the Final Section 338(h)(10) Allocation Schedule, and (B) not take any position that is inconsistent with any Final Section 338(h)(10) Allocation Schedule on any Tax Return or in any audit, examination or other proceeding relating to Taxes, unless, and then only to the extent, otherwise required to do so by applicable Tax Law. (vi) Buyer shall, within 10 Business Days after any Make-Whole Amount Schedule (including the calculation of any Make-Whole Amount) becomes conclusive and binding on the Parties pursuant to this Section 4.7(d)(vi), pay to Seller an amount equal to the Make-Whole Amount reflected on such Make-Whole Amount Schedule by wire transfer of immediately available funds. Within 30 days after the U.S. federal Combined Tax Return is filed for the taxable period that includes the Closing Date, and any later taxable period in which any amount of the Earnout is paid or any amount is paid under the Seller Note, Seller shall prepare and deliver to Buyer a schedule setting forth Seller’s calculation of the Make-Whole Amount (each a “Make-Whole Amount Schedule”), together with a description in reasonable detail of the basis for such calculation and such supporting documentation as appropriate, or as reasonably requested by Buyer. Buyer shall have 30 days to review the Make-Whole Amount Schedule. If Buyer disagrees with Seller’s calculation of the Make-Whole Amount, then, before the expiration of such 30-

-42- day period, Buyer may deliver to Seller a written notice of disagreement, and shall separately provide in reasonable detail the basis for such disagreement and Buyer’s calculation of the Make-Whole Amount. If Buyer fails to deliver such a notice of disagreement within such 30-day period, then Buyer shall be deemed to have accepted the Make-Whole Amount Schedule as prepared by Seller, including Seller’s calculation of the Make-Whole Amount, and such schedule and calculation shall be conclusive and binding on the Parties; provided, however, if Buyer delivers such a notice of disagreement within such 30-day period, then the Parties shall negotiate in good faith to resolve all disagreements raised in such notice of disagreement. If the Parties are able to resolve all such disagreements within 30 days after Seller’s receipt of such notice of disagreement, then the Parties shall revise the Make-Whole Amount Schedule to reflect such resolution and the Make-Whole Amount Schedule (including the calculation of the Make-Whole Amount), as so revised, shall be conclusive and binding on the Parties; provided, however, if the Parties are not able to resolve all such disagreements within such 30-day period, then the Parties shall (A) revise the Make-Whole Amount Schedule to reflect any disagreements that have been resolved by the Parties, and (B) submit the remaining disagreements to the Independent Accountant to resolve such remaining disagreements as promptly as possible. The Parties shall revise the Make-Whole Amount Schedule to reflect the final determination of the Independent Accountant, and the Make-Whole Amount Schedule (including the calculation of the Make-Whole Amount), as so revised, shall be conclusive and binding on the Parties. Any cost of such Independent Accountant shall be borne 50% by Seller and 50% by Buyer. (vii) Until Buyer delivers the Section 338(h)(10) Election Notice to Seller, Seller shall use commercially reasonable efforts to cooperate (and cause its Affiliates, agents and advisors, including accounting firms and legal counsel to cooperate) with Buyer, including by providing such information as Buyer may reasonably request, to permit Buyer to estimate the Make-Whole Amount. (e) Basis Reduction Election. In the event that Buyer does not elect to cause the Parties to make a Section 338(h)(10) Election, Seller shall make an election (including on a protective basis) under Treasury Regulations Section 1.1502-36(d)(6) to reduce the basis of Seller in the Shares by an amount not less than any attribute reduction amount under Treasury Regulations Section 1.1502-36(d) with respect to the Company. (f) Straddle Periods. For all purposes under this Agreement, in respect of any Straddle Period, the portion of Taxes that are allocable to a Pre-Closing Tax Period will be: (x) in the case of any ad valorem and property Taxes (other than Transfer Taxes), the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the Straddle Period ending on and including the Closing Date and the denominator of which is the number of days in the entire Straddle Period, and (y) in the case of any other Taxes, the amount that would be payable if the relevant Straddle Period ended on and included the Closing Date. In the event that the Buyer does not elect to cause the Parties to make a Section 338(h)(10) Election, the Parties agree (i) to use the “closing of the books” method with respect to the allocation of tax items for U.S. federal, state and local income tax purposes between the Pre-Closing Tax Period that ends on the Closing Date and the tax period that begins on the day after the Closing Date, and (ii) not to make the ratable allocation election under Treasury Regulations Section

-43- 1.1502-76(b)(2)(ii) or otherwise ratably allocate tax items under Treasury Regulations Section 1.1502-76(b)(2)(iii). (g) Tax Returns. Buyer shall, at its own expense, prepare or cause to be prepared, all Tax Returns of the Company for any Pre-Closing Tax Period first due to be filed (taking into account any validly obtained extensions) after the Closing Date and for any Straddle Period, but excluding for the avoidance of doubt any Combined Tax Return. Not fewer than 15 Business Days prior to the due date of any such Tax Return (taking into account any validly obtained extensions), or in the case of any Tax Return for non-Income Taxes such shorter period as is reasonable under the circumstances, Buyer shall submit draft copies of such Tax Returns to Seller for its review and comment. Buyer shall cause all reasonable comments received in writing from Seller at least 5 Business Days prior to the due date (or proposed filing date) to be incorporated into such Tax Returns to the extent those comments (i) relate to any Covered Taxes, and (ii) are supported by a “more likely than not” or higher comfort level, and Buyer shall timely file, or cause to be timely filed, such Tax Returns. Each such Tax Return shall be prepared in accordance with applicable Law and, to the extent consistent therewith, in accordance with existing procedures, practices and accounting methods of the Company, except as otherwise provided under this Agreement. (h) Tax Contests. If any claim or demand for Taxes in respect of which Seller would be required to indemnify a Buyer Indemnified Party under Section 6.2(a)(iv) (any such claim or demand, a “Tax Claim”) is asserted in writing against a Buyer Indemnified Party, Buyer shall promptly notify Seller of such Tax Claim in writing after receipt thereof, and shall give Seller such information with respect thereto as Seller may reasonably request; provided, that the failure of Buyer to give notice as provided in this Section 4.7(h) shall not relieve Seller of its obligations under Section 6.2(a)(iv), except to the extent that such failure have actually materially and adversely prejudiced Seller. Seller, at its own expense, may elect to control the defense of any claim, suit, action, litigation or proceeding (including any Tax audit) relating to a Tax Claim (a “Tax Controversy”) that relates solely to Taxes in respect of which Seller would be required to indemnify a Buyer Indemnified Party under Section 6.2(a)(iv); provided that, (i) Seller shall not settle such a Tax Controversy without Buyer’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), (ii) Seller shall keep Buyer reasonably informed regarding the status of such Tax Controversy and (iii) Buyer shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Seller. Buyer shall control any such Tax Controversy that Seller does not so elect to control and any Tax Controversy that relates in part, but not solely, to Taxes in respect of which Seller would be required to indemnify the Buyer Indemnified Parties under Section 6.2(a)(iv); provided that (i) Buyer shall keep Seller reasonably informed regarding the status of such Tax Controversy, (ii) Seller shall have the right, at its own expense, to participate in the conduct of such a Tax Controversy and to employ counsel, at its own expense, separate from the counsel employed by Buyer, and (iii) Buyer shall not settle such a Tax Controversy without Seller’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary in this Agreement, (A) the procedures relating to Tax Claims shall be governed exclusively by this Section 4.7(h) and (B) Seller shall have the exclusive right to control any Tax Claim of a Combined Tax Return except to the extent such Tax Claim relates to a Section 338(h)(10) Election.

-44- (i) Tax Refunds. From and after the Closing, Buyer shall promptly pay to the Seller the amount of any Tax refunds or credits (to the extent such credits result in a reduction in cash Tax liabilities of the Company) actually received or realized by the Company in respect of a Pre-Closing Tax Period that is a Covered Tax (net of any Taxes imposed thereon and any reasonable out-of-pocket expenses incurred by the Company in obtaining such refund or credit), except to the extent such refunds or credits are taken into account as an asset in the calculation of the Final Purchase Price. (j) Survival Period. Notwithstanding provisions in Section 7.2, the covenants contained in this Section 4.7 shall survive the Closing Date until sixty (60) days after the applicable statute of limitations with respect to the relevant Tax. Representation and Warranty Insurance. Buyer will obtain, prior to the Closing Date, a buy-side representations and warranties insurance policy for its benefit (and at its sole cost and expense) (the “R&W Insurance Policy”). The R&W Insurance Policy shall include a provision stating that the insurer(s) thereunder (the “R&W Insurer”) waives any and all rights and claims of subrogation, contribution, indemnification, recourse and any other rights and claims of recovery against Seller and their respective past, present or future shareholders, directors, officers, employees or Representatives (collectively, the “Seller R&W Parties”), except that the R&W Insurer may receive rights of subrogation against Seller in the event and to the extent that a payment under the R&W Insurance Policy arose out of Fraud by Seller. Buyer will ensure that the R&W Insurance Policy (a) includes a provision stating that the Seller R&W Parties are express and intended third-party beneficiaries of the R&W Insurance Policy, (b) will not be amended, waived or otherwise modified or revised in any way that adversely affects the Seller R&W Parties without prior written consent of Seller, and (c) does not require Buyer or any of its Affiliates to make or bring any Action against any Seller R&W Party in respect of any breach of a representation or warranty by Seller (other than in the case of Fraud by Seller). The premium (including the broker compensation), taxes and underwriting fees associated with the R&W Insurance Policy (for the avoidance of doubt, excluding the retention or deductible which shall be paid by Buyer) shall be borne 50% by Buyer and 50% by Seller as a Transaction Expense. Termination of Related Party Transactions and Tax Sharing Agreements. Effective prior to the Closing, Seller will (a) cause each Contract, agreement, guarantee and arrangement (including all Related Party Transactions and Tax Sharing Agreements) between the Company, on the one hand, and Seller or any of its Affiliates, on the other hand (other than any Excluded Transactions), to be terminated, cancelled, retired or otherwise extinguished and (b) payoff or otherwise extinguish (by way of capital contribution, cash settlement or as otherwise reasonably determined by Seller) all payables and receivables between the Company, on the one hand, and Seller or any of its Affiliates, on the other hand, in each case, without any further liability to, or obligation of, the Company from and after the Closing. “Excluded Transactions” means (i) any employment, indemnification, severance or other similar arrangements with (x) directors and officers of the Company who are employees of the Company or (y) employees of the Company (including, in each case, for avoidance of doubt, any invention or non-disclosure, restrictive covenant or similar agreements), (ii) compensation for services performed as director, officer or employee of the Company and amounts reimbursable for routine travel and other business expenses in the Ordinary Course of Business to the extent included as a current liability in the calculation of Net Working Capital, (iii) any other arrangement set forth on Section 4.9 of the

-45- Disclosure Schedule, (iv) the Transition Services Agreement and (v) any matter contemplated by the Day 1 Actions Plan. Seller, on behalf of itself and its Affiliates, agrees not to exercise any termination right under any Excluded Transaction that may arise as a result of the consummation of the transactions contemplated hereby, including any right to terminate as a result of a change of control of the Company. Effective prior to the Closing, Seller shall, and shall cause its Affiliates to, terminate, cancel, retire or otherwise extinguish (effective prior to the Closing) all banker advisory engagement letters or similar contracts, agreements and arrangements with the Company. Section 4.10 Buyer Financing. (a) Buyer will (and will cause its Affiliates to) use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, as promptly as possible, all things necessary, proper or advisable to arrange, obtain and consummate the Financing on the terms and conditions described in the Commitment Letters (including the flex provisions in any fee letter) on or prior to the Closing Date, including maintaining in effect the Debt Commitment Letter on the terms and conditions contained therein (including, to the extent the same are exercised, the “market flex” provisions set forth in any fee letter) until the Transactions are consummated and using reasonable best efforts to (i) satisfy, or cause to be satisfied, on a timely basis all conditions precedent in the Debt Commitment Letter that are to be satisfied by Buyer, (ii) negotiate and enter into definitive agreements with respect to the Debt Financing on the terms and conditions contemplated by the Debt Commitment Letter, and (iii) consummate the Financing at or prior to the Closing, including by causing the Lenders to fund the Debt Financing at the Closing. Any breach by Buyer of any Debt Document will be deemed to be a breach by Buyer of this Section 4.10 if it is reasonably likely to result in all or any portion of the Debt Financing being unavailable or delayed. (b) Buyer will give Seller prompt written notice (i) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to result in breach or default) by Buyer, or to the Knowledge of Buyer, any party to either Commitment Letter or other definitive agreements with respect thereto (such definitive agreements related to the Debt Financing, collectively, with the Debt Commitment Letter, “Debt Documents”), (ii) if and when Buyer receives notice that any portion of the Financing contemplated by either Commitment Letter is not reasonably expected to be available for the Financing Purposes, (iii) of the receipt of any written notice or other written communication from any party to either Commitment Letter with respect to any actual or potential breach, default, termination or repudiation by any party to the Equity Commitment Letter or any Debt Document, (iv) of any expiration or termination of the Equity Commitment Letter or any Debt Document, and (v) of any change, circumstance or event which causes Buyer to believe in good faith that it will not be able to timely obtain all or any material portion of the Financing in the amounts or from the sources contemplated by the Commitment Letters; provided, that in no event shall Buyer be under any obligation to disclose any information pursuant to this Section 4.10(b) that would waive the protection of attorney-client privilege; provided, that Buyer shall use commercially reasonable efforts to disclose such information in a way that would not waive such privilege. (c) Promptly after Seller delivers to Buyer a written request, Buyer will provide information reasonably requested by Seller relating to any circumstance referred to in Section 4.10(b), provided that the provision thereof will not breach or waive any attorney-client privilege

-46- or other confidentiality obligation. Buyer will not, without Seller’s prior written consent, permit, or consent to, any amendment, supplement or modification to be made to, or any termination, rescission or withdrawal of, or any waiver of any provision or remedy under or assignment of, either the Equity Commitment Letter or any Debt Document other than any amendment, supplement or modification that would not (i) impair, delay or prevent the consummation of the Transactions, (ii) reduce the aggregate amount of the Financing below that required to satisfy the Financing Purposes, (iii) impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the receipt of the Financing, or (iv) otherwise reasonably be expected to adversely affect (other than in a de minimis manner) the ability of Buyer to timely consummate the Transactions; provided, that, for the avoidance of doubt, Buyer may amend, supplement, modify or waive any terms of the Debt Commitment Letter or the other Debt Documents without the consent of Seller to (A) correct typographical errors or (B) add lenders, lead arrangers, bookrunners, syndication agents or similar entities of similar credit quality (by assignment or otherwise) subject to the terms and restrictions set forth in the Debt Commitment Letter as in effect on the date of this Agreement or (C) increase the amount of funds available thereunder. Buyer will keep Seller informed on a reasonably current basis and in reasonable detail of the efforts to obtain the Debt Financing. Buyer will promptly deliver copies of any such amendment, supplement, modification or waiver of the Debt Commitment Letter to Seller (provided that such amendments may be redacted as permitted under Section 3.9). Buyer will fully pay, or cause to be fully paid, all commitment or other fees arising pursuant to the Debt Commitment Letter and the other Debt Documents as and when they become due. For purposes of this Agreement, references to the “Debt Commitment Letter” include such documents as permitted or required by this Section 4.10 to be amended, supplemented, modified or waived, in each case from and after such amendment, supplement, modification or waiver. (d) Upon the occurrence of any event or circumstance that would reasonably be expected to make all or any portion of the Debt Financing unavailable on the terms and conditions in the Debt Commitment Letter (including, as necessary, any flex terms applicable thereto or any related fee letter) necessary to satisfy all of the Financing Purposes (any such event or circumstance, a “Financing Failure Event”), Buyer will notify Seller in writing thereof and use its commercially reasonable efforts to obtain, or cause to be obtained, alternative financing, including from alternative sources, in an amount sufficient to replace such necessary unavailable portion of the Financing (“Alternative Financing”) as promptly as practicable following the occurrence of such Financing Failure Event, on (i) economic terms taken as a whole and (ii) other terms, in each case, that are not materially less favorable in the aggregate to Buyer than the terms of the Debt Commitment Letter (including any flex terms applicable thereto) and the provisions of this Section 4.10 and the Debt Financing Sources Protection Provisions will be applicable to the Alternative Financing, and, for the purposes of this Section 4.10, Section 3.9 and the Debt Financing Sources Protection Provisions, all references to the “Financing” will be deemed to include such Alternative Financing, all references to “Debt Documents” will include the applicable documents for the Alternative Financing and all references to the “Debt Financing Sources” will include the Persons providing or arranging the Alternative Financing. Promptly after execution of a commitment letter and related fee letters related to the Alternative Financing, Buyer will deliver a true, accurate and complete copy thereof to Seller. (e) Notwithstanding anything herein to the contrary, Buyer acknowledges and agrees that the obtaining of the Financing or any Alternative Financing is not a condition to Closing.

-47- Section 4.11 Financing Cooperation. (a) Prior to the Closing, Seller will, and will cause the Company to, use commercially reasonable efforts to provide to Buyer, at Buyer’s sole expense, such cooperation as is reasonably requested by Buyer and that is customary in connection with financing comparable to the Debt Financing, including using its commercially reasonable efforts to do the following: (i) providing reasonable assistance with, if applicable, the preparation of customary materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the Debt Financing; (ii) furnishing Buyer and the Lenders with financial, business and other material information regarding the Company as may be reasonably requested by Buyer and that is (A) customarily included in a financing comparable to the Debt Financing and (B) maintained or prepared by Seller, the Company or their respective Representatives in the Ordinary Course of Business; (iii) furnishing Buyer and the Lenders promptly with all documentation and other information, on the timeline provided for the in Debt Commitment Letter, that any Lender has reasonably requested and that such Lender has determined is required by regulatory authorities in connection with the Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act; (iv) taking actions reasonably necessary to permit the Lenders to evaluate the Company’s current assets, cash management and accounting systems and policies and procedures relating thereto for the purpose of establishing collateral arrangements required to be established as of the Closing under the Debt Commitment Letter; and (v) causing appropriate members of the Company’s management team to participate in a reasonable number of meetings, lender presentations, due diligence sessions, drafting sessions, calls and meetings with prospective lenders and rating agencies. (b) Notwithstanding anything to the contrary in this Section 4.11, nothing herein requires (i) any cooperation to the extent it would unreasonably interfere with the business or operations of the Company or its Representatives, (ii) the Company or Seller to waive or amend any terms of this Agreement or any other Transaction Document, (iii) the Company or Seller to agree to pay any fees or reimburse any expenses prior to the Closing for which it has not received prior reimbursement by or on behalf of Buyer, and neither nor any of its Representatives will have any liability in connection with the Financing (including under any certificate, agreement, arrangement, document or instrument relating to the Financing) that is not contingent upon the Closing or that would be effective prior to the Closing, (iv) the Company or Seller to provide in connection with the Debt Financing any information the disclosure of which is prohibited or restricted under any Law, any Contract or is legally privileged, provided, that such party shall have used commercially reasonable efforts to disclose such information in a way that would not waive such privilege or cause such breach or violation, as applicable, (v) the pre-Closing directors or

-48- managers of Seller or the directors, managers, general partners or other governing bodies of the Company to adopt resolutions approving the agreements, documents or instruments pursuant to which the Debt Financing is obtained unless, with respect to the Company, where such resolutions are effective only as of the Closing and the directors, managers, general partners or other governing bodies are going to continue in such capacity post-Closing, (vi) Seller or the Company to take any corporate actions prior to the Closing to permit the consummation of the Debt Financing, (vii) Seller or the Company to provide, and Buyer will be solely responsible for, the preparation of pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information and any solvency certificate or similar certification or representation, or (viii) any Representative of Seller or the Company to execute, or be required to enter into, any document, agreement, certificate or instrument in connection with the Financing except as may be effective at or after the Closing. (c) Buyer will indemnify, defend and hold harmless the Company, Seller and their respective Representatives from and against any liability, obligation or loss to the extent suffered or incurred by them as a result of any cooperation provided under this Section 4.11, including any misuse of logos or marks of the Company (provided that Seller hereby consents to the use of the Company’s logos in connection with the Debt Financing that is reasonable and customary for such purpose and does not violate any existing Contract of Seller or the Company and is not intended to, nor reasonably likely to, harm or disparage the Company’s reputation or goodwill) and Buyer will promptly reimburse Seller, the Company and their respective Representatives for all costs incurred by them in connection with any cooperation provided under this Section 4.11 or otherwise in connection with the Debt Financing (including out-of-pocket auditors’ and attorneys’ fees and expenses), in each case, except to the extent such losses, damages, claims, costs or expenses arise from the material breach of this Agreement by Seller or the Company or result from the gross negligence, fraud or willful misconduct of Seller, the Company or their respective Representatives or Affiliates. (d) Notwithstanding anything to the contrary in this Agreement, the condition set forth in Section 5.2(b), as it applies to Seller’s obligations under this Section 4.11, will be deemed satisfied unless Seller has knowingly and willfully materially breached its obligations under this Section 4.11 and such breach has been the primary cause of the Debt Financing not being obtained. Guarantees; Letters of Credit; Other Obligations. Buyer shall use reasonable best efforts to arrange for Seller and its Subsidiaries (other than the Company) to be released from their obligations in respect of each Seller Guarantee and Seller LC set forth on Section 4.12 of the Disclosure Schedule as of the Closing, including by (a) providing for substitute Buyer guarantees, letters of credit and other obligations to replace Seller Guarantees and Seller LCs, or (b) assuming (or causing an Affiliate of Buyer to assume) all obligations under such Seller Guarantees and Seller LCs. To the extent Buyer is unable to procure the release of Seller and its Subsidiaries (other than the Company) from such Seller Guarantees and Seller LCs or assume (or cause an Affiliate of Buyer to assume) all obligations thereunder as contemplated by the immediately preceding sentence, following the Closing, Buyer shall (x) indemnify, defend and hold harmless Seller against, and reimburse Seller for, all amounts paid in accordance with such Seller Guarantees or Seller LCs, whether or not any such Seller Guarantee or Seller LC is drawn upon or required to be

-49- performed, following the Closing, (y) promptly reimburse Seller to the extent any such Seller Guarantee or Seller LC is called upon following the Closing, and Seller or any of its Affiliates makes any payment or is obligated to reimburse the party issuing such Seller Guarantee or Seller LC, and (z) continue to use reasonable best efforts to cause Seller and its Subsidiaries (other than the Company) to be released from their obligations in respect of each Seller Guarantee or Seller LC that remains outstanding as of the Closing Date as promptly as practicable in accordance with the options set forth in clauses (a), (b), and (c) of this Section 4.12. Seller shall, and shall cause each of its relevant Affiliates to, use their respective commercially reasonable efforts to fully cooperate with Buyer in obtaining the release of each Seller Guarantee or Seller LC as required hereunder, including by providing Buyer with a list of Seller Guarantees and Seller LCs in effect from time to time upon request. In furtherance of and without limiting the foregoing, in the event that any Seller LC has not been released in accordance with this Section 4.12 within thirty (30) days following the Closing Date, promptly following Seller’s written request, Buyer shall enter into a back-to-back letter of credit or Buyer guarantee (at Buyer’s option) in favor of Seller in respect of each such outstanding Seller LC in an amount equal to and on terms that fully support Seller’s obligations in respect of each such outstanding Seller LC. Any such back-to-back letter of credit or Buyer guarantee will be released by Seller when such outstanding Seller LC(s) have been released in accordance with this Section 4.12. Release from Existing Seller Debt Documents. Prior to, or substantially contemporaneously with, the Closing, Seller, the Company and their applicable Affiliates shall take (or shall cause to be taken) all actions, and shall enter into such agreements and arrangements, as shall be reasonably necessary to cause, as of the Closing (a) to the extent applicable, the Company to be removed as party to each item of Seller Existing Indebtedness and in each case released from all guarantee agreements, supplementary indentures, pledge or security agreements and all other loan and note documents and instruments delivered in connection with the foregoing (collectively, the “Seller Existing Indebtedness Documents”), (b) to the extent applicable, the Company to be released from all liabilities in respect of the Seller Existing Indebtedness Documents, (c) to the extent applicable, any equity interests in, and all assets of, the Company to be released as collateral in respect of the Seller Existing Indebtedness Documents and (d) to the extent applicable, all Owned Real Property of Seller to be released as collateral in respect of the Seller Existing Indebtedness Documents and that certain Open-End Mortgage, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing, dated as of July 10, 2013, by Seller in favor of Citizens Bank of Pennsylvania, a Pennsylvania state chartered bank, recorded in Book 2408, Page 954 in the Somerset County Recorder of Deeds in the State of Pennsylvania as modified by that certain Modification of Open End Mortgage, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing, dated as of January 28, 2025, by Seller in favor of Citizens Bank of Pennsylvania, a Pennsylvania state chartered bank, recorded in Book 2501, Page 763 in the Somerset County Recorder of Deeds in the State of Pennsylvania, and all other mortgages, guarantee agreements, supplementary indentures, pledge or security agreements and all other loan and note documents, in each case, secured by the Owned Real Property, to be terminated with respect to the Owned Real Property (collectively, the “Existing Mortgages”). The Company shall deliver or cause to be delivered to Buyer no later than two (2) Business Days prior to the Closing Date the forms of all documents and other instruments of release and discharge reasonably necessary to evidence the foregoing, which documents and instruments shall become effective no later than the Closing.

-50- Exclusivity. Unless and until this Agreement is terminated in accordance with Article VII, Seller and the Company agree that the Buyer shall have the exclusive right to consummate the transactions contemplated by this Agreement or any other similar transaction with Seller and the Company for the period commencing on the date hereof and continuing until the earlier of the consummation of the Transactions or accordance with Article VII. During this period, neither Seller nor the Company shall, and Seller shall cause its Affiliates and their respective Representatives not to, directly or indirectly, through any officer, director, manager, employee, agent or otherwise (including through any investment banker, attorney or accountant retained by any of the foregoing), solicit, initiate or encourage the submission of any proposal or offer from any Person (including any of such Person’s officers, directors, employees, agents or other Representatives) relating to any liquidation, dissolution, recapitalization or refinancing of the Company, or any acquisition of the capital stock or other equity interests of the Company, or all or a material portion of the assets of the Company (including any acquisition structured as a merger, amalgamation, arrangement, consolidation or share exchange), or participate in any discussions or negotiations regarding, furnish to any other Person any information with respect to, afford access to any other Person the business, properties or assets of any of the Companies with respect to, or otherwise cooperate in any way with, assist, participate in, facilitate or encourage any effort or attempt by any other Person to do or seek to do, any of the foregoing (except solely to provide notice that the Company cannot engage in any of the foregoing activities due to the existence of the exclusivity provisions herein). Day 1 Actions Plan. Prior to the Closing, Seller shall, and shall cause the Company to complete each of the transactions contemplated by the Day 1 Actions Plan attached as Exhibit F hereto (the “Day 1 Actions Plan”) in accordance with the terms thereof. Seller shall not make any modifications to the Day 1 Actions Plan without prior written consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed. Shared Contracts. Prior to Closing, Seller and Buyer shall cooperate in good faith to determine a mutually acceptable plan for separating the Shared Contracts, including (a) to identify any additional Shared Contracts that shall be separated prior to Closing and (b) to seek to apportion any increased costs to the Company and Seller and its Affiliates (other than the Company) resulting from separating the Shared Contracts proportionally based on their respective allocated assets, licenses, services or financial commitments. Except as set forth in this Section 4.16 or otherwise agreed in writing between Seller and Buyer and subject to the Transition Services Agreement and Day 1 Action Plan, the parties hereto shall use their commercially reasonable efforts to procure that the above-mentioned Shared Contract shall be assigned, transferred and conveyed to the Company, in each case, only with respect to those parts of such Shared Contract that primarily relate to the Company, if so assignable, transferable or conveyable, or appropriately amended prior to the Closing, so that the Company shall be entitled to the rights and benefit of those parts of the Shared Contract and shall assume the portion of any liabilities, in each case, that relate primarily to the Company under such Shared Contract; provided, that (i) in no event shall any Person be required to assign (or amend), either in its entirety or in part, any Shared Contract if an attempted assignment or amendment, without the consent of, or other action by, any third party, would constitute a breach thereunder or in any way adversely affect the rights of the Company or Seller or any of their respective Affiliates thereunder, and (ii) if any Shared Contract cannot be so partially assigned by its terms or otherwise, or cannot be amended, without such consent or action, Seller and Buyer shall cooperate in a mutually agreeable arrangement under

-51- which the Company would obtain the benefits and assume the obligations with respect to such parts in accordance with this Agreement. Any costs, fees and expenses incurred by the parties hereto pursuant to this Section 4.16 shall be borne solely by Buyer. The Parties acknowledge and agree that the separation and assignment of any Shared Contracts pursuant to this Section 4.16 shall not constitute a condition to Closing. Insurance(a) . From and after the Closing Date, upon written request of the Buyer, Seller shall, and shall cause its Affiliates to, use all commercially reasonable efforts to pursue claims or claim benefits from or under (and in each case in accordance with), any of Seller’s or its Affiliates’ third party insurance policies in effect on or prior to the Closing Date that cover the Company or the Company’s business or the Owned Real Property but that is not directly entered into by the Company with respect to any claim, basis for claim, act, omission, event, circumstance, fact, occurrence or loss that occurred or existed prior to the Closing Date that relates to the Company or the Owned Real Property and which would be covered under any such insurance policies (each of the foregoing, a “Pre-Closing Date Event”). Other than as indicated in the Day 1 Actions Plan, in case any Pre-Closing Date Event occurs, Seller and its Affiliates shall not (a) exclude or remove the Company or the Company’s business or the Owned Real Property from coverage that may be available under any such insurance policy(ies) with respect to such Pre- Closing Date Events, (b) terminate or cancel any such insurance policies or (c) amend or modify any insurance policies (or fail to timely make any required payment under, or take any similar action that would reasonably be expected to result in the termination of any such policy), in each case of clauses (a) and (c), in any manner that would reasonably be expected to materially and adversely impact the availability of recoverable proceeds under any such insurance policies (at the applicable terms and conditions) with respect to such Pre-Closing Date Events. All obligations for incurred but not report (IBNR) and incurred but not paid (INBP) claims under insurance policies maintained by the Seller or its Affiliates, including the UPMC Health Plan, related to events, facts or circumstances existing prior to Closing shall remain obligations of, and will be satisfied in full by, Seller. Buyer acknowledges that, after the Closing, the Company shall cease to be insured by Seller or its Affiliates insurance policies or by any of their self-insurance programs. Buyer acknowledges that it shall be solely responsible for obtaining or providing insurance coverage for the Company for any event or occurrence after the Closing sufficient to comply with any and all of the contractual and statutory obligations of the Company after the Closing. Seller shall, and shall cause its Affiliates (other than the Company) to, pay any Casualty Cash received by Seller or any of its Affiliates (other than the Company and its Subsidiaries) to the Company (whether such Casualty Cash is received before or after Closing). To the extent permitted by the relevant insurance policies or consented by the relevant counterparties, from and after the Closing, Seller shall, and shall cause its Affiliates (other than the Company and its Subsidiaries) to assign any right to receive a Casualty Receivable to the Company. Section 4.18 Non-Competition; Non-Solicitation. (a) In connection with Seller’s sale of the Shares and receipt of the Purchase Price pursuant to this Agreement, during the period commencing on the Closing Date and ending on the date that is three (3) years after the Closing Date, Seller shall not, and shall cause its Affiliates not to (without the prior written consent of Buyer), directly or indirectly, whether as a partner, joint venturer or equityholder, investor or otherwise, engage in the sale of parts, nor shall it engage in inventory management, e-commerce fulfilment, logistics and supply chain support, or

-52- other services to support the commercial medium-duty and heavy-duty aftermarket truck market (a “Competitive Activity”); provided, that the foregoing shall not prohibit (i) Seller or any of its Affiliates from holding publicly traded securities of any Person (excluding any Affiliate of Seller as of the date hereof) engaged in a Competitive Activity (a “Competitor”) to the extent that such investment does not, directly or indirectly, confer on Seller (together with its Affiliates) 5% or more of the voting power of such Competitor or (ii) the acquisition by Seller or any of its Affiliates of a diversified company having not more than 5% of the revenues of such company attributable to the Competitive Activity. For the avoidance of doubt, “Competitive Activity” shall expressly exclude the distribution of aircraft parts, maintenance repair and overhaul, technical services and manufacturing conducted by VSE Aviation, Inc. and its subsidiaries. (b) In connection with Seller’s sale of the Shares and receipt of the Purchase Price pursuant to this Agreement, during the period commencing on the Closing Date and ending on the date that is three (3) years after the Closing Date, Seller shall not, and shall cause its Affiliates not to, directly or indirectly, solicit or encourage any of the directors, officers, managers or employees of the Company to cease or curtail his or her relationship with such Persons, or hire or attempt to hire, whether as a director, officer, manager or employee, any such Person; provided, however, that the foregoing shall not prohibit (i) the solicitation of any such Person resulting from generalized searches for employees through the use of bona fide public advertisements in the media or any general recruitment efforts conducted by Seller or any Affiliate thereof or any recruitment agency, in each case, that are not targeted specifically at such Persons or (ii) the solicitation or hiring of any such Person who has not been employed by or otherwise provided services to the Company for at least six (6) months prior to the date of such solicitation or hiring. (c) Seller (on its own behalf and on behalf of its Affiliates) acknowledges that Buyer would be unwilling to enter into this Agreement or the other Transaction Documents to which it is a party, or consummate the transactions contemplated hereby and thereby, in the absence of this Section 4.18, that the covenants contained in this Section 4.18 constitute a material inducement to the Buyer to enter into, and consummate the transactions contemplated by (including payment of the amounts contemplated by), this Agreement and the other Transaction Documents and that Buyer’s entry into and consummation of the transactions contemplated by this Agreement and the other Transaction Documents (including payment of the amounts contemplated hereby and thereby) include consideration for the covenants contained in this Section 4.18 and no additional or separate compensation is due or owing to Seller or any of its Affiliates in respect of the covenants set forth in this Section 4.18. Without limiting the generality of the foregoing, Seller (on its own behalf and on behalf of its Affiliates) acknowledges and agrees that the restrictions contained in this Section 4.18 are reasonable and necessary to protect the legitimate interests of Buyer, and that if any provision contained in this Section 4.18 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 4.18 or this Agreement, but this Section 4.18 and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable Law, a court of competent jurisdiction shall construe and interpret or reform this Section 4.18 to provide for a covenant having the maximum

-53- enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable Law. Seller acknowledges that Buyer would be materially harmed by any breach of this Section 4.18 and that there would be no adequate remedy at law or in damages to compensate Buyer for any such breach. Seller agrees that Buyer shall be entitled to injunctive relief requiring specific performance by Seller of this Section 4.18, and Seller consents to the entry thereof, without Buyer being required to post a bond. Contracts. The Parties shall use commercially reasonable efforts to obtain the consent of MBUSA under that certain MBUSA Agreement. The Parties shall not be required to make any payments or undertakings to obtain any such consent. For the avoidance of doubt, obtaining MBUSA’s consent under this Section 4.19 is not a condition to Closing. ARTICLE V CONDITIONS Conditions to Obligations of all Parties. The respective obligation of each Party to effect the Transactions is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions: (a) Governmental Approvals. The waiting period required under the HSR Act shall have expired or been terminated. (b) No Restraints. There shall not be any Law in effect that makes illegal or otherwise prohibits the Transactions, and there shall not be any Order in effect issued by a Governmental Entity of competent jurisdiction that enjoins or otherwise prohibits the Transactions other than any such Law or Order (i) in jurisdictions which are immaterial to the business and operations of each of Buyer and the Company and (ii) would have an immaterial effect on each of Buyer and the Company. Conditions to Obligations of Buyer. The obligation of Buyer to effect the Transactions is further subject to the satisfaction or waiver by Buyer, at or prior to the Closing, of each of the following conditions: (a) Representations and Warranties. (i) The representations and warranties of Seller set forth in the first sentence of Section 2.4(a) shall be true and correct in all respects as of the Closing Date, as if made at and as of such time, the representations and warranties of Seller in Section 2.1, Section 2.2, Section 2.3(a)(i) Section 2.4, (other than the first sentence of Section 2.4(a)), Section 2.11, the first sentence of Section 2.15(b), Section 2.19 and Section 2.23 (the “Fundamental Representations”) shall be true and correct in all respects as of the Closing Date, as if made at and as of such time (except to the extent such Fundamental Representation expressly speaks to a specific date or period, in which case such Fundamental Representation shall be so true and correct as of such specified date or during such period), except for any such failure to be so true and correct as a result of de minimis inaccuracies, and (ii) all other representations and warranties of Seller contained in Article II shall be true and correct in all respects (without giving effect to any materiality or “Material Adverse Effect” qualifications contained therein) as of the Closing Date, as if made at and as of such time (except to the extent such representation or warranty expressly speaks to a specific date or period, in which case such representation or warranty shall

-54- be so true and correct as of such specified date or during such period), except where the failure of such representations and warranties to be so true and correct would not have a Material Adverse Effect. (b) Performance of Obligations of Seller. Seller shall have performed or complied in all material respects with the covenants and agreements contained in this Agreement to be performed or complied with by them prior to or on the Closing Date. (c) Officer’s Certificate. Seller shall have furnished Buyer with a certificate dated as of the Closing Date signed on its behalf by a duly authorized officer of Seller to the effect that the conditions set forth in Section 5.2(a) and Section 5.2(b) have been satisfied. (d) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had or would reasonably be expect to result in, a Material Adverse Effect. (e) Day 1 Actions Plan. Each of the steps contemplated in the Day 1 Actions Plan shall have been completed to the reasonable satisfaction of Buyer. (f) Title Policy. The Title Company will be committed to issue to Buyer or the Company each Title Policy (subject only to payment of the costs and the fees related thereto and the satisfaction of the other expressly enumerated requirements to be fulfilled by Buyer set forth in the Title Commitment) insuring title to the Owned Real Properties in the Company subject only to Permitted Liens. Conditions to Obligations of Seller. The obligation of Seller to effect the Transactions is further subject to the satisfaction or waiver by Seller, at or prior to the Closing, of each of the following conditions: (a) Representations and Warranties. The representations and warranties of Buyer set forth herein shall be true and correct in all respects as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where such failures to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent, materially delay, materially impair or materially impede the performance by Buyer of its obligations under this Agreement or the ability of Buyer to consummate the Transactions. (b) Performance of Obligations of Buyer. Buyer shall have performed or complied in all material respects with the covenants and agreements contained in this Agreement to be performed or complied with by it prior to or on the Closing Date. (c) Officer’s Certificate. Buyer shall have furnished Seller with a certificate dated as of the Closing Date signed on its behalf by a duly authorized officer of Buyer to the effect that the conditions set forth in Section 5.3(a) and Section 5.3(b) have been satisfied. (d) Frustration of Closing Conditions. Neither Seller nor Buyer may rely on the failure of any condition set forth in Section 5.1, Section 5.2 or Section 5.3, as the case may be,

-55- to be satisfied to excuse it from its obligations to effect the Transactions if such failure was the result of, such Party’s willful and intentional failure to comply with hits obligations under this Agreement. ARTICLE VI SURVIVAL; INDEMNIFICATION Survival. Except for the Fundamental Representations, which shall survive the Closing for a period of sixty (60) days following the expiration of the applicable statute of limitations, the representations and warranties of the parties contained in this Agreement shall terminate as of and shall not survive beyond the Closing for all purposes, including any right to indemnification or Damages under any theory or cause of action; provided that the Fundamental Representations set forth in Section 2.11 (Sufficiency of Assets), the first sentence of Section 2.15(b) (Intellectual Property) and Section 2.23 (Related Party Transactions) shall survive the Closing for a period of three years. The covenants and agreement of the parties that are to be performed after the Closing shall survive the Closing in accordance with their terms. Covenants and agreements of the parties that, by their terms, are to be completed prior to or at the Closing, shall not survive the Closing. Any claims asserted in good faith with reasonable specificity and in writing by notice from the non-breaching Party to the breaching Party in accordance with Section 6.3 and Section 6.4 (including such a claim notified pursuant to Section 6.6(a)) prior to the expiration date of the applicable survival period shall not thereafter be barred by the relevant expiration date of the relevant representation and warranty and such claim shall survive until finally resolved. Notwithstanding anything in this agreement to the contrary, nothing in this Section 6.1 shall limit any claim for fraud. Indemnification. (a) Seller’s Indemnification Obligations. Subject to the limitations, terms and conditions set forth in this Article VI, from and after the Closing, Seller hereby agrees to indemnify the Buyer and its Affiliates, and their respective officers, directors and employees (the “Buyer Indemnified Parties”) against and agrees to hold each of them harmless from any and all Damages incurred or suffered by any Buyer Indemnified Party arising out of, in any case without duplication: (i) any misrepresentation or breach of any Fundamental Representation (provided, that for purposes of determining a misrepresentation or breach of any such Fundamental Representation and for purposes of determining the amount of losses attributable thereto, any qualification or exception contained therein relating to materiality or Material Adverse Effect or similar qualification shall be disregarded) (each, a “Fundamental Warranty Breach”); (ii) any breach or non-fulfillment of any covenant, agreement or obligation pursuant to this Agreement that by its terms is to be performed by Seller after the Closing Date; (iii) the assets, liabilities, rights, properties or businesses of Seller and its Affiliates, including any predecessor to Seller or its Affiliates (other than those related to the Company) (collectively, the “Seller-Related Liabilities”); and

-56- (iv) any and all Covered Taxes to the extent not reflected or otherwise taken into account in the Purchase Price or any adjustments thereto pursuant to this Agreement. (b) Maximum aggregate liability of Seller. To the maximum extent permitted under applicable Laws, Seller’s maximum aggregate liability in respect of breaches of Section 6.2(a)(i), Section 6.2(a)(ii), and clauses (a) and (c) of the definition of Covered Taxes, shall not exceed the Purchase Price, when combined with all other indemnification obligations hereunder. Seller’s indemnification obligations in respect of Section 6.2(a)(iii) and clause (b) of the definition of Covered Taxes shall be uncapped. (c) No Set-Off. Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, the Buyer shall in no event have the right to set-off any amounts that Seller has to pay to a Buyer Indemnified Party pursuant to this Article VI against any amounts payable by Buyer to Seller under this Agreement or any other Transaction Document following the Closing. (d) Buyer’s Indemnification Obligations. Subject to the limitations, terms and conditions set forth in this Article VI, from and after the Closing, Buyer hereby indemnifies Seller and its Affiliates (the “Seller Indemnified Parties”) against and agrees to hold each of them harmless from any and all Damages incurred or suffered by any Seller Indemnified Party arising out of, in any case without duplication: (i) any breach of any representation or warranty set forth in Article III; and (ii) any breach of any covenants and agreements contained in this Agreement to be performed or complied with by Buyer. Third Party Claim Procedures. (a) The Party seeking indemnification under Section 6.2(a) or Section 6.2(d) (the “Indemnified Party”) agrees to give prompt notice in writing to the party against whom indemnity is to be sought (the “Indemnifying Party”) of the assertion of any claim or the commencement of any suit, action or proceeding by any third party (“Third Party Claim”) in respect of which indemnity may be sought under this Article VI. Such notice shall set forth in reasonable detail based on the facts then known to the Indemnified Party such Third Party Claim and the basis for indemnification and the quantification of the Damages and the method of computation of such Damages, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Damages shall have occurred (taking into account the information then available to the Indemnified Party). The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have materially and adversely prejudiced the Indemnifying Party. (b) The Indemnifying Party shall be entitled to participate in the defense of any Third Party Claim and, subject to the limitations set forth in this Section 6.3, shall be entitled to control and appoint lead counsel for such defense, in each case at its own expense; provided, that prior to assuming control of such defense, the Indemnifying Party must acknowledge it believes, in good faith, that if the facts alleged in such Third Party Claim were determined to be correct, the Indemnifying Party would have an indemnity obligation for the entire amount of Damages subject

-57- to the limitations set forth in this Agreement, resulting from such Third Party Claim as provided under this Article VI. (c) The Indemnifying Party shall not be entitled to assume or maintain control of the defense of any Third Party Claim and for the avoidance of doubt, shall pay (without duplication) the reasonable and duly documented out-of-pocket fees and expenses of counsel retained by the Indemnified Party if (i) the Indemnifying Party does not deliver the acknowledgment referred to in Section 6.3(a) within thirty (30) days of receipt of notice of the Third Party Claim, (ii) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (iii) the Indemnified Party reasonably believes an adverse determination with respect to the Third Party Claim would be materially detrimental to the reputation or future business prospects of the Indemnified Party or any of its affiliates, (iv) the Third Party Claim seeks as the primary remedy an injunction or equitable relief against the Indemnified Party or any of its Affiliates or (v) the Indemnified Party has failed or is failing to prosecute or defend vigorously the Third Party Claim. (d) If the Indemnifying Party elects to assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section 6.3, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of such Third Party Claim, provided that such consent will be needed only if the settlement does not expressly unconditionally release the Indemnified Party and its Affiliates from all liabilities and obligations with respect to such Third Party Claim or the settlement imposes injunctive or other equitable relief against the Indemnified Party or any of its Affiliates. (e) In circumstances where the Indemnifying Party is controlling the defense of a Third Party Claim in accordance with paragraphs (a) and (c) above, the Indemnified Party shall be entitled to participate in the defense of any Third Party Claim and to employ separate counsel of its choice for such purpose, in which case the fees and expenses of such separate counsel shall be borne by the Indemnified Party; provided, that in such event the Indemnifying Party shall pay the reasonable and duly documented fees and expenses of such separate counsel if representation of both the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict of interest. (f) Each Party shall cooperate, and cause their respective affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith (subject to appropriate arrangements to preserve any applicable attorney client privilege applicable to such information) and, upon request, shall issue such powers of attorney as may be required for the Indemnifying Party to assume such defense. (g) Notwithstanding anything herein to the contrary, this Section 6.3 shall not apply to any Third Party Claim with respect to Taxes, which shall instead be governed by Section 4.7(f). Direct Claim Procedures.

-58- (a) Direct Claim Procedures. In the event an Indemnified Party has a claim for indemnity under Section 6.2(a) or Section 6.2(d) against an Indemnifying Party that does not involve a Third Party Claim (the “Direct Claim”), the Indemnified Party agrees to give prompt notice in writing of such claim to the Indemnifying Party. Such notice shall set forth in reasonable detail based on the facts then known such claim and the basis for indemnification and the quantification of the Damages and the method of computation of such Damages, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Damages shall have occurred (taking into account the information then available to the Indemnified Party). The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have materially and adversely prejudiced the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) Business Days following the receipt of a notice with respect to any such claim that the Indemnifying Party disputes its indemnity obligation to the Indemnified Party for any Damages with respect to such claim, such Damages shall be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall promptly pay to the Indemnified Party any and all Damages arising out of such claim. If the Indemnifying Party has timely disputed its indemnity obligation for any Damages with respect to such claim, the parties shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of jurisdiction determined pursuant to Section 9.8. Exclusions, Limitations and Adjustments to Losses. (a) Third Party Recovery; Tax Benefits. In calculating the amount of any Damages, (i) the proceeds actually received by the Indemnified Party or any of its Affiliates under any insurance policy or pursuant to any claim, recovery, settlement or payment by or against any other Person, in each case relating to the Third Party Claim or the Direct Claim, net of any actual costs or expenses incurred in connection with securing or obtaining such proceeds, shall be deducted, and (ii) any reduction in actual cash Income Taxes payable by the Indemnified Party or any of its Affiliates attributable to the incurrence of such Damages for the taxable period of such incurrence or the immediately succeeding taxable period (determined on a “with and without” basis). (b) Previous Indemnity Payments. In the event that Seller has, in accordance with the provisions of this Agreement already indemnified Buyer Indemnified Party with respect to a loss that pursuant to a final non-appealable decision or award, and Buyer was actually not eligible in total or in part for indemnification, the Buyer Indemnified Parties shall repay, as promptly as possible, to Seller all such undue amounts that have already been indemnified. (c) No Duplication. The amount of the indemnification of the Indemnifying Party shall exclude any possible duplication which may be due to the fact that a Damage derives from the untruthfulness of more than one of the representation and warranties (and/or breach of agreements or covenants of this Agreement) or such Damage was suffered or incurred by more than one Indemnified Party for the same indemnification claim that would cause the Indemnifying Party to remedy the same Damage through payments to multiple Indemnified Parties. In addition, no indemnification shall be due in relation to a loss which has been taken into account for the

-59- calculation of the Final Purchase Price (including for the avoidance of doubt any amounts taken into account in the calculation of Net Working Capital). (d) Purchase Price Adjustment. No Buyer Indemnified Party shall be entitled to indemnification hereunder for any Damages arising from a breach of any representation, warranty, covenant or agreement set forth herein (and the amount of any Damages incurred in respect of such breach shall not be included in the calculation of any limitations on indemnification set forth herein) to the extent such Damages are included in the calculation of the Purchase Price, nor for any Damages, other than Damages arising in respect of indemnification claims under Section 6.2(a)(iv) for which corresponding amounts are specifically reflected, specifically accrued or specifically reserved for in the Company’s financial statements as of December 31, 2024 and/or in the Latest Balance Sheet. (e) Reimbursement. If an Indemnified Party recovers an amount from a third party in respect of Damages that are the subject of indemnification hereunder (including where payments have been made pursuant to enforceable decisions which have been thereafter reformed) after all or a portion of such Damages has been paid by an Indemnifying Party pursuant to this , the Indemnified Party shall promptly remit to the Indemnifying Party the excess (if any) of (i) the amount paid by the Indemnifying Party in respect of such Damages, plus the amount received from the third party in respect thereof (net of any expenses incurred by such Indemnified Party in collecting such amount), less (ii) the full amount of the Damages (including any actual costs, expenses or premiums incurred in connection with securing or obtaining such proceeds). Additional Indemnification Provisions. (a) An Indemnified Party shall use commercially reasonable efforts to mitigate any Damage upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto; it being understood that any costs incurred in connection with such mitigation efforts shall constitute Damages hereunder. To the extent coverage for any claim under this Article VI is available under the R&W Insurance Policy and the policy limits under such R&W Insurance Policy have not been exhausted, Buyer shall use commercially reasonable efforts to obtain payment or recovery of Damages for any such claim from the R&W Insurance Policy before proceeding against Seller pursuant this Article VI; provided, however, that Buyer may provide a notice of such claim to Seller at any time. Notwithstanding anything to the foregoing, Buyer’s sole and exclusive source of recovery for breaches of any representations or warranties (other than the Fundamental Representations) contained in Article II is the R&W Insurance Policy and Buyer shall have no recourse against Seller. (b) No Indemnifying Party shall be liable for any Damages to the extent that such Damages suffered by any Indemnified Party (i) other than with respect to Damages arising in respect of indemnification claims under Section 6.2(a)(iv), have been expressly reserved, or provided, for in the Financial Statements or (ii) are taken into account in the calculation of the Final Purchase Price on the Closing Statement (including any Taxes that are taken into account in Closing Company Indebtedness).

-60- (c) No Indemnifying Party shall be liable for any Damages to the extent that such Damages arise as a consequence of any change of Law entered into force after the Closing or arises from Buyer’s requests for deviation from what has been agreed pursuant to this Agreement. (d) None of Seller or any of its Affiliates shall have any right of contribution against the Company for any claim for indemnification (including in respect of any Third Party Claim) asserted by any Buyer Indemnified Party under this Article VI. Exclusive Remedies. Except as otherwise expressly set forth in this Agreement, including Section 1.4, following the Closing, the indemnification provisions of this Article VI shall be the sole and exclusive remedies of any Buyer Indemnified Party for any Damages that it may at any time suffer or incur arising out of any breach of or inaccuracy with respect to any representation or warranty set forth in this Agreement by Buyer or Seller, respectively, or any breach or failure by Buyer or Seller, respectively, to perform or comply with any covenant or agreement set forth in this Agreement. ARTICLE VII TERMINATION Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing as set forth below: (a) by mutual written consent of Buyer and Seller; (b) by either Buyer, on the one hand, or Seller, on the other hand, by giving written notice of such termination to the applicable other Party or Parties, if: (i) the Closing shall not have occurred on or prior to the close of business (eastern time) on the four-month anniversary of the date of this Agreement (as it may be extended below, the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any Party whose willful and knowing breach of, or willful and knowing failure to perform or comply with, any obligation under this Agreement was primarily responsible for the failure of the Closing to occur on or before the Outside Date; (ii) any Law has been enacted, enforced, entered, adopted or promulgated having the effect of making illegal or otherwise prohibiting the Transactions, or if any Governmental Entity of competent jurisdiction shall have issued an Order permanently enjoining or otherwise prohibiting the Transactions and such Order shall have become final and nonappealable such that the condition in Section 5.1(b) cannot be satisfied; provided, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to any Party whose willful and knowing breach of, or willful and knowing failure to perform or comply with, any obligation under this Agreement has been the cause of, or resulted in, the issuance of such Order; or (c) by Seller, if there shall have been a breach of, or a failure to perform or comply with, any of the covenants or a failure to be true of any of the representations or warranties on the part of Buyer, which breach, failure to perform or comply with or failure to be true, either

-61- individually or in the aggregate, (i) would result in a failure of a condition set forth in Section 5.1 or Section 5.3 and (ii) is not cured within the earlier of (A) the Outside Date and (B) fifteen (15) days following written notice to Buyer; provided, that (1) Seller shall have given Buyer written notice, delivered at least fifteen (15) days prior to such termination (or promptly, if such notice is given within fifteen (15) days of the Outside Date), stating Seller’s intention to terminate this Agreement pursuant to this Section 7.1(c) and the basis for such termination and (2) Seller shall not have the right to terminate this Agreement pursuant to this Section 7.1(c) if Seller is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement such that the conditions set forth in Section 5.1 or Section 5.2 would not be capable of being satisfied; or (d) by Buyer, if there shall have been a breach of, or a failure to perform or comply with, any of the covenants or a failure to be true of any of the representations or warranties on the part of Seller, which breach, failure to perform or comply with or failure to be true, either individually or in the aggregate, (i) would result in a failure of a condition set forth in Section 5.1 or Section 5.2 and (ii) is not cured within the earlier of (A) the Outside Date and (B) fifteen (15) days following written notice to Seller; provided, that (1) Buyer shall have given Seller written notice, delivered at least fifteen (15) days prior to such termination (or promptly, if such notice is given within fifteen (15) days of the Outside Date), stating Buyer’s intention to terminate this Agreement pursuant to this Section 7.1(d) and the basis for such termination and (2) Buyer shall not have the right to terminate this Agreement pursuant to this Section 7.1(d) if Buyer is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement such that the conditions set forth in Section 5.1 or Section 5.3 would not be capable of being satisfied. (e) by Seller, if (i) all of the conditions to Closing set forth in Section 5.1 and Section 5.2 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but each of which are reasonably expected to be satisfied as of the date of Seller’s notice terminating this Agreement pursuant to this Section 7.1(e)), (ii) Seller has irrevocably confirmed in writing to Buyer that all of the conditions set forth in Section 5.1 and Section 5.3 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing) or that it is willing to waive any such unsatisfied conditions and Seller is prepared to cause the Closing to occur on or following the date that the Closing is required to have occurred pursuant to Section 1.2, and (iii) Buyer fails to complete the Closing by 5:00 p.m. Eastern Time on the first Business Day after the delivery of the confirmation by Seller in accordance with clause (ii) above. [***]. Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, then this Agreement will become void and of no effect with no liability on the part of any Party (or any Representative or Affiliate of such Party) to the other Parties; provided, that (a) the provisions of this Section 7.3, Section 4.2(g), Section 4.4, Section 4.11(c), Article VII, Article X and the provisions of the Confidentiality Agreement shall survive such termination and (b) subject to Section 7.2, no such termination will relieve any Party from any liability for any material and intentional breach prior to such termination or relieve Buyer from liability in connection with any Specified Termination.

-62- ARTICLE VIII OWNED REAL PROPERTY Title Documents. Buyer shall as promptly as practicable after the date hereof obtain a standard form commitment or preliminary title report (each, a “Title Commitment”) to provide an American Land Title Association owner’s title insurance policy for each Owned Real Property, using the current policy jacket customarily provided by the Title Company, in an amount equal to the Owned Real Property Purchase Price allocated to such Owned Real Property by Buyer (each, a “Title Policy”), together with copies of all instruments identified as exceptions therein. Buyer shall in good faith pursue the finalization of the Title Policy as expeditiously as possible, including by objecting to and working with the Title Company to resolve any unreasonable or non- customary requirements set forth in the Title Commitment. Buyer shall keep Seller reasonably informed of any communications from the Title Company and Buyer shall provide Seller with the opportunity to comment and participate in communications with the Title Company including by keeping Seller copied in any and all material communications with the Title Company. From and after the date hereof until the Closing, Buyer and Seller agree that their Representatives will hold telephone calls twice a week to discuss any updates on the Title Policy as well as to expeditiously resolve any issues that may arise in the process of obtaining the Title Policy. If the Title Company is unwilling or unable to issue the Title Policy in the form contemplated by this Agreement (including, without limitation, in the form required by Section 5.2(f)), Seller shall have the right to instruct Buyer to promptly substitute the Title Company with another nationally recognized title company which is willing to issue a title policy in the form required by Section 5.2(f) and obtaining such title policy from such nationally recognized title company shall satisfy the condition precedent set forth in Section 5.2(f); provided, that Buyer shall have the right to obtain the Title Policy from the Title Company in the form that the Title Company is willing to issue and such election by Buyer shall not constitute a failure of the condition precedent set forth on Section 5.2(f) to be met. Buyer shall have the right (subject to the terms of this Agreement) to obtain surveys of the Owned Real Properties in form and substance reasonably satisfactory to Buyer. Seller shall use commercially reasonable efforts to cooperate with Buyer to obtain, at Closing, a Title Policy for each Owned Real Property insuring title to the Owned Property in the Company, subject only to Permitted Liens; provided, that any such efforts and cooperation shall be at no material cost or liability to Seller (other than the cost, if any, to remove any Liens, if any, that are not Permitted Liens). Risk of Loss. In the event that, prior to the Closing Date, any portion of the Owned Real Property is damaged or destroyed by fire or other casualty, then Seller shall, at the Closing, assign to Buyer all of Seller’s right to insurance claims or recoveries available under any insurance applicable to such casualty event (except to the extent required to reimburse Seller’s collection costs or applied to repairs by Seller related to such casualty prior to the Real Estate Closing) and there shall be no reduction in the Owned Real Property Purchase Price. Eminent Domain. In the event that, prior to the Closing Date, either any portion of the Owned Real Property is taken pursuant to eminent domain proceedings or condemnation or any eminent domain or condemnation proceeding is commenced against all or any portion of the Owned Real Property (such taking or such commencement of a proceeding, a “Taking”), then, promptly after Seller becomes aware of a Taking, Seller shall give Buyer a notice (the “Taking Notice”) thereof. Seller may but shall have no obligation to restore, repair or replace any portion

-63- of the Owned Real Property. Seller shall, at the Real Estate Closing, assign to Buyer all of Seller’s interests in all awards or other proceeds for the Taking (except to the extent required to reimburse Seller’s collection costs or applied to repairs by Seller related to such Taking prior to the Real Estate Closing) and there shall be no reduction in the Owned Real Property Purchase Price. The Parties hereby waive the provisions of any statute which provides for a different outcome or treatment in the event of a Taking. ARTICLE IX MISCELLANEOUS Amendment and Waivers. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement by the Parties, which specifically references this Agreement. The failure of any Party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights. Notwithstanding anything to the contrary in the forgoing, to the extent related to the Debt Financing, Section 7.3, this last sentence of this Section 9.1, the proviso in Section 9.6, the last sentence of Section 9.8(b), Section 9.13 and Section 9.11 (and any other provision or definition of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of any of the foregoing provisions) (collectively, the “Debt Financing Sources Protection Provisions”) may not be amended, supplemented, waived or otherwise modified in any manner that is adverse in any material respect to the Debt Financing Sources without the prior written consent of such Debt Financing Sources. [Intentionally Omitted]. Expenses. Except as otherwise specifically provided herein, all fees, costs and expenses (including all legal, accounting, broker, finder and investment banker fees) incurred in connection with this Agreement and the Transactions are to be paid by the Party incurring such fees, costs and expenses. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and sent by electronic mail, by nationally recognized overnight courier service or by registered mail and will be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via electronic mail at the email address specified in this Section 9.4 prior to 5:00 p.m. (eastern time) on a Business Day, (b) the Business Day after the date of transmission, if such notice or communication is delivered via electronic mail at the email address specified in this Section 9.4 later than 5:00 p.m. (eastern time) on any date, (c) when received, if sent by nationally recognized overnight courier service, or (d) upon actual receipt by the Party to whom such notice is required to be given if sent by registered mail. The address for such notices and communications will be as follows: (i) if to Buyer, to:

-64- c/o One Equity Partners 510 Madison Avenue, 19th Floor New York, NY 10022 Email: ori.birnboim@oneequity.com; steven.lunau@oneequity.com Attention: Ori Birnboim; Steven Lunau with a copy to: Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Email: thomas.malone@davispolk.com Attention: Thomas J. Malone (ii) if to Seller, to: VSE CORPORATION 3361 Enterprise Way Miami, Florida 33131 Email: JACuomo@VSECorp.com; FTehrani@VSECorp.com Attention: John A. Cuomo; Farinaz Tehrani with a copy to: Jones Day 600 Brickell Avenue Miami, FL 33129 Email: lcantor@jonesday.com; lvelez@jonesday.com Attention: Lorne S. Cantor; Luis A. Velez Each Party consents to service of any process, summons, notice or document that may be served in any Action in the Chosen Courts, which service will be in accordance with this Section 9.4. Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Signatures to this Agreement transmitted by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

-65- Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the Disclosure Schedule), the Equity Commitment Letter, and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement, and (b) except for the provisions in Section 4.6 (which provisions may be enforced directly by Indemnified D&Os) is not intended to and will not confer on any Person other than the Parties and their permitted assigns any rights, benefits or remedies of any nature whatsoever; provided, that notwithstanding the foregoing, all Debt Financing Sources are intended third-party beneficiaries of, and shall be entitled to the protections of Debt Financing Sources Protection Provisions. Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other Governmental Entity declares that any term or provision of this Agreement is invalid, void or unenforceable, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible and the Parties agree that the court making such determination will have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. Section 9.8 Governing Law; Consent to Jurisdiction. (a) This Agreement, and all claims or causes of action based on, arising out of, or related to this Agreement, the negotiation of this Agreement, the performance of this Agreement or the Transactions, will be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction. (b) Any Action based on, arising out of or related to this Agreement or the Transactions will be brought in the Delaware Court of Chancery or any applicable state appellate court therefrom within the State of Delaware or any other state or Federal court within the State of Delaware (the “Chosen Courts”), and each of the Parties irrevocably submits to the exclusive jurisdiction of the Chosen Courts in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action will be heard and determined only in the Chosen Courts, and agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained will be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 9.8(b). Notwithstanding the foregoing, any such action against any Debt Financing Source in connection with the Agreement, the Debt Financing, the Debt Commitment Letter or the Transactions will be governed by and in accordance with the laws of the State of New York (without giving effect to the conflict of laws provisions thereof) and each of the Parties agrees that it will not bring or support any such action against the Debt Financing Sources in any forum

-66- other than any New York state or federal court located in the Borough of Manhattan in the City of New York. Assignment(a) . This Agreement and all of the provisions hereof will be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated (a) by Buyer without the prior written consent of Seller, or (b) by Seller without the prior written consent of Buyer; provided, that, notwithstanding the foregoing, Buyer may, without the consent of Seller, (i) assign its right to purchase all or any portion of the Shares to any wholly owned Subsidiary of Buyer and/or (ii) assign any of the rights or interests hereunder to Buyer’s lenders and/or agent of lenders as collateral security; provided, further, that no such assignment shall limit or affect Buyer’s obligations hereunder. Specific Performance. (a) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Transactions) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (i) the Parties will be entitled to seek an injunction, specific performance or other equitable relief to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 7.1, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the Transactions and without that right, neither Seller nor Buyer would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.10 will not be required to provide any bond or other security in connection with any such injunction and any Party against whom such injunction is entered agrees not to request or demand any bond or security in connection therewith. If, before the Outside Date, any Party hereto brings any action to enforce specifically the performance of the terms and provisions hereof by any other Party, then the Outside Date will automatically be extended (a) for the period during which such action is pending and until such action has been finally resolved by a non-appealable ruling by an arbitrator or court of competent jurisdiction in accordance with the terms hereof, plus ten (10) Business Days, or (b) by such greater time period established by the court or arbitrator presiding over such action, as the case may be. (b) Notwithstanding anything to the contrary in this Section 9.10, Seller shall only be entitled to specific performance of Buyer’s obligation to consummate the transactions contemplated by this Agreement and to cause the Equity Financing to be funded, in the event that each of the following conditions has been satisfied: (i) all of the conditions set forth in Section 5.1 and Section 5.2 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but each of which are reasonably expected to be satisfied at the Closing,), (ii) Seller has irrevocably confirmed by written notice to Buyer that if specific

-67- performance is granted and each of the Equity Financing and Debt Financing are funded, then Seller is ready, willing and able to (and shall) cause the Closing to occur, (iii) Buyer fails to consummate the transactions contemplated by this Agreement by 5:00 p.m. Eastern Time on the first Business Day following the delivery of such notice, and (iv) the Debt Financing provided by the Debt Commitment Letter (or, if Alternative Financing is being used in accordance with Section 4.10(d), pursuant to the commitments with respect thereto) has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing; provided, that for the avoidance of doubt, in no event shall the Seller be entitled to enforce or seek to enforce specifically Buyer’s obligation to consummate the transactions contemplated by this Agreement or cause the Equity Financing to be funded if the Debt Financing has not been funded or will not be funded at the Closing if the Equity Financing is funded at the Closing. WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BETWEEN OR AMONG THE PARTIES (OR THE DEBT FINANCING SOURCES OR ANY OF THEIR REPRESENTATIVES) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NEGOTIATION OF THIS AGREEMENT, THE PERFORMANCE OF THIS AGREEMENT OR THE TRANSACTIONS. Section 9.12 Mutual Release. (a) Effective upon the Closing (but only if the Closing actually occurs), except with respect to (i) claims of Fraud, (ii) any claim arising out of, and expressly permitted under, this Agreement or the other Transaction Documents, (iii) any claim against any Person in such Person’s capacity as an employee or independent contractor of the Company or (iv) contractual claims or rights under any Related Party Transaction not terminated at the Closing, Buyer on behalf of itself, the Company and their respective Affiliates, hereby unconditionally and irrevocably waives, releases and forever discharges Seller and its past and present directors, officers, employees, agents, predecessors, successors, assigns, equityholders, partners, insurers and Affiliates (the “Seller Released Parties”) from any and all liabilities of any kind or nature whatsoever, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, arising out of or relating to any action, event, circumstance or fact occurring or existing prior to the Closing directly or indirectly relating to or arising out of (x) the operation of the Company’s business or (y) Seller’s ownership of the Shares, and none of Buyer, the Company or their respective Affiliates will seek to recover any amounts in connection therewith or thereunder from such Seller Released Parties, other than in connection with any claims arising out of, and permitted under, this Agreement. Buyer understands that this is a full and final release of all claims, demands, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, that could have been asserted in any legal or equitable proceeding against the Seller Released Parties, except as expressly set forth in this Section 9.12(a). (b) Effective upon the Closing (but only if the Closing actually occurs), except with respect to (i) claims of Fraud, (ii) any claim arising out of, and expressly permitted under, this Agreement or the other Transaction Documents, (iii) any claim against any Person in such Person’s capacity as an employee or independent contractor of the Company or (iv) contractual claims or rights under any Related Party Transaction not terminated at the Closing, Seller, on behalf of itself and its Affiliates, hereby unconditionally and irrevocably waives, releases and

-68- forever discharges the Company and its past and present directors, officers, employees, agents, predecessors, successors, assigns, equityholders, partners, insurers and Affiliates (the “Company Released Parties”) from any and all liabilities of any kind or nature whatsoever, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, arising out of or relating to any action, event, circumstance or fact occurring or existing prior to the Closing directly or indirectly relating to or arising out of (x) the operation of the Company’s business or (y) Seller’s ownership of the Shares, and neither Seller nor its Affiliates will seek to recover any amounts in connection therewith or thereunder from the Company Released Parties, other than in connection with any claims arising out of, and permitted under, this Agreement. Seller understands that this is a full and final release of all claims, demands, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, that could have been asserted in any legal or equitable proceeding against the Company Released Parties, except as expressly set forth in this Section 9.12(b). Non-Recourse to Debt Financing Sources(a) . Seller (on behalf of itself and its Representatives) (a) hereby waives any claims or rights against any Debt Financing Source relating to or arising out of the Debt Financing, the Debt Commitment Letter, the transactions contemplated thereby, this Agreement and the Transactions, whether at law or in equity and whether in tort, contract or otherwise and (b) hereby agrees to cause any Action asserted against any Debt Financing Source by or on behalf of Seller or any of its Representatives in connection with the Debt Financing, the Debt Commitment Letter, the transactions contemplated thereby, this Agreement and the Transactions to be dismissed or otherwise terminated. In furtherance and not in limitation of the foregoing waivers and agreements, and notwithstanding anything to the contrary contained in this Agreement, (i) Seller and its Representatives shall not have any rights or claims against any Debt Financing Source, in any way relating to this Agreement or any of the transactions contemplated by this Agreement, or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Debt Financing, the Debt Commitment Letter, the transactions contemplated thereby, this Agreement and the Transactions, whether at law or equity, in contract, in tort or otherwise, and (ii) it is acknowledged and agreed that no Debt Financing Source will have any liability (whether in contract, in tort or otherwise) to Seller or its Representatives for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Debt Financing, the Debt Commitment Letter, the transactions contemplated thereby, this Agreement and the Transactions, whether at law or equity, in contract, in tort or otherwise. Notwithstanding the foregoing, nothing in this Section 9.13 will in any way limit or modify the rights of Buyer under this Agreement or the Debt Commitment Letter or the obligations of any Debt Financing Source under the Debt Commitment Letter owing to Buyer or its respective Affiliates party to the Debt Commitment Letter. Notwithstanding anything to the contrary contained in this Agreement, all Debt Financing Sources are intended third-party beneficiaries of, and shall be entitled to the protections of this provision.

-69- ARTICLE X DEFINITIONS; INTERPRETATION Cross References. Each of the following terms is defined in the section set forth opposite such term. Defined Term Section Agreement Preamble Alternative Financing 4.10(d) Antitrust Division 4.2(b) Buyer Preamble Buyer Indemnified Parties 6.2(a) Buyer Plan 4.6(b) Chosen Courts 9.8(b) Closing 1.2 Closing Date 1.2 Closing Statement 1.4(b) Company Preamble Company Permits 2.8 Company Plan 2.12(a) Company Registered IP 2.15(a) Company Released Parties 9.12(b) Competitor 4.18(a) Competitive Activity 4.18(a) Continuing Company Employee 4.6(a) D&O Tail Policy 4.5(b) Day 1 Actions Plan 4.15 Debt Commitment Letter 3.9(a) Debt Documents 4.10(b) Debt Financing 3.9(a) Debt Financing Sources Protection Provisions 9.1 Deeds 1.3(c)(i) Direct Claim 6.4(a) Disclosure Schedule Article II Earnout Maximum Amount 1.5(a)(ii) [***] 1.5(e) [***] 1.5(b) Earnout Payment 1.5(a) [***] 1.5(b) [***] 1.5(g) Employment Laws 2.13(f) Equity Commitment Letter 3.9(a) Equity Financing 3.9(a) Equity Financing Sources 3.9(a) Escrow Account 1.3(b)(ii) Estimated Closing Statement 1.4(a)

-70- Defined Term Section Estimated Purchase Price 1.4(a) Excluded Transactions 4.9(b) Final Section 338(h)(10) Allocation Schedule 4.7(d)(iv) Financing 3.9(a) Financing Failure Event 4.10(d) Financing Purposes 3.9(d) Financial Statements 2.5 FTC 4.2(b) Fundamental Representations 5.2(a) Fundamental Warranty Breach 6.2(a)(i) General Enforceability Exceptions 2.2(b) HSR Act 2.3(b)(i) Indemnified D&Os 4.5(a) Indemnified Party 6.3(a) Indemnifying Party 6.3(a) Independent Accountant 1.4(e) Interim Financial Statements 2.5 Latest Balance Sheet 2.5 Latest Balance Sheet Date 2.5 Lease 2.14(a) Lenders 3.9(a) Limited Guarantee Recitals Make-Whole Amount Schedule 4.7(d)(vi) Material Contract 2.9(a) Material Customers 2.21 Material Vendors 2.22 Notice of Disagreement 1.4(d) Outside Date 7.1(b)(i) Owned Real Property Purchase Price 1.1(c) Parties Preamble Party Preamble Pre-Closing Date Event 4.17 Purchase Price 1.1(a) R&W Insurance Policy 4.8 R&W Insurer 4.8 Real Estate Closing 1.2(b) Related Party Transactions 2.23 Remedial Action 4.2(c)(ii) Review Period 1.4(b) Revised Section 338(h)(10) Allocation Schedule 4.7(d)(iii) Rights 2.4(b) [***] 1.5(d) Section 338(h)(10) Allocation Schedule 4.7(d)(iii) Section 338(h)(10) Election 4.7(d) Section 338(h)(10) Election Forms 4.7(d)(ii)

-71- Defined Term Section Section 338(h)(10) Election Notice 4.7(d) Seller Preamble Seller Existing Indebtedness Documents 4.13 Seller Indemnified Parties 6.2(d) Seller-Related Liabilities 6.2(a)(iii) Seller Released Parties 9.12(a) Seller R&W Parties 4.8 Shares Recitals [***] 7.2(a) Tax Claim 4.7(h) Tax Controversy 4.7(h) Third Party Claim 6.3(a) Title Company 1.3(c)(ii) Title Policy 8.1 Transfer Taxes 4.7(b) Unaudited Financial Statements 2.5 [***] 1.5(g) WARN Act 2.13(e) Certain Terms Defined. The following terms will have the meanings set forth below for purposes of this Agreement: “Accounting Principles” means the accounting practices, policies, judgments and methodologies set forth on Exhibit A. “Action” means any claim, action, cause of action, arbitration, litigation, suit or proceeding by or before any Governmental Entity. “Adjustment Escrow Deposit” means $3,000,000. “Adjustment Escrow Funds” means the Adjustment Escrow Deposit together with any interest earned thereon. “Affiliates” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise. “Antitrust Laws” means any Laws or Orders of any jurisdiction that are designed or intended to prohibit, restrict or regulate actions that may have the purpose or effect of creating a monopoly, lessening competition or restraining trade. “Approvals” means any consent, approval or authorization of, permit or license issued or granted by, Order, waiver or exemption by, negative clearance from, or the expiration or

-72- early termination of any waiting period imposed by, any Person (including any third party or Governmental Entity (including any Governmental Antitrust Entity)). “Business Day” means any day other than a Saturday, Sunday or a day on which banks in New York, New York are authorized or obligated by Law or Order to close. “Cash” means an amount equal to the sum of (a) the aggregate amount of cash and cash equivalents as of the Reference Time, plus (b) all deposits in transit or amounts held for deposit that have not yet cleared, all incoming wire transfers that have not cleared or been posted and all checks and drafts deposited or received and available for, in each case, as of the Reference Time (but only to the extent that such checks, drafts, etc. have reduced accounts receivable or other receivables within Net Working Capital), minus (c) any outstanding checks, wires, drafts, etc. that have not yet cleared (but only to the extent such checks, drafts, wires, etc. have reduced accounts payable within Net Working Capital), and minus (d) any Casualty Cash (if any) as of the Reference Time. In addition, Cash will be reduced by the amount of cash and cash equivalents that is used by the Company (i) following the Reference Time and prior to Closing to satisfy any obligations that would otherwise have been included in Indebtedness or Transaction Expenses or (ii) to repurchase or redeem any equity interests in the Company or make any dividend or distribution, in each case, following the Reference Time and prior to the Closing. “Casualty Cash” means the aggregate amount of any insurance proceeds received by the Company, Seller or its Affiliates in respect of a casualty loss relating to the Company or the business of the Company, including in connection with the damage or destruction of any asset or property owned, used or held for use in connection with the business of the Company. “Casualty Receivable” means the aggregate amount of any accounts receivable of the Company, Seller or its Affiliates in respect of a casualty loss relating to the Company or the business of the Company, including on connection with the damage or destruction of any asset or property owned, used or held for use in the business of the Company. “Closing Company Cash” means the aggregate amount of all Cash of the Company as of the Reference Time. “Closing Company Indebtedness” means the aggregate amount of all Company Indebtedness as of the Closing. “Closing Date Cash Payment” means an amount equal to the Estimated Purchase Price minus the Adjustment Escrow Funds minus the Seller Note Amount. “Closing Net Working Capital” means the Net Working Capital as of the Reference Time. “Code” means the Internal Revenue Code of 1986, as amended. “Collective Bargaining Agreement” means any written or oral agreement, memorandum of understanding or other contractual obligation between Seller or any of its Subsidiaries (including the Company) and any labor organization or other authorized employee representative representing Service Providers.

-73- “Combined Tax Group” means any tax group (including an affiliated group within the meaning of Section 1504(a) of the Code and any other affiliated, consolidated, combined, unitary or other tax group under state, local or foreign Law) that includes Seller or any of its Affiliates (other than the Company), on the one hand, and the Company (including any predecessors of the Company), on the other hand. “Combined Tax Return” means any Tax Return of a Combined Tax Group. “Commitment Letters” means the Equity Commitment Letter and the Debt Commitment Letter. “Company Indebtedness” means, as of a given time, the aggregate amount of all Indebtedness of the Company outstanding. “Confidentiality Agreement” means the letter agreement, dated July 18, 2024, between Seller and OEP Capital Advisors, L.P. “Contract” means any agreement, contract, subcontract, settlement agreement, lease, sublease, arrangement, commitment, letter of intent, memorandum of understanding, promise, obligation, right, document, indenture, mortgage, security interest, guarantee, instrument, note, option, warranty, license, sublicense, or insurance policy, whether written or oral. “Covered Taxes” means any (a) Taxes of the Company for any Pre-Closing Tax Period not described in clause (b), (b) Taxes of any Combined Tax Group, and (c) Taxes of a Person for which the Company is liable under the principles of transferee or successor liability and attributable to a transaction occurring prior to the Closing, or by reason of being a party to any Tax Sharing Agreement entered into prior to the Closing, in each case, together with any interest, penalty or addition to Tax accruing after the Closing Date on any Taxes described in clauses (a) through (c). Notwithstanding the foregoing, Covered Taxes shall be computed without regard to the carryback of any net operating loss or other similar Tax attribute generated by Buyer or its Affiliates. “COVID Measures” means any commercially reasonable actions that the Company or Seller determine are necessary or prudent for the Company to take in connection with (a) events surrounding COVID-19, (b) reinitiating operation of all or a portion of the business of the Company to the extent shut down or slowed down in response to the events referenced in clause (a) of this definition, (c) mitigating the adverse effects on the business of the Company of the events referenced in clause (a) of this definition, and (d) protecting the health and safety of customers, employees and other business relationships and to ensure compliance with any “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act. “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof.

-74- “Damages” means all damage, loss, liability and expense (including reasonable expenses of investigation and reasonable attorney’s fees and expenses, including fees and expenses incurred in connection with pursuing an indemnification claim); provided that Damages shall not include any (i) consequential damages except to the extent such damages were reasonably foreseeable or to the extent paid or finally adjudicated to a third party in connection with a Third Party Claim for which indemnification hereunder is otherwise required or (ii) indirect, special, incidental or punitive damages, except, in each case, to the extent paid or finally adjudicated to a third party in connection with a Third Party Claim for which indemnification hereunder is otherwise required. “Data Protection Laws” means any and all applicable (a) Laws pertaining to data protection, data privacy, data security, data use, data breaches, cybersecurity and cross-border data transfer, including the California Consumer Privacy Act, the EU General Data Protection Regulation, (b) guidelines issued by any Governmental Entity that pertain to any of the foregoing clauses in this definition, and (c) industry standards applicable to the business of the Company, including such standards issued by the PCI Security Standards Council pertaining to global payment account data security, including its Payment Card Industry Data Security Standards. “Data Protection Orders” means Orders issued or applicable to the collection, access, use, storage, disclosure, transmission, cross-border transfer or other processing of Personal Information. “Data Protection Requirements” means, collectively, any and all (a) Data Protection Laws, (b) Privacy Policies, (c) Data Protection Orders and (d) restrictions and requirements contained in any Contract to which the Company is bound relating to the collection, access, use, storage, disclosure, transmission, cross-border transfer or other processing of Personal Information. “Debt Financing Sources” means the agents, arrangers, lenders and other entities that have committed to provide the Debt Financing, and the parties to any Debt Commitment Letter, joinder agreements, credit agreements or indentures related to any Debt Financing, together with their respective Affiliates and their and their respective Affiliates’ current or future Representatives and their respective successors and assigns; provided, however, that in no event will Buyer or any of its Affiliates constitute a Debt Financing Source. “Earnout” means an amount in cash of up to $65,000,000. “Earnout Period” means the period starting on January 1, 2025 and ending on December 31, 2025. “Employee Benefit Plan” means each “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) and each other equity incentive, compensation, severance, employment, consulting, change-in-control, retention, transaction bonus or similar contract, practice, plan, agreement, arrangement or policy and each other contract practice, plan, agreement, arrangement or policy (written or oral) providing for compensation, bonuses, profit-sharing, profits interest, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, retirement, post-retirement, life, sick leave

-75- or disability insurance (including any self-insured arrangements), health or medical benefits (including medical, dental, vision, prescription or fringe benefit), perquisite, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, relocation, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) or other benefit plan, agreement, program, policy or Contract, in respect of any current Service Provider, in each case, (a) that is contributed to, sponsored, administered or maintained by Seller or any of its Subsidiaries for the benefit of any current Service Provider or (b) with respect to which the Company has any current or contingent liability or obligation, in each case whether or not written (but not including any benefit plan, program or arrangement administered, sponsored or maintained by any Governmental Entity). “Environment” means soil, land surface or subsurface strata (including soil, gas and sediments), natural resources (including wetlands, flora and fauna, and vegetation), surface water, groundwater (including potable and navigable waters), sediments, indoor air, and ambient air. “Environmental Laws” means all applicable Laws relating to (a) the protection of the Environment, or (b) the protection of human health from exposure to or the manufacture, use, transport, processing, treatment, storage, distribution, Release or threatened Release of Materials of Environmental Concern. “Environmental Permits” means all permits, licenses, registrations and other authorizations required under Environmental Laws. “Equity Interests” means (a) with respect to a company or corporation, any and all classes or series of shares, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all classes or series of units, interests or other partnership or limited liability company interests, and (c) any other interest or participation in any entity. “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414(t) of the Code. “Escrow Agent” means JPMorgan Chase, N.A. “Escrow Agreement” means the Escrow Agreement among Buyer, Seller and the Escrow Agent, in the form attached hereto as Exhibit B. “Filings” means any registrations, applications, declarations, reports, submissions or other filings with, or any notices to, any Person (including any third party or Governmental Entity (including any Governmental Antitrust Entity)). “Final Purchase Price” means the Purchase Price as finally determined pursuant to Section 1.4(b). “Fiscal Year 2024” means the Company’s fiscal year beginning on January 1, 2024 and ending on December 31, 2024.

-76- “Fiscal Year 2025” means the Company’s fiscal year beginning on January 1, 2025 and ending on December 31, 2025. “Fraud” means actual common law fraud (and not constructive or imputed fraud, negligent misrepresentation or negligent omission or any form of fraud premised on recklessness, negligence or similar theories), as determined by Delaware courts applying Delaware law. “GAAP” means generally accepted accounting principles in effect in the United States as of (a) the Closing for purposes of the Estimated Closing Statement and the Closing Statement and (b) as of the applicable time of measurement for all other purposes under this Agreement. “Governmental Antitrust Entity” means any of the U.S. Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice, the attorneys general of the several states of the United States and any other Governmental Entity having jurisdiction with respect to the Transactions pursuant to applicable Antitrust Laws. “Governmental Entity” means (a) any government, (b) any governmental or regulatory entity, body, department, commission, subdivision, board, administrative agency or instrumentality, (c) any court, tribunal, judicial body, or an arbitrator or arbitration panel, or (d) any non-governmental self-regulatory agency, securities exchange, commission or authority, in each of clauses (a) through (d), whether supranational, national, federal, state, county, municipal, provincial, and whether local or foreign. “Income Tax” means (a) any Tax that is, in whole or in part, based on or measured by profits, net income or gains and (b) any business franchise or similar Tax. “Indebtedness” means, without duplication, all obligations (a) for borrowed money, (b) evidenced by notes, bonds, debentures, mortgage or other similar instruments, (c) under letters of credit or similar facilities (but only to the extent drawn) (including the letter of credit relating to the leased property at 11363 Progress Way, Olive Branch, MS), (e) payables owed to Seller or any of its Affiliates (other than the Company), (f) for amounts contractually or legally required to be paid to third parties in connection with any order, decree, judgment, ruling, award, tax audit assessment or writ, (g) under any leases which are required to be recognized as finance leases in accordance with GAAP, (h) under any interest rate, currency or other hedging or swap arrangements, (i) the Pre-Closing Income Tax Amount, (j) all obligations in respect of (i) accrued but unpaid severance and other termination-related payments relating to terminations of employees’ employment occurring at or prior to the Closing and (ii) nonqualified deferred compensation, defined benefit pension or retiree health and welfare plans or arrangements, in each case, to the extent such amounts are not Transaction Expenses and for clauses (j)(i) and (j)(ii), the employer portion of any payroll, employment or similar Taxes payable by the Company with respect thereto, (k) all obligations under guarantees of any items set forth in clauses (a) through (j) and (l) all outstanding prepayment and redemption premiums (including any make-whole premiums or payments) and penalties, and any other fees, breakage charges and other similar amounts payable as a result of the prepayment or discharge in full of any item set forth in clause (a) through (k).

-77- “Information Systems” means all computer hardware, Software, firmware, middleware, servers, workstations, hubs, databases, data collections and data storage systems, phones, video cameras, videoconferencing units and other communication equipment, computer, data, database and communications networks (other than the Internet), architecture interfaces, switches, routers and firewalls (whether for data, voice, video or other media access, transmission or reception) and other information technology assets and equipment, including apparatuses used to create, store, transmit, exchange or receive information, voice or data in any form or by any method, and all documentation related to any of the foregoing, in each case, owned by, or licensed or leased to (or purported to be owned by or licensed or leased to) the Company. “Intellectual Property Rights” means any and all United States or foreign intellectual property, including (a) all statutory invention registrations, patents and patent applications, together with any and all reissues, continuations, continuations-in-part, divisionals, revisions, provisionals, non-provisionals, renewals, extensions and reexaminations thereof, and all improvements to the inventions disclosed in each such registration, patent or patent application, (b) all trademarks, service marks, trade names, service names, logos, trade names, corporate names, brand names, trade dress, certifications, uniform resource locators, web site addresses and Internet domain names, social media identifiers and accounts, and any and all other indications of origin in any jurisdiction (whether or not registered), including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrights (whether or not registered) and copyrightable works, works of authorship, mask work rights and any and all applications, registrations, renewals, extensions, reversions, restorations, derivative works and moral rights in connection with any of the foregoing, provided by applicable Law, regardless of the medium of fixation or means of expression, (d) all inventions and discoveries (whether patentable or not), industrial designs, trade secrets, confidential information and know-how (including manufacturing and production processes and research and development information), technical data, algorithms, formulae, data (including market data, reference data or identifiers) and database rights, procedures, protocols, rules of thumb, techniques, results of experimentation and testing, and business information (including financial and marketing plans, customer and supplier lists, and pricing and cost information), (e) Software, (f) all other proprietary rights whether now known or hereafter recognized in any jurisdiction and (g) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement, misappropriation or other violation of any of the foregoing. “IRS” means the Internal Revenue Service. “Knowledge” means (a) with respect to Buyer, the actual knowledge, after reasonable inquiry, of the executive officers of Buyer, and (b) with respect to Seller, the actual knowledge, after reasonable inquiry, of John A. Cuomo and Christopher Wheeler. “Law” means any law (whether local or common), statute, code, ordinance, regulation, treaty (including any Tax treaty) or rule of any Governmental Entity. “Leased Real Property” means all material real property leased or subleased (whether as a tenant or subtenant) by the Company.

-78- “Licensed Intellectual Property Rights” means any and all Intellectual Property Rights owned by a third party and licensed or sublicensed (or purported to be licensed or sublicensed) to the Company or for which the Company has obtained a covenant not to be sued. “Liens” means any mortgage, deed of trust, right of way, easement, restriction, lease (other than the leases or subleases for the Leased Real Property), right of first refusal, servitude, sublease, encroachment, license, charge, interest, pledge, claim, lien, encumbrance, conditional sale or other title retention agreement and similar imposition, title defect, option, security interest, restriction on the right to sell, transfer or dispose of (and in the case of securities, vote), or other adverse claim of any kind or nature whatsoever (whether arising by contract or by operation of law and whether voluntary or involuntary). “Make-Whole Amount” means the amount of additional consideration necessary to cause the after-Tax net proceeds to Seller from the sale of the Shares pursuant to this Agreement with the Section 338(h)(10) Election made to be equal to the after-Tax net proceeds that Seller would have received had the Section 338(h)(10) Election not been made, taking into account all federal, state, local and non-U.S. Tax implications to Seller and its Affiliates (including the Combined Tax Group), including any Taxes attributable to the payment of the Make-Whole Amount pursuant to Section 4.7(d)(vi). “Material Adverse Effect” means any fact, condition, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, (i) has a material adverse effect on the ability of Seller to perform its obligations under this Agreement or to consummate the transactions contemplated hereby or (ii) has had or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Company, but will not include any facts, conditions, circumstances, occurrences, effects, changes, events or developments that are, or are attributable to, (a) any changes in general United States or global economic conditions, (b) any changes in conditions generally affecting any of the industries in which the Company operates, (c) regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions, in each case, in the United States or any foreign jurisdiction, (d) any failure by the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may, if not otherwise excluded hereunder, be taken into account in determining whether a Material Adverse Effect has occurred), (e) the execution and delivery of this Agreement or the public announcement or pendency of the Transaction, (f) the performance by Seller of their obligations under this Agreement or any action taken by Seller or their Affiliates at the written request of Buyer, (g) any change in GAAP or in any applicable Law, including any tax, trade or tariff policy (or authoritative interpretations thereof), (h) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), civil disobedience, sabotage or terrorism, cyberterrorism or cyberattack or any escalation or worsening of any of the foregoing underway as of the date of this Agreement, (i) any acts of God, natural disasters, terrorism, armed hostilities, sabotage, war or any escalation or worsening of the foregoing, (j) any epidemic, pandemic or disease outbreak and any material worsening of the foregoing (including COVID-19) or any shutdown or material limiting of certain United States or foreign federal, state or local government services, quarantine or similar directive, policy or other similar action by any Governmental Entity in connection with the foregoing or (k) any fact, condition, circumstance,

-79- event, change, effect, occurrence or development of which Buyer has knowledge as of the date of this Agreement; except, in the cases of the foregoing clauses (a), (b), (c), (g), (h), (i) and (j), to the extent such facts, conditions, circumstances, occurrences, effects, changes, events or developments have a materially disproportionate adverse effect on the Company, relative to other participants in the industries in which the Company operates. “Materials of Environmental Concern” means any pollutant, contaminant, waste or chemical or any toxic, radioactive or otherwise hazardous substance or material, including, asbestos or asbestos-containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances, petroleum or any petroleum-based products or constituents, or radon gas, in each case, as defined or regulated as such under Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and the federal Resource Conservation and Recovery Act. “Net Adjustment Amount” means an amount, which may be positive or negative, equal to (a) if Closing Net Working Capital is greater than the Net Working Capital Upper Bound, Closing Net Working Capital minus the Net Working Capital Upper Bound, (b) if the Closing Net Working Capital is less than the Net Working Capital Lower Bound, Closing Net Working Capital minus the Net Working Capital Lower Bound or (c) if Closing Net Working Capital is greater than or equal to the Net Working Capital Lower Bound but less than or equal to the Net Working Capital Upper Bound, $0. “Net Working Capital” means the amount, whether positive or negative, equal to (a) the aggregate value of the current assets (excluding Cash, any Casualty Receivable and all current and deferred Income Tax assets) that would be shown on a balance sheet of the Company, minus (b) the sum of the current liabilities (excluding any Company Indebtedness and all current and deferred Income Tax liabilities) that would be shown on a balance sheet of the Company, in each case calculated on a basis consistent with the Accounting Principles. Notwithstanding the foregoing or anything to the contrary in this Agreement, “Net Working Capital” shall exclude (i) any liabilities relating to Transaction Expenses, (ii) any assets or liabilities relating to any Related Party Transaction and (iii) any restricted stock liabilities. “Net Working Capital Lower Bound” means $152,000,000. “Net Working Capital Upper Bound” means $158,000,000. “Net Working Capital Excess” means the amount (if any) by which the Closing Net Working Capital, as finally determined pursuant to Section 1.4, is greater than the Net Working Capital Upper Bound. “Net Working Capital Shortfall” means the amount (if any) by which the Closing Net Working Capital, as finally determined pursuant to Section 1.4, is less than the Net Working Capital Lower Bound. “Order” means any order, writ, judgment, ruling, injunction, assessment, stipulation, determination, award or decree of any Governmental Entity.

-80- “Ordinary Course of Business” means any action taken by the Company that is (a) consistent with the past practices of the Company or (b) a COVID Measure; provided, that the “Ordinary Course of Business” shall not include any illegal or tortious conduct, violation of Law or breach of Contract or Permit. “Owned Intellectual Property Rights” means any and all Intellectual Property Rights owned or purported to be owned by the Company “Owned Real Property” means all real property (including all land; improvements on such land; easements appurtenant to, or used in connection with, such land) owned by the Seller. “Owned Real Property Prorations” Owned Real Property Prorations” means, with respect to the Owned Real Property, the proration between Seller and Buyer of the following items, made as of 12:01 a.m. on the Closing Date, with Buyer being entitled to all income and responsible for all expenses of the Owned Real Property for the Closing Date and all periods thereafter and Seller being entitled to all income and responsible for all expenses of the Owned Real Property for all periods prior to the Closing Date: (i) all general real estate taxes and other similar items (including, without limitation, special and other assessments, assessments payable to any property owners association, and rollback or deferred taxes) with respect to the Owned Real Property not due and payable as of the Closing Date, (ii) all utilities, water and sewer charges in respect of the Owned Real Property, (iii) any payments due under, or rental collectible in respect of, any lease or contract encumbering the Owned Real Property which will not be terminated at or prior to the Real Estate Closing, (iv) any prepaid items which are transferred to the Company at the Real Estate Closing and annual permit and inspection fees, and (v) any other items (including income or operating expense that are customarily apportioned between the parties in real estate closings of comparable commercial properties in the metropolitan area where the Owned Real Property is located), the credit or proration of which are necessary to fairly allocate the benefits and burdens of ownership of the Owned Real Property.. “Owned Real Property Prorations Excess” means the net amount (if any) of the Owned Real Property Prorations that results in a credit to Seller (if the net amount of Owned Real Property Prorations is in Seller’s favor). “Owned Real Property Prorations Shortfall” means the net amount of the Owned Real Property Prorations that results in a credit to the Buyer (if the net amount of Owned Real Property Prorations is in Buyer’s favor). “Permitted Liens” means (a) Liens that relate to Taxes, assessments and governmental charges or levies imposed on the Company or the Owned Real Property that are not yet due and payable or that are being contested in good faith by appropriate proceedings and for which reserves have been established on the most recent financial statements, (b) Liens imposed by Law that relate to obligations that are not yet due and have arisen in the Ordinary Course of Business, (c) except with respect to the Owned Real Property, pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations, (d) mechanics’, carriers’, workers’, repairers’ and similar Liens imposed on the Company or the Owned Real Property arising or incurred in the Ordinary Course of Business for amounts that are not yet delinquent or which are being contested in good faith by appropriate

-81- proceedings and for which adequate reserves have been established in accordance with GAAP, (e) immaterial Liens that do not, individually or in the aggregate, adversely or materially affect the use, occupancy, operation or value of the assets subject thereto, (f) non-exclusive licenses to Intellectual Property Rights, granted in the Ordinary Course of Business (g) with respect to the Owned Real Property and Leased Real Property, Liens that relate to zoning, entitlement and other land use and Environmental Laws imposed by any Governmental Entities having jurisdiction of the Owned Real Property or the Leased Real Property, as applicable, (h) other defects (including title defects), exceptions (including exceptions to the Title Policy), leases, subleases, license agreements and other occupancy agreements, reciprocal easement agreements, restrictions and other customary encumbrances on title to or use of real property that do not materially and adversely, in the aggregate, detract from the current and continued value, occupancy or use of the Owned Real Property (when viewed in the aggregate) or the Leased Real Property (when viewed in the aggregate) subject thereto, as applicable, in the same manner as used by the Company as of the date of this Agreement, (i) any utility company rights, easements or franchises for electricity, water, steam, gas, sanitary sewer, surface water, drainage, telephone or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under and on any of the Sites, or other general easements granted to Governmental Entities in the ordinary course of developing or operating any Site, (j) as to any Leased Real Property, any Lien affecting the interest of the lessor thereof, (k) any matters disclosed in reports delivered or made available to Buyer by Seller or the Company prior to the date of this Agreement, (l) with respect to the Leased Real Property, the rights of the fee owner, and any other party claiming any rights by, through or under such fee owner, (m) Liens created by Buyer or its Affiliates, (n) solely with respect to the Company, Liens resulting from applicable securities Laws, (o) the standard exceptions, if any, which appear in a standard form ALTA Owner’s Policy of the Title Policy issued by the Title Company in the state in which the Owned Real Property is located after receipt by the Title Company of the Owner’s Affidavit attached as Exhibit H, (p) discrepancies, conflicts in boundary lines, shortages in area, encroachments and any state of facts which a survey of the Owned Real Property would disclose, (q) with respect to the Owned Real Property, any laws, ordinances, and regulations and, other than the Existing Mortgages or any other Lien that was granted by Seller, any and all restrictions, covenants, conditions, limitations, reservations, agreements, easements, and all other instruments and matters of record in the real property records in which the Owned Real Property is located (including the Somerset County Recorder of Deeds) that do not materially and adversely affect the Owned Real Property in the aggregate, and (r) Liens that will be terminated or released at the Closing in connection with (1) the repayment of Company Indebtedness at Closing or (2) Section 4.13; provided, that in the case of clauses (g) through (n), none of the foregoing, individually or in the aggregate, materially adversely affects the continued use of the property to which its relates in the conduct of the business currently conducted thereon (except with respect to the Owned Real Property, which shall be viewed in the aggregate and not individually). “Person” means a natural person, sole proprietorship, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated society or association, joint venture, Governmental Entity or other legal entity or organization. “Personal Information” means any and all information that identifies, can be used to identify, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual or household, either alone

-82- or in combination with other information, or has the same meaning as the similar or equivalent term defined under any Data Protection Law. “Personal Information Breach” means a breach of security leading to the accidental or unlawful destruction, loss, alteration, unauthorized disclosure of, compromise of, or access to, Personal Information transmitted, stored or otherwise processed by the Company. “Pre-Closing Income Tax Amount” means, as of immediately prior to Closing, other than in respect of any Income Taxes reportable on a Combined Tax Return of which Seller or any other Subsidiary of Seller (other than the Company) is the parent company or otherwise has primary responsibility for the payment of Taxes shown as due on such Combined Tax Return, an amount equal to the accrued but unpaid Income Taxes of the Company that either (a) are set forth on a Tax Return that was filed prior to the Closing, or (b) are required to be set forth on a Tax Return of the Company that is first due subsequent to the Closing Date and that, except as a result of a change in Law or change in operations after the last taxable period for which a Tax Return would have needed to be filed, is filed a jurisdiction in which the Company filed a Tax Return in the taxable period that last ended in such jurisdiction prior to the Closing Date; provided that, such amounts shall be calculated (i) in accordance with the past practices of the Company, except as otherwise required by applicable Law; (ii) by allocating deductible Transaction Expenses to the Pre-Closing Tax Period (to the extent supported by a “more likely than not” (or higher) level of comfort), (iii) by applying the methodology and principles set forth in Section 4.7(e) with respect to any Straddle Period, and (iv) taking into account, in computing the portion of Pre-Closing Income Tax Amount attributable to any jurisdiction, any and all estimated payments, prepaid payments, and overpayments of Tax made prior to the Closing Date with respect to such jurisdiction (on a jurisdiction by jurisdiction basis); provided, further, that in no event shall the Pre-Closing Income Tax Amount, or portion of the Pre-Closing Income Tax Amount attributable to any jurisdiction for any taxable period, be less than zero. “Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of the Straddle Period ending on and including the Closing Date. “Privacy Policies” means all internal and published and posted policies, procedures, agreements and notices relating to the collection, use, storage disclosure, destruction, cross-border transfer or other processing of Personal Information. “Reference Time” means 12:01 am on the Closing Date. “Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the Environment, including the movement of Materials of Environmental Concern through or in the air, soil, surface water, or groundwater. “Representatives” means with respect to any Person its respective directors, members of its board of directors, officers, employees, agents, advisors, Affiliates and other representatives (including attorneys, accountants, consultants, bankers and financial advisors).

-83- “Sample Net Working Capital Calculation” means the illustrative calculation of Net Working Capital as of December 31, 2024 that is included on Exhibit C. “Seller Existing Indebtedness” means that certain Fourth Amended and Restated Business Loan and Security Agreement, dated January 5, 2018, as amended from time to time, by and among Seller, its subsidiaries, certain lenders, and Citizens Bank, National Association, as administrative agent. “Seller Guarantees” means, collectively, the guarantees set forth in Section 2.23 of the Disclosure Schedule. “Seller LCs” means, collectively, the letters of credit set forth in Section 2.23 of the Disclosure Schedule. “Seller Note” means the promissory note issued by an Affiliate of Buyer having an initial aggregate principal amount equal to the Seller Note Amount, in the form attached hereto as Exhibit D. “Seller Note Amount” means $25,000,000. “Service Provider” means any director, officer, employee, individual independent contractor, consultant or other individual service provider to the Company. “Shared Contract” means any Contract of Seller or any of its Affiliates (other than the Company) with one or more third parties that relate to, or under which the rights of Seller or its Affiliates (other than the Company) are exercised for the benefit of, the Company, but in each case excluding any Contracts (a) that are or relate to an Employee Benefit Plan or (b) relating to services or goods provided to the Company from and after Closing pursuant to the Transition Services Agreement. “Site” means each location where the Company conducts business, including each Owned Real Property and Leased Real Property. “Software” means any and all (a) computer programs, systems, applications and code, including any software implementations of algorithms, models and methodologies and any source code, object code, development and design tools, applets, compilers and assemblers, (b) databases and compilations, including any and all libraries, data and collections of data whether machine readable, on paper or otherwise, (c) descriptions, flow charts and other work product used to design, plan, organize and develop any of the foregoing, (d) technology supporting, and the contents and audiovisual displays of, any internet sites and (e) documentation and other works of authorship and media, including user manuals and training materials, relating to or embodying any of the foregoing or on which any of the foregoing is recorded. “Straddle Period” means any Tax period beginning on or before and ending after the Closing Date. “Subsidiary” means, with respect to any Person, any foreign or domestic corporation or other entity, whether incorporated or unincorporated, of which (a) such Person or

-84- any other Subsidiary of such Person is a general partner (excluding such partnerships where such Person or any Subsidiary of such Person does not have a majority of the voting interest in such partnership), or (b) at least a majority of the securities or other equity interests having by their terms ordinary voting power to elect a majority of the directors or others performing similar functions with respect to such corporation or other entity is directly or indirectly owned or controlled by such Person or by any one or more of such Person’s Subsidiaries, or by such Person and one or more of its Subsidiaries. “Tax” or “Taxes” means any (a) federal, state, local, non-U.S. or other tax, including any income, gross receipts, net proceeds, alternative or add on minimum, corporation, production, ad valorem, turnover, real property, real property gains, personal property (tangible or intangible), sales, use, franchise, excise, value added, goods and services, service use, consumption, stamp, customs, duties, leasing, lease, user, transfer, fuel, excess profits, profits, occupational, premium, interest equalization, windfall profits, severance, license, registration, occupation, employment, payroll, environmental, capital stock, capital duty, disability, estimated, escheat, unclaimed property, excise, gains, wealth, welfare, withholding, unemployment or social security or other tax, fee, assessment or charge of whatever kind that is imposed by any Governmental Entity and (b) interest, fines, penalties or additions to tax incurred in connection with any items described in the preceding clause (a). “Tax Return” or “Tax Returns” means all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns filed or required to be filed with a taxing authority with respect to Taxes (including any amendments thereto). “Tax Sharing Agreement” means any Tax sharing, allocation, reimbursement, indemnification, receivable or similar agreement (whether or not written) entered into prior to Closing that provides for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, other than any general or customary commercial agreement entered into in the ordinary course of business that (a) is not primarily related to Taxes and (b) does not involve the sale of a material non-inventory asset or Subsidiary. “Taxing Authority” means any Governmental Entity responsible for the imposition or collection of any Tax. “Transaction Documents” means, collectively, this Agreement, the Commitment Letters, the Limited Guarantee, the Escrow Agreement, the Seller Note, the Transition Services Agreement and each other document, certificate or agreement executed and delivered by the Parties pursuant to this Agreement. “Transaction Expenses” means, collectively and without duplication, to the extent incurred prior to and unpaid as of the Closing, the aggregate amount of fees, costs and expenses incurred or payable by the Company or any of its Subsidiaries (on behalf of itself or Seller) (and, in connection with the sale of the Owned Real Property, incurred or payable by Seller) arising from or in connection with the Transaction Documents and the transactions contemplated hereby and thereby, or the sale process resulting in such transactions, including (a) any fees and expenses of Jefferies Group, LLC, Jones Day and other advisors (including any legal counsel, investment bankers, brokers or other representatives or consultants), (b) any retention, transaction-related

-85- bonuses (including the accrued retention bonuses on the Company’s financial statements to the extent unpaid as of the Closing), change of control or other bonuses or payments and any other incentive and/or severance payments or benefits triggered by or payable to any Service Provider as a result of or in connection with this Agreement or the occurrence of the Closing (other than, for the avoidance of doubt, any amount that is or becomes payable under the Incentive Award Agreement, dated December 4, 2024, between the Company and Chris Wheeler after the Closing), (c) the employer portion of any payroll, employment or similar Taxes payable by the Company with respect to any amount described in the preceding clause (b), (d) Transfer Taxes allocated to Seller under Section 4.7(b), (e) any fees, costs or expenses incurred in connection with obtaining the D&O Tail Policy, (f) 50% of the premium (including the broker compensation), taxes and underwriting fees associated with the R&W Insurance Policy, (g) all fees, costs and expenses incurred in connection with the Real Estate Closing and the transactions contemplated thereby, (h) all recording fees and charges in connection with the sale of the Owned Real Property, including the Deeds, and any satisfaction, discharge and other release documents for all title matters that Seller may satisfy at Closing, and (i) the cost of any Title Policies insuring or otherwise providing coverage to the Company (excluding any endorsements which Buyer shall pay for). For the avoidance of doubt, Transaction Expenses will not include (i) any fees or expenses incurred by Buyer or any of its Representatives or financing sources, regardless of whether any such fees or expenses may be paid after the Closing by the Company, or any fees and expenses Buyer expressly agrees to pay pursuant to this Agreement or (ii) any fees or expenses taken into account in the determination of Closing Net Working Capital or Closing Company Indebtedness. “Transactions” means the transactions contemplated by the Transaction Documents, excluding the Debt Financing. “Transition Services Agreement” means the Transition Services Agreement between Buyer and Seller, in the form attached hereto as Exhibit E. “[***]” “[***]” Other Definitional and Interpretive Matters. Unless otherwise expressly provided herein or the context otherwise requires, for purposes of this Agreement, the following rules of interpretation apply: (a) References herein to Articles, Sections, Annexes, Exhibits or Schedules refer to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement, as applicable. (b) The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear. (c) The word “including” or any variation thereof means “including, without limitation” and will not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. (d) The word “or” is not exclusive.

-86- (e) The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and will not affect or be utilized in construing or interpreting this Agreement. (f) Any reference in this Agreement to gender includes all genders, and words imparting the singular number only will include the plural and vice versa. (g) References to “$” and “dollars” are to the currency of the United States of America. (h) The word “extent” and the phrase “to the extent” mean the degree to which a subject or other thing extends, and such phrase does not simply mean “if.” (i) “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. (j) (i) References to any statute will be deemed to refer to such statute as amended from time to time and to any rules and regulations promulgated thereunder and to any successor statutes, rules or regulations and (ii) references to any Person include the successors and permitted assigns of that Person. (k) when calculating periods of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded, and if the last day of such period is a non-Business Day, the period in question will end on the next succeeding Business Day. (l) All references herein to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person. (m) Any document that is described as being “delivered,” “furnished,” “made available” or similarly will mean that Seller has (i) posted such materials to the virtual data room entitled “Legacy” maintained by Datasite, in a manner that enables viewing of such materials by Buyer or its Representatives at least 24 hours prior to the date of this Agreement, or (ii) set forth a true and complete copy of such materials in the Disclosure Schedule. (n) The Disclosure Schedule is hereby incorporated and made a part hereof and is an integral part of this Agreement. As used in any Section of the Disclosure Schedule, unless the context would otherwise require, the term “material” and the concept of the “material” nature of an effect on the Company will be measured relative to the Company, taken as a whole, as their business is currently being conducted. Seller may, at its option, include in the Disclosure Schedule items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, will not be deemed to be an acknowledgement or representation or warranty that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise. Any matter set forth in any Section of the Disclosure Schedule will be deemed to be referred to and incorporated in any other Section of the Disclosure Schedule to which it is specifically referenced or cross-referenced, and also in all other Sections of the Disclosure Schedule to which such matter’s application or relevance is reasonably apparent on its face. Nothing contained in any Section of the Disclosure

-87- Schedule should be construed as an admission of liability or responsibility of any Party to any third party in connection with any pending or threatened Action or otherwise. Except as otherwise expressly set forth in any Section of the Disclosure Schedule, in no event will the listing or disclosure of any information or document in any such Schedule or in the documents referred to or incorporated by reference in any Section of the Disclosure Schedule constitute or be deemed to imply any representation, warranty, undertaking, covenant or other obligation of the Company not expressly set out in this Agreement or will such disclosure be construed as extending the scope of any representation or warranty, undertaking, covenant or obligation set out in this Agreement. Any capitalized terms used in any Section of the Disclosure Schedule or Exhibit but not otherwise defined therein will be defined as set forth in this Agreement. (o) The Parties agree that they have participated jointly in the drafting of this Agreement and have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party or Parties drafting such agreement or document. [Signatures on Following Page.]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first written above. OEP WHEELER INTERMEDIATE, LLC By: /s/ Steven Lunau Name: Steven Lunau Title: Co-President VSE CORPORATION By: /s/ John A. Cuomo Name: John A. Cuomo Title: Chief Executive Officer & President WHEELER FLEET SOLUTIONS, CO. By: /s/ Farinaz S. Tehrani Name: Farinaz S. Tehrani Title: Chief Legal Officer & Secretary